                                                                    Exhibit 10.3

                                                                  EXECUTION COPY







                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of October 31, 2002

                                      among

                          THE WILLIAMS COMPANIES, INC.

                                   as Borrower

                               CITICORP USA, INC.

                          as Agent and Collateral Agent

                              BANK OF AMERICA N.A.

                              as Syndication Agent

                                 CITIBANK, N.A.
                              BANK OF AMERICA N.A.
                             THE BANK OF NOVA SCOTIA

                                as Issuing Banks

                             THE BANKS NAMED HEREIN

                                    as Banks

                                    Arranger:

                            SALOMON SMITH BARNEY INC.



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Certain Defined Terms.............................................1

SECTION 1.2. Computation of Time Periods......................................26

SECTION 1.3. Accounting Terms.................................................26

SECTION 1.4. Miscellaneous....................................................26

SECTION 1.5. Ratings..........................................................27

                                   ARTICLE II
                   AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

SECTION 2.1. Fees.............................................................27

SECTION 2.2. Reduction of the Commitments.....................................28

SECTION 2.3. Prepayments......................................................28

SECTION 2.4. Increased Costs..................................................31

SECTION 2.5. Payments and Computations........................................32

SECTION 2.6. Taxes............................................................33

SECTION 2.7. Sharing of Payments, Etc.........................................36

SECTION 2.8. Optional Termination.............................................36

SECTION 2.9. Extension of Termination Date....................................37

SECTION 2.10. Letter of Credit Facility.......................................37

                                   ARTICLE III
                                   CONDITIONS

SECTION 3.1. Conditions Precedent to Effectiveness of Agreement...............41

SECTION 3.2. Conditions Precedent to an Issuance of a Letter of Credit........42

SECTION 3.3. Special Condition to Effectiveness of Certain Provisions.........43


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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1. Representations and Warranties of the Borrower...................43

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

SECTION 5.1. Affirmative Covenants............................................48

SECTION 5.2. Negative Covenants...............................................54

                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.1. Events of Default................................................64

SECTION 6.2. LC Cash Collateral Accounts......................................67

                                   ARTICLE VII
                             [Intentionally Omitted]

                                  ARTICLE VIII
             THE AGENT; ISSUING BANKS; The collateral Agent; OTHERS

SECTION 8.1. Agent's Authorization and Action.................................67

SECTION 8.2. Agent's Reliance, Etc............................................68

SECTION 8.3. Issuing Banks' Reliance, Etc.....................................68

SECTION 8.4. Rights...........................................................69

SECTION 8.5. [Intentionally Omitted]..........................................69

SECTION 8.6. Indemnification..................................................69

SECTION 8.7. Successor Agent..................................................70

SECTION 8.8. Collateral Agent's Authorization and Action......................70

SECTION 8.9. Collateral Agent's Reliance, Etc.................................70

SECTION 8.10. Collateral Agent and Its Affiliates.............................71

SECTION 8.11. Bank Credit Decision............................................71

SECTION 8.12. Certain Rights of the Collateral Agent..........................71


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SECTION 8.13. Collateral Agent Indemnification................................72

SECTION 8.14. Successor Collateral Agent......................................72

SECTION 8.15. Other Agents; the Arranger......................................73

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1. Amendments, Etc..................................................73

SECTION 9.2. Notices, Etc.....................................................73

SECTION 9.3. No Waiver; Remedies..............................................74

SECTION 9.4. Costs and Expenses...............................................74

SECTION 9.5. Right of Set-off.................................................75

SECTION 9.6. Binding Effect; Transfers........................................75

SECTION 9.7. Judgment Currency................................................79

SECTION 9.8. Governing Law....................................................79

SECTION 9.9. Interest.........................................................79

SECTION 9.10. Execution in Counterparts.......................................80

SECTION 9.11. Survival of Agreements, Representations and Warranties, Etc.....80

SECTION 9.12. [INTENTIONALLY OMITTED.]........................................80

SECTION 9.13. Confidentiality.................................................80

SECTION 9.14. Waiver of Jury Trial............................................81

SECTION 9.15. Forum Selection and Consent to Jurisdiction.....................81

SECTION 9.16. Existing Defaults of No Effect..................................82


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                             Schedules and Exhibits

Schedule I    -        Bank Information
Schedule II   -        Notice Information for Borrower
Schedule III  -        Permitted Liens
Schedule IV   -        Commitments
Schedule V    -        Rating Categories
Schedule VI   -        Existing Projects
Schedule VII  -        [Intentionally Omitted]
Schedule VIII -        [Intentionally Omitted]
Schedule IX   -        Liens Securing Existing Debt/Obligations
Schedule X    -        Midstream Subsidiaries
Schedule XI   -        Progeny Facilities
Schedule XII  -        Post-Closing Items
Schedule XIII -        Outstanding Letters of Credit
Schedule XIV  -        Permitted Dispositions
Schedule XV   -        Additional Public Filing
Schedule XVI  -        Storage Lease



Exhibit A     -        Opinion of William G. von Glahn
Exhibit B-1   -        Opinion of New York Counsel (Enforceability)
Exhibit B-2   -        Opinion of New York Counsel (Perfection)
Exhibit C     -        Existing Loans and Investments in WCG Subsidiaries
Exhibit D     -        Form of Transfer Agreement
Exhibit E     -        Notice of Letter of Credit
Exhibit F     -        Form of Security Agreement
Exhibit G     -        Form of LLC Guaranty
Exhibit H     -        Form of Midstream Guaranty
Exhibit I     -        Form of Pledge Agreement
Exhibit J     -        Form of Holdings Guaranty




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                      AMENDED AND RESTATED CREDIT AGREEMENT

          This Amended and Restated Credit Agreement, dated as of October 31, 2002 (amending and restating the Credit Agreement dated as of July 31, 2002 (the "Existing Credit Agreement") and as may be further amended, modified, supplemented, renewed, extended or restated from time to time, this "Agreement"), is by and among The Williams Companies, Inc., the various lenders as are or may become parties hereto; the Issuing Banks, and Citicorp USA, Inc., as Agent and Collateral Agent. In consideration of the mutual covenants and agreements contained herein, the Borrower, the Agent, the Collateral Agent, the Issuing Banks and the Banks hereby agree as set forth herein.

                             PRELIMINARY STATEMENTS

          WHEREAS, the Borrower, the Banks, the U.S. Issuing Banks, the Collateral Agent and the Agent have entered into the Existing Credit Agreement whereby the Borrower has been entitled from time to time to request that an Issuing Bank issue Letters of Credit pursuant to the terms and conditions and in the amounts set forth therein.

          WHEREAS, each Issuing Bank is willing, on the terms and subject to the conditions hereinafter set forth (including Article III), to issue Letters of Credit and each Bank is willing to hold a participation interest in such Letters of Credit on the terms and subject to the conditions hereinafter set forth (including Article III).

          NOW, THEREFORE, the parties hereto have agreed to amend and restate the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceptable Security Interest" in any property shall mean a Lien granted pursuant to a Credit Document (a) which exists in favor of the Collateral Trustee for the benefit of itself and other parties, as more fully described in the Collateral Trust Agreement, (b) which is superior to all other Liens, except Permitted Liens, (c) which secures (i) the "Secured Obligations" as defined in the Security Agreement (d) which is perfected and is enforceable the Collateral Trustee for the benefit of itself and other parties, as more fully described in the Collateral Trust Agreement, against all other Persons in preference to any rights of any such other Person therein (other than Permitted Liens); provided that such Lien may be subject to the Agreed Exceptions.

          "Additional Mortgage" has the meaning specified in Section 5.1(f).

          "Agent" means Citicorp USA, Inc. in its capacity as agent pursuant to
     Article VIII hereof and any successor Agent pursuant to Section 8.7.

          "Agreed Exceptions" means exceptions to title to be set forth in the Mortgage that are customary in similar mortgages, do not materially detract from the value of the assets covered thereby, do not secure Debt and arise in the ordinary course of business.

          "Agreement" has the meaning specified in the first paragraph of this Agreement.

          "American Soda" means American Soda, L.L.P., a Colorado limited liability partnership.

          "Applicable Issued LC Margin" means, for purposes of Section 2.1(b)(ii), the rate per annum set forth in Schedule V under the heading "Applicable Issued LC Margin" for the relevant Rating Category applicable to the Borrower from time to time, and the Applicable Issued LC Margin for purposes of Section 2.1(b)(ii) shall change when and as the relevant applicable Rating Category changes, provided that for each day on which the aggregate stated amount of the Letters of Credit issued and outstanding hereunder is equal to or greater than 25% of the aggregate amount of the total Letter of Credit Commitments hereunder, the Applicable Issued LC Margin for the Borrower shall be increased by 0.250% for such day.

          "Applicable LC Commitment Margin" means, for purposes of Section 2.1(b)(ii), the rate per annum set forth in Schedule V under the heading "Applicable LC Commitment Margin" for the relevant Rating Category applicable to the Borrower from time to time, and the Applicable LC Commitment Margin for purposes of Section 2.1(b)(ii) shall change when and as the relevant applicable Rating Category changes.

          "Arctic Fox Capital Contribution" means the transfer of the Equity Interests of Williams Energy (Canada), Inc. from Williams GmbH, in the form of a dividend, up through certain other Subsidiaries, to the Borrower, and by the Borrower in the form of a capital contribution to Arctic Fox Assets, L.L.C. ("Arctic Fox") as required by, and in accordance with, Amendment No. 3 to Certain Operative Documents and Consents dated as of October 31, 2002, among, inter alia, the Borrower and Arctic Fox.

          "Arranger" means Salomon Smith Barney Inc.

          "Asset" or "property" (in each case, whether or not capitalized) means any right, title or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "Attributable Obligation" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).


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          "Banks" means the lenders listed on the signature pages hereof and each other Person that becomes a Bank pursuant to the last sentence of
     Section 9.6(a).

          "Barrett" means, collectively, RMT and its Subsidiaries.

          "Barrett Loan" means the loans made pursuant to the Barrett Loan Agreement.

          "Barrett Loan Agreement" means the Credit Agreement, dated as of July 31, 2002, among the Borrower, RMT LLC, RMT, the Lenders party thereto from time to time, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent and as Administrative Agent and the Loan Documents (as defined therein).

          "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1 percent per annum plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

               (c) the sum of 1/2 of one percent per annum plus the Federal Funds Rate in effect from time to time.

          "Borrower" means TWC.


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          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Toronto, Canada.

          "Business Entity" means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

          "California Proceedings" means the proceedings with or in the State of California, as described in more detail on the Form 10-Q for the quarterly period ended June 30, 2002, filed by the Borrower with the Securities and Exchange Commission on August 14, 2002.

          "Canadian Dollar L/C Commitment" of any Issuing Bank means, at any time, the amount set opposite such Bank's name on Schedule IV under the heading "Canadian Dollar L/C Commitments" or as reflected for such Bank in the relevant Transfer Agreement to which it is a party, as such amount may be terminated, reduced or increased pursuant to Section 2.2, Section 2.8,
     Section 6.1 or Section 9.6(a).

          "Canadian Dollars" and "C$" means the lawful money of Canada.

          "Canadian Issuing Bank" means The Bank of Nova Scotia.

          "Canadian Letter of Credit" means any Letter of Credit payable in Canadian Dollars.

          "Capital Lease" means a lease that in accordance with generally acceptable accounting principles must be reflected on a company's balance sheet as an asset and corresponding liability.

          "Cardinal Pipeline System" means that intrastate natural gas pipeline system doing business under that name located in the State of North Carolina, in which the Borrower indirectly owned a 45% interest on July 31, 2002.

          "Cash Collateralize" means, with respect to a Letter of Credit, the deposit in Dollars of immediately available funds into an LC Cash Collateral Account in an amount equal to the stated amount of (or the U.S. Dollar Equivalent thereof, in the case of Canadian Letters of Credit), and all Letter of Credit fees related to, such Letter of Credit.

          "Cash Flow" means, for any period, the Consolidated cash flow from operations of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that in determining such Consolidated cash flow from operations, there shall be excluded therefrom (to the extent otherwise included therein) (a) any positive cash flow from operations of any Person (including Project Financing Subsidiaries) subject to any restriction prohibiting the distribution of cash to the Borrower or any of its Consolidated Subsidiaries, except and then only to the extent of the amount thereof that the Borrower or any of its Consolidated Subsidiaries actually receives or has the right to receive (within the limits


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     of such restrictions) during such period, (b) proceeds resulting from the sale, transfer or other disposition of any property by the Borrower or its Consolidated Subsidiaries (other than sales, transfers and other dispositions in the ordinary course of business), (c) all other extraordinary items, (d) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes, (e) repayment of the WCG Synthetic Lease and (f) for the third Fiscal Quarter of 2002 only, margin and capital or adequate assurances relating to its refining and marketing and EMT.

          "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Permitted Liens and having a maturity of not greater than 270 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Bank or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $500,000,000, per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P.

          "Castle Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Castle Associates L.P., dated as of December 23, 1998, by and among Garrison, L.L.C., a Delaware limited liability company, Laughton, L.L.C., a Delaware limited liability company, and Colchester LLC, a Delaware limited liability company, as amended, supplemented, amended and restated or otherwise modified from time to time.

          "Castle Transaction" means the purchase by TWC of the limited partnership interest in Castle Associates, L.P. ("Castle"), a Delaware partnership held by Colchester LLC, a Delaware limited liability company.

          "Citibank" means Citibank, N.A.

          "Citicorp" means Citicorp USA, Inc.

          "Code" means, as appropriate, the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

          "Collateral" means all personal and real property comprising the Midstream Assets of the Borrower, each Guarantor and each of the Midstream Subsidiaries (but excluding agreements that make up the Trading Book to the extent relating to contracts to which EMT is a party) whether now owned or hereafter acquired and all other property subject to a Lien for the benefit of the Banks in accordance with the terms of any Credit


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

     Document; provided that no real or personal property of RMT LLC or its Subsidiaries (including, without limitation, the RMT Equity Interests) or real or personal property of WGPC shall be included as "Collateral"; provided with respect to oil of Williams Alaska Petroleum, Inc. ("WAPI") that is transported through the Trans-Alaska Pipeline System, the security interest in such oil shall attach only at the time such oil is delivered to WAPI through the Trans-Alaska Pipeline System at the outlet flange measuring device located at North Pole, Alaska.

          "Collateral Account" means a deposit account of the Borrower which meets each of the following requirements: (i) with a commercial banking institution that is a member of the Federal Reserve System, has its short-term deposits rated A- or higher by Moody's or S&P and has a combined capital, surplus and undivided profits of not less than $1,000,000,000,
     (ii) over which the Borrower has no control, (iii) in which an Acceptable Security Interest exists, (iv) as to which (if not held with the Collateral Agent) Borrower has complied with Sections 3.1 and 3.6 of the Security Agreement, and (v) deposits in which, if invested, may be invested only in those investments permitted under Sections 5.2(h) and (o).

          "Collateral Agent" means Citicorp in its capacity as Collateral Agent pursuant to Article VIII and any successor in such capacity pursuant to
     Section 8.14.

          "Collateral Trust Agreement" means the Collateral Trust Agreement dated as of July 31, 2002 by and among the Company, several of its Subsidiaries and Citibank N.A., as Collateral Trustee, which Collateral Trust Agreement provides for certain collateral to be held by such Collateral Trustee for the benefit of the Banks, Issuing Banks and agents under this Agreement, the lenders, issuing banks and agents under the Multiyear Williams Credit Agreement and the holders of certain public debt of TWC issued pursuant to that certain (i) Indenture between MAPCO Inc., as Issuer, and Bankers Trust Company, as Trustee dated March 31, 1990 and (ii) Indenture between Transco Energy Company, as Issuer, and Bankers Trust Company, as Trustee dated May 1, 1990.

          "Collateral Trustee" means Citibank, N.A., in its capacity as Collateral Trustee under the terms of the Collateral Trust Agreement and its successors or assigns appointed pursuant to Article 5 of the Collateral Trust Agreement.

          "Consolidated" refers to the consolidation of the accounts of any Person and its consolidated subsidiaries in accordance with generally accepted accounting principles.

          "Consolidated Net Worth" of any Person means the Net Worth of such Person and its Consolidated Subsidiaries on a Consolidated basis plus, in the case of the Borrower, the Designated Minority Interests to the extent not otherwise included; provided that in no event shall the value ascribed to Designated Minority Interests for the Consolidated Subsidiaries of the Borrower described in clauses (i) through (v), (vii) and (viii) of the definition of "Designated Minority Interests" below exceed $136,892,000 in the aggregate for the purposes of this definition. As used in this definition, "Designated Minority Interests" means, as of any date of determination, the total value, determined in accordance with generally accepted accounting principles, of the minority interests of


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     Persons other than the Borrower and Consolidated Subsidiaries of the
     Borrower in the following Subsidiaries of the Borrower: (i) El Furrial,
     (ii) PIGAP II, (iii) Nebraska Energy, (iv) Seminole, (v) American Soda,
     (vi) the Midstream Asset MLP, (vii) Apco Argentina, Inc. and (viii) other Subsidiaries with a value not to exceed in the aggregate $9,000,000 for such other Subsidiaries not referred to in items (i) through (vii); provided that minority interests which provide for a stated preferred cumulative return shall not be included in "Designated Minority Interests".

          "Consolidated Subsidiaries" of any Person means all other Persons the financial statements of which are consolidated with those of such Person in accordance with generally accepted accounting principles. For the avoidance of doubt, as of the date of this Agreement, the MLP and its Subsidiaries shall be "Consolidated Subsidiaries" of the Borrower.

          "Consolidated Tangible Net Worth" of any Person means the Tangible Net Worth of such Person and its Consolidated Subsidiaries on a Consolidated basis.

          "Credit Documents" means this Agreement, the Security Documents, the Letter of Credit Documents, each Letter of Credit, all documents, instruments, agreements, certificates and notices at any time executed and/or delivered to the Agent, the Collateral Agent, the Collateral Trustee, the Surety Administrative Agent, any Issuing Bank, or any Bank in connection therewith.

          "Debt" means, in the case of any Person, the principal or equivalent amount (without duplication) of (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business), (iv) obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, (v) payments necessary to exercise a purchase option with respect to the property used by such Person and encumbered by a Synthetic Lease with such Person as lessee, excluding any portion of such amount representing accrued interest, transfer taxes or other ancillary items, (vi) obligations of such Person under any Financing Transaction,
     (vii) indebtedness incurred after July 31, 2002 of the Subsidiaries of such Person, and indebtedness incurred after the date of this Agreement of any other entity that has been created or utilized, directly or indirectly, for financing purposes of such Person or any of its Subsidiaries, (viii) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) of this definition, (ix) indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) of this definition secured by any Lien on or in respect of any property of such Person and (x) any Attributable Obligations of such Person; provided, however, that Debt shall not include (w) any obligations of the Borrower in respect of the FELINE PACS; (x) any obligations of the Borrower or its Subsidiaries in respect of the WCG Note Trust Bonds; (y) Non-Recourse Debt; (z) Performance Guaranties, (aa) monetary obligations or guaranties of monetary obligations of Persons as lessee under leases (other than, to the extent provided herein above, Synthetic Leases) that are, in accordance with generally accepted accounting principles, recorded as operating leases and (bb) guarantees by such Person of obligations of others which are not obligations described in clauses (i) through (x) of this definition, and provided further that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder. For the avoidance of doubt, "Debt" shall include, without duplication, the principal amount of the obligations of the Borrower hereunder in respect of the Letters of Credit that have been drawn upon by the beneficiaries to the extent of the amount drawn.

          "Deepwater Assets" shall have the meaning given such term in Item 8 of
     Schedule XIV hereto.

          "Deepwater JV" means any Person to whom any Deepwater Assets have been transferred in connection with the formation of such Person and in which the Borrower or any of its Subsidiaries has retained an Equity Interest.

          "Deepwater Transactions" means, collectively, the transactions consummated in connection with (i) that certain Second Amended and Restated Participation Agreement dated January 28, 2002 by and among Williams Field Services - Gulf Coast Company, L.P., as Lessee, Williams Field Services Company, as Construction Agent, TWC, as Guarantor, Wells Fargo Bank Northwest, National Association, (f/k/a First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A., (successor to First Security Trust Company of Nevada), as Collateral Agent, the Certificate Holders, Hatteras Funding Corporation, as CP Lender, the Facility Lenders, Bank of America, National Association, as Administrative Agent and Administrator, Banc of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent and/or (ii) that certain Second Amended and Restated Participation Agreement dated January 28, 2002 by and among Williams Oil Gathering, L.L.C., as Lessee, Williams Field Services Company, as Construction Agent, TWC, as Guarantor, Wells Fargo Bank Northwest, National Association, (f/k/a First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A., (successor to First Security Trust Company of Nevada), as Collateral Agent, the Certificate Holders, Hatteras Funding Corporation, as CP Lender, the Facility Lenders, Bank of America, National Association, as Administrative Agent and Administrator, Banc of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent.

          "Default" means any event or condition that, upon the giving of notice or passage of time or both, if required by Section 6.1, would constitute an Event of Default.

          "Designated Midstream Subsidiaries" means Nebraska Energy; Rio Grande Pipeline Company; Baton Rouge Fractionators, L.L.C.; Williams Lynxs Alaska CargoPort, L.L.C.; Tri-States NGL Pipeline, L.L.C; WILPRISE Pipeline Company, L.L.C.; Williams Alaska Air Cargo Properties, L.L.C.; NewGP; WilJet, L.L.C.; Longhorn Partners GP, L.L.C.; Longhorn Partners Pipeline, L.P.; Mapletree, LLC; E-Birchtree, LLC; and E-Oaktree, LLC.


          "Designated Minority Interests" has the meaning specified in the definition of "Consolidated Net Worth".

          "Designating Bank" has the meaning specified in Section 9.6(g).

          "Dollars" and "$" means lawful money of the United States of America.

          "EDGAR" means "Electronic Data Gathering, Analysis and Retrieval" system, a database maintained by the Securities and Exchange Commission containing electronic filings of issuers of certain securities.

          "El Furrial" means WilPro Energy Services (El Furrial) Limited, a Cayman Islands corporation.

          "Eligible Assignee" means (i) any Bank, (ii) any affiliate of any Bank, and (iii) any other Person not covered by clause (i) or (ii) of this definition that is consented to by the Borrower, the Agent and the Issuing Banks (which consents shall not be unreasonably withheld); provided that if any Default or Event of Default has occurred and is continuing, no consent of the Borrower shall be required; provided further that neither the Borrower nor any affiliate of the Borrower shall be an Eligible Assignee.

          "EMT" means Williams Energy Marketing & Trading Company.

          "Environment" shall have the meaning set forth in 42 U.S.C. ss. 9601(8) or any successor statute and "Environmental" shall mean pertaining or relating to the Environment.

          "Environmental Permits" mean any and all material permits, licenses, registrations, exemptions and any other authorization required under any Environmental Protection Statutes.

          "Environmental Protection Statute" shall mean any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree or other agreement or Governmental Requirement arising from or in connection with or relating to the protection or regulation of the Environment, including those laws, statutes, regulations, orders, decrees, agreements and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant, wherever located.

          "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code and the regulations promulgated thereunder.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

          "Events of Default" has the meaning specified in Section 6.1.

          "Excluded Collateral" means (i) all property owned by RMT LLC or its Subsidiaries (including, without limitation, the RMT Equity Interests), WGPC and the Designated Midstream Subsidiaries, (ii) subject to Section 5.1(f), all personal and real property owned by the Restricted Midstream Subsidiaries, (iii) the Excluded Equity Interests, (iv) except to the extent currently subject to an Acceptable Security Interest, the Refineries (subject to the requirements set forth in Section 5.1(e)), (v) the Mapco Office Building, (vi) the agreements that make up the Trading Book but only to the extent relating to contracts to which EMT is a party and (vii) any property of Williams Field Services Company to the extent that such property constitutes "Leased Property" (as such term is defined on even date herewith in the Deepwater Transactions).

          "Excluded Equity Interests" means (i) the Equity Interests in each of the Designated Midstream Subsidiaries (other than the Equity Interests of Williams Energy Services, LLC and Williams Natural Gas Liquids, Inc.); provided, however, as to each Designated Midstream Subsidiary, at such time as the Borrower or any of its Subsidiaries obtain the consents provided for in Paragraph 13 of Schedule XII the Equity Interest of such Designated Midstream Subsidiary shall cease to be an "Excluded Equity Interest" and
     (ii) subject to Section 5.1(f), the Equity Interest in each of the Restricted Midstream Subsidiaries.

          "Existing Credit Agreement" has the meaning specified in the recitals to this Agreement.

          "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

          "FELINE PACS" means those certain units, as described in the Borrower's prospectus supplement dated January 7, 2002, issued by the Borrower in January, 2002 in an aggregate face amount of $1,100,000,000.

          "Financing Transaction" means, with respect to any Person, any individual or group of related Persons (i) prepaid forward sales of oil, gas, minerals or other assets by such Person, (ii) interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives or
     (iii) sales or transfers of assets, the primary effect of which or an important purpose of which is to receive money or credit in advance coupled with an obligation to repay or perform in the future to effect repayment thereof, including any contract monetization or production payment. Notwithstanding the foregoing, the following transactions, if entered into in the ordinary course of business by the Borrower or any of its affiliates and otherwise permitted hereunder, shall be deemed not to be Financing
     Transactions: (a) sales or exchanges of property fully delivered within 90 days of receipt of the first payment by a counterparty therefor, (b) interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives (including prepayment of forward sales of property to a counterparty of the Borrower or any of its affiliates to hedge against risks in the ordinary course of business, provided that the forward delivery obligation with respect to the property sold must be fully performed within 120 days), and (c) "riskless" forward sales or exchanges of property whereby a third party guarantees the performance obligations of the Borrower or any of its affiliates to deliver such property without subrogation or other recourse against the Borrower or any of its affiliates by any party to the transaction. The term "contract monetization" as used in this definition means the acceleration of cash flows a contract party expects to receive from such contract pursuant to which the contract party retains a significant ongoing obligation to perform, but shall in any event exclude transactions commonly referred to as securitizations. The term "production payment" as used in this definition means a limited-term non-cost bearing right to receive produced hydrocarbons or the proceeds therefrom satisfiable in cash or in kind up to an aggregate defined amount of cash and/or hydrocarbons.

          "Fiscal Quarter" means any quarter of a Fiscal Year.

          "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2002 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

          "Fitch" means Fitch, Inc.

          "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Governmental Requirements" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

          "Guaranties" means, collectively, the LLC Guaranty, the Midstream Guaranty and the Holdings Guaranty.

          "Guarantor" and "Guarantors" means, individually and collectively, as applicable, RMT LLC, WGPC, EMT and each of the Midstream Subsidiaries.

          "Hazardous Substance" shall have the meaning set forth in 42 U.S.C. ss. 9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Protection Statute.

          "Hazardous Waste" shall have the meaning set forth in 42 U.S.C. ss. 6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Protection Statute (including 40 C.F.R. ss. 261.3).

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging obligations.

          "Holdings Guaranty" means a Guaranty executed by RMT LLC in substantially the form of Exhibit J, as amended, supplemented or modified from time to time.

          "Hydrocarbons" (whether or not capitalized) means oil, gas, casinghead gas, condensate, distillate, and liquid hydrocarbons.

          "Indemnified Parties" has the meaning assigned to such term in Section 9.4(b).

          "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

          "Interest Expense" means, for any period, the gross interest expense (determined in accordance with generally accepted accounting principles) of the Borrower and its Consolidated Subsidiaries accrued for such period, including that attributable to the capitalized amount of obligations owing under Capital Leases, all debt discount amortized in such period and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net of interest income

     (determined in accordance with generally accepted accounting principles) of the Borrower and its Consolidated Subsidiaries, but excluding such interest expense, debt discount, commissions, discounts and other fees and charges and interest income to the extent attributable to the Non-Recourse Debt of Project Financing Subsidiaries; provided that interest expense incurred in connection with the WCG Note Trust Bonds shall be excluded from this definition.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (viii) or (ix) of the definition of "Debt" in respect of such Person.

          "Issuing Banks" means the U.S. Issuing Banks and the Canadian Issuing Bank, in their capacity as issuers of Letters of Credit.

          "LC Cash Collateral Accounts" has the meaning assigned to such term in
     Section 6.2.

          "LC Participation Percentage" of any Bank means, at any time, the percentage set opposite such Bank's name on Schedule IV or as reflected for such Bank in the relevant Transfer Agreement to which it is a party, as such amount may be terminated, reduced or increased pursuant to Section 9.6(a).

          "Legacy L/Cs" means those outstanding letters of credit as of July 31, 2002 as set forth on Schedule XI, to the extent such letters of credit have not been fully cash collateralized.

          "Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Lending Office" opposite its name on Schedule I hereto or in the relevant Transfer Agreement delivered pursuant to Section 9.6(a), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

          "Letter of Credit Commitment" of any Issuing Bank means, at any time, the amount set opposite such Bank's name on Schedule IV under the heading "U.S. Dollar L/C Commitments" or "Canadian Dollar L/C Commitments" or as reflected for such Bank in the relevant Transfer Agreement to which it is a party, as such amount may be terminated, reduced or increased pursuant to
     Section 2.2, Section 2.8, Section 6.1 or Section 9.6(a).

          "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" means, for each Bank, (i) such Bank's participation interest in Letters of Credit (and, in the case of an Issuing Bank, such Issuing Bank's retained interest in Letters of Credit issued by
     it), and (ii) such Bank's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" means at any time and in respect of any Letter of Credit, the sum (without duplication) of (a) the maximum possible undrawn amount of such Letter of Credit at such time (after giving effect to any step up provision or other mechanism for increase, if any, and assuming that all conditions to drawing have been satisfied) plus (b) the aggregate unpaid amount of all drawings under such Letter of Credit that are unpaid at such time; provided that, with respect to any Canadian Letter of Credit, all amounts included in clause (a) or (b) hereof shall be calculated at the U.S. Dollar Equivalent thereof. For purposes of this Agreement, a Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its LC Participation Percentage in the related Letter of Credit.

          "Letters of Credit" has the meaning assigned to such term in Section
     2.10 and, for greater certainty, shall include all Canadian Letters of Credit.

          "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other analogous type of preferential arrangement to secure or provide for the payment of any Debt, trade payable, obligation or other liability of any Person, whether arising by contract, operation of law or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

          "LLC Guaranty" means a Guaranty executed by WGPC in substantially the form of Exhibit G, as amended, supplemented or modified from time to time.

          "Major Subsidiary" means any Subsidiary of the Borrower with assets having a book value of $1,000,000,000 or more.

          "Majority Banks" means at any time (i) Banks having more than 50% of the LC Participation Percentages, or (ii) if the Letter of Credit Commitments have terminated and any Letter of Credit or any Letter of Credit Interest is outstanding, then Banks having more than 50% of the sum of the aggregate unpaid principal amount of the outstanding Letter of Credit Interests (provided that for purposes of this definition and Sections 2.8, 6.1 and 7.1 neither the Borrower nor any Subsidiary or Related Party of the Borrower, if a Bank, shall be included in (i) the Banks owed or holding Letter of Credit Interests or (ii) determining the aggregate amount of the Letter of Credit Interests).

          "Mapco Office Building" means the real property, improvements and related office equipment located at 1801 South Baltimore Avenue, Tulsa, Oklahoma.

          "MAPL" means Mid-America Pipeline Company, LLC, a Delaware limited liability company.

          "MAPL Asset Disposition" means the sale, transfer or other distribution of the Equity Interests in or assets of MAPL and Mapletree, LLC.

          "Material Subsidiary" means (i) each Major Subsidiary and each other Subsidiary of the Borrower (other than a Project Financing Subsidiary) that itself (on an unconsolidated, stand alone basis) owns in excess of 5% of the book value of the Consolidated assets of the Borrower and its Consolidated Subsidiaries, (ii) each of TGPL, TGT and NWP and (iii) each Subsidiary that owns any direct or indirect interest in TGPL, TGT and NWP.

          "Midstream Asset MLP" means one or more master limited partnerships included in the Consolidated financial statements of the Borrower to which the Borrower has transferred or shall transfer certain assets relating to the Midstream Business as well as certain marine and inland terminals and related pipeline systems, including MLP.

          "Midstream Assets" means all assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, which are either individually, or in conjunction with other Midstream Assets, necessary for the conduct of the Midstream Business by Borrower and its Subsidiaries, including the Refineries in Alaska and Tennessee, except that "Midstream Assets" shall not include (a) the assets being part of either of the MAPL Asset Disposition or Seminole Asset Disposition unless the MAPL Asset Disposition or Seminole Asset Disposition, as applicable, shall not have occurred on or prior to the date that is 60 days from July 31, 2002 and (b) any assets of NewGP or its Subsidiaries.

          "Midstream Business" means the gathering, marketing, dehydrating, treating, processing, fractionating, refining, storing, selling and transporting of Hydrocarbons and Refined Hydrocarbons in the United States, and any business relating thereto; provided that "Midstream Business" shall not include (i) operations that are directly related to the exploration and production of Hydrocarbons, (ii) the interstate transportation and storage of natural gas and associated liquid hydrocarbons under the jurisdiction of the Natural Gas Act, and (iii) the transportation and storage of natural gas and associated liquid hydrocarbons through the Cardinal Pipeline System.

          "Midstream Guaranty" means a Guaranty executed by certain Guarantors in substantially the form of Exhibit H, as amended, supplemented or modified from time to time.

          "Midstream Subsidiaries" means each Subsidiary of the Borrower (excluding Williams Mobile Bay Producer Services, L.L.C., NewGP and each of their Subsidiaries, if any) engaged either in whole or in part of the Midstream Business that either (1) owns, leases or has possession of Midstream Assets that have an aggregate fair market value of $1,000,000 or more, or (2) owns, leases or has possession of any Midstream Asset or right that is material to the ownership, leasing or operation of the Midstream Assets taken as a whole.

          "MLP" means Williams Energy Partners L.P., a Delaware limited partnership.

          "Moody's" means Moody's Investors Service, Inc. or its successor.

          "Mortgage" means each mortgage, deed of trust or comparable real property Lien document executed by any Guarantor from time to time, in such form as necessary to grant an Acceptable Security Interest in favor of the Collateral Trustee for the benefit of itself and other parties, as more fully described in the Collateral Trust Agreement.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means an employee benefit plan as defined in
     Section 3(2) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate of the Borrower, and one or more employers other than the Borrower or an ERISA Affiliate of the Borrower, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate of the Borrower made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

          "Multiyear Williams Credit Agreement" means that certain First Amended and Restated Credit Agreement dated as of October 31, 2002 among the Borrower, NWP, TGPL and TGT, as Borrowers; the financial institutions party thereto, as "Banks" thereunder; JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) and Commerzbank AG, as Co-Syndication Agents; Credit Lyonnais New York Branch, as Documentation Agent; and Citibank, N.A. as Agent (as the same may from time to time be further amended, supplemented, restated or otherwise modified).

          "Natural Gas Act" shall mean the Natural Gas Act, 15
     U.S.C.ss.ss.717(a)-717(w).

          "Nebraska Energy" means Nebraska Energy, L.L.C., a Kansas limited liability company.

          "Net Cash Proceeds" means, with respect to any sale, transfer or other disposition of any asset or the sale or issuance of any equity interests (including, without limitation, any capital contribution) by any Person, the gross cash proceeds received (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when such cash is received) by or on behalf of such Person in connection with such transaction net of only (a) reasonable transaction costs, including customary and reasonable brokerage commissions, underwriting fees and discounts, legal fees, fees paid to accountants and financial advisors, finder's fees and other similar fees and commissions,
     (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Debt by the terms of the agreement or instrument governing such Debt (including, without limitation, the Barrett Loan Agreement and the WECI Note), that is required to be repaid or cash collateralized in the case of letters of credit, upon such disposition, including any premium, make-whole or breakage amount related thereto, (d) payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale, and provided that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (including indemnification payments, tax expenses and purchase price adjustments, to the extent the Person delivers to the Agent a certificate signed by an officer of such Person as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than 120 days following the date of the respective disposition; provided, further that such 120-day period shall be extended to the extent any amount of such proceeds is subject to a good faith dispute or claim), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by such Person shall constitute Net Cash Proceeds on such date received by such Person from such sale, lease, transfer or other disposition.

          "Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person plus all non-cash losses resulting from the write-down or disposition of the Trading Book over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles; provided, however, that for purposes of calculating Net Worth, total liabilities shall not include any obligations of the Borrower in respect of the FELINE PACS.

          "NewGP" means a business entity organized under Delaware law, which may be formed before, on or after the date hereof, and which (i) will be at the time of formation a Wholly-Owned Subsidiary of the Borrower, and (ii) will be formed for the sole purpose of acquiring certain Equity Interests in MLP currently held by Williams GP, LLC and acting as the general partner of MLP.

          "Non-Recourse Debt" means (i) any Debt incurred by any Project Financing Subsidiary to finance the acquisition (other than the acquisition from the Borrower or any Subsidiary of the Borrower that is not a Project Financing Subsidiary), improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or providing financing for, a project listed on Schedule VI or any new project commenced or acquired after July 31, 2002, which Debt does not provide for recourse against the Borrower or any Subsidiary of the Borrower (other than a Project Financing Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than Equity Interests in, or the property or assets of, a Project Financing Subsidiary) and (ii) any refinancing of such Debt that does not increase the outstanding principal amount thereof at the time of the refinancing or increase the property subject to any Lien securing such Debt or otherwise add additional security or support for such Debt.

          "Notice of Letter of Credit" has the meaning specified in Section 2.10(a).

          "NWP" means Northwest Pipeline Corporation, a Delaware corporation.

          "Obligations" means all Reimbursement Obligations and all other Debt, advances, debts, liabilities, obligations, indemnities, covenants and duties owing by the Borrower or any Guarantor to any Bank, the Agent, the Collateral Agent, the Collateral Trustee, the Surety Administrative Agent, any Issuing Bank, or any other Person required to be indemnified under any Credit Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Credit Document or any of the transactions evidenced by this Agreement or any other Credit Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Credit Document.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Performance Guaranty" means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of or Equity Interests in a Project Financing Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other Person (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity contributions to the relevant Project Finance Subsidiary, or (c) performance by a Project Financing Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.

          "Permitted Dispositions" means (a) the disposition of the assets or Persons set forth in Schedule XIV or the assets currently owned by such Persons and (b) the TWC Asset Dispositions.

          "Permitted Liens" means Liens specifically described on Schedule III.

          "Permitted Refinancing Debt" has the meaning assigned thereto on
     Schedule III.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other Business Entity, or a government or any political subdivision or agency thereof.

          "PIGAP II" means WilPro Energy Services (PIGAP II) Limited, a Cayman Islands corporation.

          "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or in the event such plan has terminated, to which contributions have been made or an obligation to make such contributions has accrued during any of the five plan years preceding the date of the termination of such plan by, the Borrower or any ERISA Affiliate of the Borrower for employees of the Borrower or any such ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

          "Pledge Agreement" means a Pledge Agreement executed by the Borrower and certain Guarantors in substantially the form of Exhibit I.

          "Plowshare Transaction" means the retirement of the Interests of the Class B Preferred Member in PPH (each as defined in the PPH Sponsor Agreement), held by Plowshare Investors LLC, a Delaware limited liability company, by PPH.

          "PPH Company Agreement" means the Amended and Restated Limited Liability Company Agreement of Piceance Production Holdings LLC, dated as of December 31, 2001, by and among Williams Production RMT Company, a Delaware corporation, Bison Royalty LLC, a Delaware limited liability company, Plowshare Investors LLC, a Delaware limited liability company, and Piceance Production Holdings LLC, a Delaware limited liability company.

          "PPH Sponsor Agreement" means the PPH Sponsor Agreement, dated as of December 31, 2001, by TWC in favor of Piceance Production Holdings LLC, Plowshare Investors LLC and the other indemnified parties named therein (as the same may from time to time be amended, modified or supplemented).

          "Prairie Wolf Facility" means the financing provided in connection with that certain $611,788,868 Joint Venture Sponsor Agreement dated as of December 28, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Sponsor Agreement"), among TWC, as Sponsor, and Williams Field Services Company, in favor of Prairie Wolf Investors, Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons (as defined in the Sponsor Agreement) listed therein.

          "Prairie Wolf Purchase Option Agreement" means the Purchase Option Agreement, dated as of December 28, 2000, among TWC, Prairie Wolf Investors, L.L.C., Citicorp North America, Inc., Ambac Private Holdings, L.L.C., Westboro Properties L.L.C., Stonehurst Capital L.L.C., BSCS XXXIX, Inc., Snow Goose Associates, L.L.C. and Arctic Fox Assets, L.L.C.

          "Prairie Wolf Transaction" means the purchase of the Investor Membership Interest (as defined in the Prairie Wolf Purchase Option Agreement) pursuant to the Prairie Wolf Purchase Option Agreement

          "Progeny Facilities" means the financing facilities specifically described on Schedule XI.

          "Project Financing Subsidiaries" means any non-material Subsidiary of the Borrower whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity created for such purpose, and substantially all the assets of which Subsidiary or Business Entity are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Equity Interests in, or Debt or other obligations of, one or more other such Subsidiaries or Business Entities, or (z) Debt or other obligations of the Borrower or its Subsidiaries or other Persons. For purposes of this definition, a "non-material Subsidiary" shall mean any Consolidated Subsidiary of the Borrower which, as of the date of the most recent Consolidated balance sheet of the Borrower delivered pursuant to Section 4.1(e) or 5.1, has total assets which account for less than five percent (5%) of the total Consolidated assets of the Borrower and its Consolidated Subsidiaries, as shown on such Consolidated balance sheet; provided, that the aggregate assets of the non-material Subsidiaries shall not comprise more than ten percent (10%) of the total Consolidated assets of the Borrower and its Consolidated Subsidiaries, as shown on such Consolidated balance sheet.

          "Property" has the meaning specified in the definition of "assets".

          "Public Filings" means the Borrower's, NWP's, TGPL's and TGT's (i) annual report on Form 10-K/A for the year ended December 31, 2001, (ii) quarterly report on Form 10-Q for the quarter ended March 31, 2002, (iii) quarterly report on Form 10-Q for the quarter ended June 30, 2002 and (iv) each other quarterly and annual and other reports filed from time to time.

          "Purchase Card Agreement" means that certain Purchase Card Agreement among the Borrower and Citibank USA, N.A. dated January 29, 2002.

          "Rating Category" means, as to the Borrower, the relevant category applicable to the Borrower from time to time as set forth on Schedule V, which is based on the ratings (or lack thereof) of the Borrower's senior unsecured long-term debt by S&P or Moody's. In the event there is a split between the ratings of the Borrower's senior unsecured long-term debt by S&P and Moody, "Rating Category" shall be determined based on the lowest rating of the Borrower's senior unsecured long-term debt by S&P or Moody's.

          "Refined Hydrocarbons" means all products refined, separated, fractionated, settled, and dehydrated from Hydrocarbons and all products derived therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuels, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

          "Refineries" means the equity interest in and assets owned by the Midstream Business of the Borrower which produces Refined Hydrocarbons and is owned collectively by the following Subsidiaries: Williams Express, Inc., a Delaware corporation, Williams Alaska Pipeline Company, LLC, a Delaware limited liability company, Williams Alaska Petroleum, Inc., an Alaska corporation, Williams Alaska Air Cargo Properties, LLC, an Alaska limited liability company, Williams Lynx Alaska CargoPort, LLC, an Alaska limited liability company, Williams Express, Inc., an Alaska corporation, Williams Petroleum Pipeline Systems, Inc., a Delaware corporation, Williams Refining & Marketing, LLC, a Delaware limited liability company, Williams Olefins, LLC, a Delaware limited liability company, Williams Olefins Feedstock

     Pipelines, LLC, a Delaware limited liability company, Williams Memphis Terminal, Inc., a Delaware corporation, Williams Generating Memphis, LLC, a Delaware limited liability company, EMT (only with respect to its interest in a gas turbine, electric generating facility located in Memphis, Tennessee) and Memphis Generation, L.L.C., a Delaware limited liability company.

          "Reg U Limited Assets" means assets that are subject to any arrangement (as contemplated by Regulation U) with any Bank, the Agent, the Collateral Agent, the Collateral Trustee, or any Issuing Bank (i) that restricts the right or ability of the Borrower or its Subsidiaries to sell, pledge or otherwise dispose of (within the meaning of Regulation U) such assets or (ii) that provides that the exercise of such right is or may be cause for accelerating the maturity of all or any portion of any amount payable hereunder or under such arrangement.

          "Register" shall mean the books and accounts maintained by the Agent of the interests of each Bank under this Agreement and its Letter of Credit Interest, including records of transfers of any interests in this Agreement and the Letter of Credit Commitment of any Issuing Bank pursuant to Section 9.6.

          "Reimbursement Obligations" means, at any time, the obligations of the Borrower then outstanding, or that may thereafter arise, in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Issuing Bank in respect of any drawings under a Letter of Credit.

          "Related Party" of any Person means any corporation, partnership, joint venture or other entity of which more than 10% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or which owns at the time directly or indirectly more than 10% of the Equity Interests having ordinary voting power to elect a majority of the board of directors of such Person or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency); provided, however, that (i) neither the Borrower nor any Subsidiary of the Borrower shall be considered to be a Related Party of the Borrower or any Subsidiary of the Borrower and (ii) neither NewGP nor any Subsidiary of NewGP shall be considered to be a Related Party of NewGP or any Subsidiary of NewGP.

          "Restricted Midstream Subsidiaries" means Williams Mobile Bay Producer Services, L.L.C., Williams Field Services-Gulf Coast Company, L.P., Williams Oil Gathering L.L.C., Gulf Liquids Holdings, L.L.C. and Gulf Liquids New River Project, LLC.

         "RMT" means Williams Production RMT Company.

          "RMT Asset Disposition" means the sale, transfer, lease, distribution or other disposition of the RMT Equity Interests or the assets of RMT LLC, RMT or its Subsidiaries in accordance with the provisions of the Barrett Loan Agreement.

          "RMT Equity Interests" means the Equity Interests in RMT and/or each of its Subsidiaries.

          "RMT LLC" means Williams Production Holdings LLC.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

          "Sale Agreement" has the meaning specified in Section 5.1(e).

          "Sale and Lease-Back Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired to any other person (a "Transferee"), and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property or any part thereof or rent or lease as lessee from such Transferee or any other Person other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

          "Security Agreement" means a Security Agreement executed by the Borrower and certain of the Guarantors in substantially the form of Exhibit F.

          "Security Documents" means each Mortgage and Additional Mortgage, the Security Agreement, the Pledge Agreement, the Collateral Trust Agreement and the Guaranties.

          "Seminole" means Seminole Pipeline Company, a Delaware corporation.

          "Seminole Asset Disposition" means the sale, transfer or other distribution of the Equity Interests in or assets of Seminole and E-Oaktree, LLC.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay such debts and liabilities as they mature and
     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPC" has the meaning specified in Section 9.6(g).

          "Specified Escrow Arrangements" means (a) encumbrances arising under the Pledge and Assignment Agreement for the Purchase Card Agreement, dated as of January 29, 2002, as amended, supplemented, amended and restated or otherwise modified from time to time, whereby the Borrower has requested that the banks party thereto continue to issue credit under the Purchase Card Agreement; and (b) cash deposits at one or more financial institutions for the purpose of funding any potential shortfall in the daily net cash position of the Borrower or any of its Subsidiaries.

          "Stated Termination Date" means July 30, 2003, or such later date, if any as may be agreed to by the Borrower and the Banks pursuant to Section 2.9.

          "Subordinated Debt" means any Debt of the Borrower which is effectively subordinated to the obligations of the Borrower hereunder.

          "Subject Subsidiaries" means all Subsidiaries of the Borrower other than NewGP and its Subsidiaries.

          "Subsidiary" of any Person means (i) any corporation, partnership, joint venture or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, and (ii) any Person that is under the direct or indirect control of such Person, by voting rights, contract or otherwise, and in accordance with generally accepted accounting principles, is Consolidated with the Borrower in its Consolidated financial statements; provided that, for greater certainty, (x) MLP and its Subsidiaries (A) shall be considered Subsidiaries of NewGP, but (B) shall not otherwise be considered Subsidiaries of the Borrower, any Guarantor, or their respective Subsidiaries and (y) NewGP shall be considered a Subsidiary of the Borrower.

          "Surety Administrative Agent" means Citibank, N.A., in its capacity as surety administrative agent under the terms of the Midstream Guaranty and its successors or assigns appointed pursuant to Section 7(e) of the Midstream Guaranty.

          "Synthetic Lease" means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with generally accepted accounting principles and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which such Person is the lessor.

          "Tangible Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets (i) patents, patent applications, trademarks, copyrights and trade names, (ii) goodwill, organizational, experimental, research and development expense and other like intangibles, (iii) treasury stock, (iv) monies set apart and held in a sinking or other analogous fund established for the purchase, redemption or other retirement of capital stock or Subordinated Debt, and
     (v) unamortized debt discount and expense.

          "Termination Date" means the earlier of (i) the Stated Termination Date or (ii) the date of termination in whole of the Letter of Credit Commitments pursuant to Section 2.2, 2.8 or 6.1.

          "Termination Event" means (i) a "reportable event", as such term is described in Section 4043(c) of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC or a "reportable event" as such term is described in Section 4043(c)(3) of ERISA) which might reasonably be expected to result in a termination of, or the appointment of a trustee to administer, a Plan, or which causes the Borrower, due to actions of the PBGC, to be required to contribute at least $75,000,000 in excess of the contributions which otherwise would have been made to fund a Plan based upon the contributions recommended by such Plan's actuary), or (ii) the withdrawal of the Borrower or any ERISA Affiliate of the Borrower from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate of the Borrower under Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might reasonably be expected to result in the termination of, or the appointment of, a trustee to administer, any Plan under Section 4042 of ERISA.

          "TGPL" means Transcontinental Gas Pipe Line Corporation, a Delaware corporation.

          "TGPL Bond Offering" means the $325,000,000, 8.875% Senior Notes issued on July 3, 2002, by TGPL.

          "TGT" means Texas Gas Transmission Corporation, a Delaware corporation.

          "Trading Book" means all mark to market daily and forward traded transactions inclusive of structured portfolio transactions consisting primarily of tolling and full requirements transactions.

          "Transfer Agreement" means an agreement executed pursuant to Section
     9.6 by an assignor Bank and assignee Bank substantially in the form of Exhibit D, which agreement shall be executed by the Borrower and the Agent to evidence the consent of each if such consent is required pursuant to the definition herein of "Eligible Assignee" or the terms of Section 9.6.

          "TWC" means The Williams Companies, Inc., a Delaware corporation.

          "TWC Asset Disposition" means the sale by TWC or by any of its Subsidiaries of (a) WPC, (b) the MAPL Asset Disposition, (c) the Seminole Asset Disposition, (d) the Refineries, (e) Williams Soda Products Company and American Soda, L.L.P, (f) Williams TravelCenters, Inc., (g) Williams Bio-Energy, LLC, (h) Williams Ethanol Services, Inc. and (i) Nebraska Energy, L.L.C.

          "TWC Preferred Stock" means the shares of preferred stock of TWC which may be mandatorily convertible into shares of common stock of TWC.

          "UBOC Turbine Financing" means the transaction contemplated by (a) the Turbine Financing and Agency Agreement, dated as of April 16, 2002, between Union Bank of California, N.A., each of the other financial institutions party thereto as a Lender or a Certificate Holder, WEMT Equipment Statutory Trust 2002 and EMT (the "TFA Agreement") and (b) the Operative Documents and the Lease (as such terms are defined in the TFA Agreement).

          "U.S. Dollar Equivalent" of any Canadian Dollar amount means, on any date of determination, the Dollar equivalent of such Canadian Dollar amount determined by the Agent by using the quoted spot rate at which Citibank's principal office in Toronto offers to exchange Dollars for Canadian Dollars in Toronto at 11:00 a.m. (New York City time) on such date, which determination shall be conclusive in the absence of manifest error, or if such principal office is not then quoting such a rate, then such rate as shown on page BOFC of the Reuters screen at such time on such date.

          "U.S. Dollar L/C Commitment" of any Issuing Bank means, at any time, the amount set opposite such Bank's name on Schedule IV under the heading "U.S. Dollar L/C Commitments" or as reflected for such Bank in the relevant Transfer Agreement to which it is a party, as such amount may be terminated, reduced or increased pursuant to Section 2.2, Section 2.8,
     Section 6.1 or Section 9.6(a).

          "U.S. Issuing Bank" means Citibank, N.A. and Bank of America N.A., each in its capacity as issuers of Letters of Credit.

          "WCG" means Williams Communications Group, Inc., a Delaware corporation.

          "WCG Note Trust Bonds" means those certain debt securities issued by WCG Note Trust and WCG Note Corp. on March 28, 2001.

          "WCG Senior Notes Issuer" means, collectively, WCG Note Trust, a Delaware business trust, and WCG Note Corp., Inc., a Delaware corporation.

          "WCG Subsidiaries" means, collectively, WCG and any direct or indirect Subsidiary of WCG.

          "WCG Synthetic Lease" means that certain Amended and Restated Lease between State Street Bank and Trust Company of Connecticut, National Association, as

     Lessor and Williams Communications, Inc., as Lessee, dated as of September 2, 1998, as amended, which has been terminated and was fully repaid on March 29, 2002.

          "WCG Unwind Transaction" means a transaction in which (i) the Borrower's and/or its Subsidiaries' Sale Leaseback transactions, dated as of September 13, 2001, with (x) WCG and its Subsidiary, Williams Technology Center, LLC ("WTC"), involving the Williams Technology Center, and (y) WCG and its Subsidiary, Williams Communications, LLC, involving corporate aircraft (collectively, the "WCG Sale Leaseback") are terminated, (ii) in exchange for such termination, the Borrower receives a promissory note or notes payable by the reorganized WCG, WTC and/or the other WCG Subsidiaries, individually or as co-makers, in an aggregate principal amount of $175,000,000 or less, and (iii) consideration from the Borrower and its Subsidiaries includes termination of the existing WCG Sale Leaseback and transfer of the Equity Interests in Williams Aircraft Leasing, LLC, but does not include any cash payment by the Borrower or any of its Subsidiaries to WCG or WTC.

          "WECI Note" means that certain promissory note, dated as of December 28, 2000, issued by Williams Energy (Canada), Inc. in favor of the Registered Holders (as defined therein), as amended by Prairie Wolf Investors, L.L.C. Amendment No. 1, dated as of August 29, 2001, by Amendment No. 2 to Certain Prairie Wolf Operative Documents, dated as of March 28, 2002, and by Amendment No. 3 to Certain Operative Documents and Consents, dated as of October 31, 2002.

          "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person all of the Equity Interests in which are owned by such Person and/or one or more other Wholly-Owned Subsidiaries of such Person.

          "WF Group" means Williams Field Services Group, Inc., a Delaware corporation.

          "WGPC" means Williams Gas Pipeline Company, LLC, a Delaware limited liability company.

          "Withdrawal Liability" shall have the meaning given such term under
     Part I of Subtitle E of Title IV of ERISA.

          "WPC" means Williams Gas Pipeline Central, Inc., a Delaware corporation.

          SECTION 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          SECTION 1.3. Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with general accounting principles, and each reference herein to "generally accepted accounting principles" shall mean U.S. generally accepted accounting principles in effect, consistently applied.

          SECTION 1.4. Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation,". References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time so long as such amended, modified or supplemented document, instrument or agreement does not violate the terms of this Agreement.

          SECTION 1.5. Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or in the absence of such announcement or publication, the effective date of, any change in, or withdrawal or termination of, such rating. In the event the standards for any rating by Moody's or S&P are revised, or any such rating is designated differently (such as by changing letter designations to different letter designations or to numerical designations), the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Majority Banks in good faith. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt. If either Moody's or S&P has at any time more than one rating applicable to senior unsecured long-term debt of the Borrower, the lowest such rating shall be applicable for purposes hereof. For example, if Moody's rates some senior unsecured long-term debt of the Borrower Ba1 and other such debt of the Borrower Ba2, the senior unsecured long-term debt of the Borrower shall be deemed to be rated Ba2 by Moody's.

                                   ARTICLE II
                   AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

          SECTION 2.1. Fees.

          (a) Agent's Fees. The Borrower agrees to pay to the Agent, for its sole account, such fees as may be separately agreed to in writing by the Borrower and the Agent.

          (b) Letter of Credit Fees.

          (i) Issuing Banks. The Borrower agrees to pay to the Agent for the account of each Issuing Bank a fronting fee on the maximum possible amount of each Letter of Credit (for the stated duration thereof, and giving effect to any step up provision or other mechanism for increase that (1) occurs automatically or (2) that is unilaterally exercisable by the Borrower) issued by such Issuing Banks in an amount equal to 0.250% per annum. All amounts payable pursuant to this clause (i) in respect of any Letter of Credit shall be paid on the date such Letter of Credit is issued.

          (ii) Participating Banks. The Borrower agrees to pay to the Agent for the account of each Bank (in accordance with their respective LC Participation Percentage) a letter of credit fee (1) on the sum of the aggregate outstanding Letter of Credit Commitments of all Issuing Banks at the time of determination less the aggregate outstanding stated amount of the Letters of Credit issued by the Issuing Banks at such time in an amount equal to the Applicable LC Commitment Margin in effect from time to time per annum and (2) on the issued and outstanding stated amount of the Letters of Credit at the time of determination issued by the Issuing Banks in an amount equal to the Applicable Issued LC Margin in effect from time to time per annum (for the stated duration thereof, and giving effect to any step up provision or other mechanism for increase that (x) occurs automatically or (y) is unilaterally exercisable by the Borrower). All amounts payable pursuant to this clause (ii) shall be paid in arrears on the last day of each March, June, September and December and on the Termination Date.

     The letter of credit fees referred to in this Section 2.1(b) not paid on the date due shall accrue interest until such letter of credit fees are paid in full, due and payable on demand, at a per annum rate equal at all times to the sum of Base Rate plus 6.5% per annum.

          SECTION 2.2. Reduction of the Commitments. The Borrower shall have the right, upon at least five Business Days notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Letter of Credit Commitments; provided that each partial reduction shall be in the aggregate amount of at least $10,000,000; and provided further that the aggregate amount of the Letter of Credit Commitments shall not be reduced to an amount which is less than the aggregate amount of all Letter of Credit Liabilities.

          SECTION 2.3. Prepayments.

          (a) The Borrower may, upon notice to the Agent before 10:00 A.M. (New York City time) on the date of prepayment stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, Cash Collateralize the outstanding Letter of Credit Liabilities in whole or in part, together with accrued interest and fees to the date of such Cash Collateralization on the Cash Collateralized Letter of Credit Liabilities; provided, however, that each partial Cash Collateralization pursuant to this Section 2.3(a) shall be in an aggregate principal amount not less than the lesser of (1) $5,000,000 and (2) the aggregate outstanding Letter of Credit Liabilities at the time of such Cash Collateralization.

          (b) By no later than five Business Days from the date of receipt by the Borrower or any of its Subject Subsidiaries of any Net Cash Proceeds from
(i) any asset disposition (other than the MAPL Asset Disposition, the Seminole Asset Disposition, dispositions permitted in Section 5.2(e)(i) and (iii) and any disposition of Collateral (other than the Refineries in Alaska and Memphis and the assets related thereto)), (ii) an issuance of TWC Preferred Stock, (iii) any disposition of Collateral permitted pursuant to Section 5.2(e) (other than the Refineries in Alaska and Memphis and the assets related thereto and any disposition permitted in Section 5.2(e)(i) and (iii)), or (iv) any issuance of Equity Interests by the Borrower (other than TWC Preferred Stock), the Borrower shall apply such Net Cash Proceeds as follows:

          (A) So long as the aggregate Commitments (as defined in the Multiyear Williams Credit Agreement each time used in this Section 2.3(b)) of the lenders to TWC under the Multiyear Williams Credit Agreement are greater than $400,000,000:

               (1) in the case of any such Net Cash Proceeds arising from any disposition referred to in clause (i) above which consists of the Refinery in Alaska owned by certain Subsidiaries and the assets related thereto, 50% of such Net Cash Proceeds shall be applied on a pro-rata basis to the permanent ratable reduction of the respective Commitments of the lenders to TWC under the Multiyear Williams Credit Agreement;

               (2) in the case of any such Net Cash Proceeds arising from any asset disposition referred to in clause (i) above and not otherwise applied pursuant to sub-clause (1) above (including any disposition of the Refinery in Memphis, Tennessee owned by certain Subsidiaries and the assets related thereto), 50% of such Net Cash Proceeds shall be applied on a pro-rata basis, without duplication, to the permanent ratable (x) reduction of the respective Commitments of the lenders to TWC under the Multiyear Williams Credit Agreement, (y) reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and (z) cash collateralization of the Legacy L/Cs;

               (3) in the case of any such Net Cash Proceeds arising from an issuance of TWC Preferred Stock referred to in clause (ii) above, 100% of such Net Cash Proceeds shall be applied on a pro-rata basis, without duplication, to the permanent ratable (x) reduction of the respective Commitments of the lenders to TWC under the Multiyear Williams Credit Agreement, (y) reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and (z) cash collateralization of the Legacy L/Cs;

               (4) in the case of any such Net Cash Proceeds arising from any disposition of Collateral referred to in clause (iii) above, 50% of such Net Cash Proceeds shall be applied on a pro-rata basis, without duplication, to the permanent ratable (x) reduction of the respective Commitments of the lenders to TWC under the Multiyear Williams Credit Agreement and (y) Cash Collateralization of the Letter of Credit Commitments; and

               (5) in the case of any such Net Cash Proceeds arising from any issuance of Equity Interests referred to in clause (iv) above, 50% of such Net Cash Proceeds shall be applied on a pro-rata basis, without duplication, to the permanent ratable (w) reduction of the respective Commitments of the lenders to TWC under the Multiyear Williams Credit Agreement, (x) Cash Collateralization of the Letter of Credit Commitments, (y) reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and (z) cash collateralization of the Legacy L/Cs;

          (B) From such time that the aggregate Commitments of the lenders to TWC under the Multiyear Williams Credit Agreement are equal to or less than $400,000,000:

               (1) 50% of any Net Cash Proceeds arising from an asset disposition referred to in clause (A)(1) or (A)(4) above shall be applied, first, to fully Cash Collateralize the Letter of Credit Commitments, second, upon the Letter of Credit Commitments being fully Cash Collateralized, to a pro-rata and permanent ratable (without duplication) (x) reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and (y) cash collateralization of the Legacy L/Cs, and third, upon the full Cash Collateralization of the Letter of Credit Commitments, the reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) to zero, and the full cash collateralization of the Legacy L/Cs, to a pro-rata and permanent reduction of the respective Commitments of the lenders under the Multiyear Williams Credit Agreement;

               (2) 50% of any Net Cash Proceeds arising from an asset disposition referred to in clause (A)(2) above shall be applied, first, on a pro-rata basis, without duplication, to the permanent ratable (x) reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and (y) cash collateralization of the Legacy L/Cs and, second, upon the reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) to zero and the full cash collateralization of the Legacy L/Cs, to a pro-rata and permanent reduction of the respective Commitments of the lenders under the Multiyear Williams Credit Agreement;

               (3) 100% of any Net Cash Proceeds arising from an issuance of TWC Preferred Stock referred to in clause (A)(3) above shall be applied, first, on a pro-rata basis, without duplication, to the permanent ratable (x) reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and (y) cash collateralization of the Legacy L/Cs and, second, upon the reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) to zero and the full cash collateralization of the Legacy L/Cs, to a pro-rata and permanent reduction of the respective Commitments of the lenders under the Multiyear Williams Credit Agreement; and

               (4) 50% of any Net Cash Proceeds arising from an issuance of Equity Interests referred to in clause (A)(5) above shall be applied, first, on a pro-rata basis, without duplication, to the permanent ratable (x) Cash Collateralization of the Letter of Credit Commitments, (x) reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) and (y) cash collateralization of the Legacy L/Cs, and second, upon the full Cash Collateralization of the Letter of Credit Commitments, the reduction of the outstanding amounts of the Progeny Facilities (excluding the Prairie Wolf Facility) to zero, and the full cash collateralization of the Legacy L/Cs, to a pro-rata and permanent reduction of the respective Commitments of the lenders under the Multiyear Williams Credit Agreement;

provided that no such mandatory (w) reduction of the Commitments of the lenders under the Multiyear Williams Credit Agreement, (x) reduction of the outstanding amounts of the Progeny

Facilities (excluding the Prairie Wolf Facility), (y) cash collateralization of the Legacy L/Cs, or (z) Cash Collateralization of the Letter of Credit Commitments shall be required pursuant to this Section 2.3(b) until the earlier of (A) such time as the aggregate amount of Net Cash Proceeds from such asset dispositions and equity issuances that have not previously been applied to a mandatory reduction of the Commitments shall exceed $50,000,000 and (B) the end of the Fiscal Quarter in which such Net Cash Proceeds are received by the Borrower or any of its Subject Subsidiaries.

          (c) All amounts received by the Agent from either the Collateral Agent or the Collateral Trustee pursuant to any Security Document shall be applied first, to reimburse the Collateral Agent for all costs and expenses incurred by the Collateral Agent in connection with, and other amounts expended by the Collateral Agent for which the Collateral Agent is entitled to reimbursement under, any Credit Document, and second, as set forth in Section 6.2.

          (d) In the event that on any Business Day the aggregate amount of all Letter of Credit Liabilities exceeds the aggregate Letter of Credit Commitments (the amount of such excess herein referred to as the "Excess Exposure"), the Borrower will deliver to the Agent, at its address specified in Section 9.2, on the next Business Day, for deposit into an LC Cash Collateral Account, an amount at least equal to such Excess Exposure.

          (e) In the event that the U.S. Dollar Equivalent of the outstanding amount of all Canadian Letters of Credit exceeds $50,000,000 for any period of three consecutive Business Days (the amount of such excess at the close of business on the third Business Day of such period herein referred to as the "Additional Excess Exposure"), TWC shall deliver to the Agent, at its address specified in Section 9.2, on the next Business Day following such three consecutive Business Day period for deposit into the LC Cash Collateral Account, an amount in Dollars equal to the Additional Excess Exposure.

          SECTION 2.4. Increased Costs.

          (a) If any Bank or Issuing Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or Issuing Bank, as the case may be, or any corporation controlling such Bank or Issuing Bank, as the case may be, and that the amount of such capital is increased by or based upon the existence of such Bank's or such Issuing Bank's, as the case may be, commitment to issue Letters of Credit or purchase participations in Letters of Credit and other commitments of this type, then, upon demand by such Bank or Issuing Bank, as the case may be (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank or Issuing Bank, as the case may be, from time to time as specified by such Bank or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Bank or Issuing Bank, as the case may be, or such corporation in the light of such circumstances, to the extent that such Bank or Issuing Bank, as the case may be, reasonably determines such increase in capital to be allocable to the existence of such Bank's or such Issuing Bank's, as the case may be, commitment to issue Letters of Credit or purchase participations in Letters of Credit hereunder. A certificate as to the amount of such additional amounts, submitted to the Borrower and the Agent by such Bank or Issuing Bank, as the case may be, shall be prima facie evidence of the amount of such additional amounts. No Bank or Issuing Bank shall have any right to recover any additional amounts under this Section 2.4(a) for any period more than 90 days prior to the date such Bank or Issuing Bank, as the case may be, notifies the Borrower of any such compliance.

          (b) In the event that any Bank makes a demand for payment under
Section 2.6 or this Section 2.4, the Borrower may within ninety (90) days of such demand, if no Default or Event of Default then exists, replace such Bank with another commercial bank in accordance with all of the provisions of the second and third sentences of Section 9.6(a), and clauses (b) and (d) of Section
9.6 (including execution of an appropriate Transfer Agreement); provided that
(i) all obligations of such Bank to purchase participations in Letters of Credit shall be terminated and the Letter of Credit Interests held by such Bank and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest at or prior to such replacement, (ii) such replacement bank shall be an Eligible Assignee, (iii) such replacement bank shall, from and after such replacement, be deemed for all purposes to be a "Bank" hereunder with Letter of Credit Liabilities in the amount of the Letter of Credit Liabilities of such Bank immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement the respective Letter of Credit Liabilities of such Bank prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, including obligations under Section 2.10, and (iv) such other actions shall be taken by the Borrower, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has all of the rights, duties and obligations hereunder as such Bank (including specification of the information contemplated by Schedule I as to such replacement bank).

          (c) Before making any demand under this Section 2.4, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

          SECTION 2.5. Payments and Computations.

          (a) The Borrower shall make each payment hereunder to be made by it not later than 11:00 A.M. (New York City time) on the day when due (i) in the case of any payment in respect of Canadian Letters of Credit, in Canadian Dollars to the Canadian Issuing Bank at its Toronto address referred to in
Section 9.2 and (ii) in the case of all other payments, in Dollars to the Agent at its New York address referred to in Section 9.2, in each case in same day funds, without deduction, counterclaim or offset of any kind. The Agent or Canadian Issuing Bank, as the case may be, will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or letter of credit fees to the Banks for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. The Agent will promptly pay to the Collateral Agent like funds relating to the payment of any amount payable to the Collateral Agent. In no event shall any Bank be entitled to share any fee paid to the Agent pursuant to Section 2.1(a), any other fee paid to the Agent, as such, or any fronting fee paid to an Issuing Bank pursuant to Section 2.1(b).

          (b) [Intentionally Omitted.]

          (c) (i) All computations of interest based on clause (a) or clause (b) of the definition herein of "Base Rate" shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and (ii) all computations of interest based on the Federal Funds Rate or clause (c) of the definition herein of Base Rate shall be made by the Agent, and all computations of letter of credit fees shall be made by the Issuing Bank that issued the relevant Letter of Credit, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or letter of credit fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or letter of credit fee, as the case may be.

          (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due by the Borrower to any Bank hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank hereunder. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.6. Taxes.

          (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.5, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect thereto, and all liabilities with respect thereto, excluding in the case of each Bank and the Agent, (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and (ii) taxes imposed as a result of a present or former connection between such Bank or the Agent, as the case may be, and the jurisdiction imposing such tax or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Lending Office or any political subdivision thereof, other than any such connection arising solely from the Bank or Agent having executed or delivered, or performed its obligations or received a payment under, or taken any other action related to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any

Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.6) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Bank, each Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.6) owed and paid by such Bank, such Issuing Bank or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank, such Issuing Bank or the Agent, as the case may be, makes written demand therefor; provided that the Borrower shall have no liability pursuant to this clause (c) of this Section 2.6 to indemnify a Bank, an Issuing Bank or the Agent for Taxes or Other Taxes which were paid by such Bank, such Issuing Bank or the Agent, as the case may be, more than ninety days prior to such written demand for indemnification.

          (d) In the event that a Bank, an Issuing Bank or the Agent receives a written communication from any governmental authority with respect to an assessment or proposed assessment of any Taxes, such Bank, such Issuing Bank or Agent, as the case may be, shall promptly notify the Borrower in writing and provide the Borrower with a copy of such communication. The Agent's, an Issuing Bank's or a Bank's failure to provide a copy of such communication to the Borrower shall not relieve the Borrower of any of its obligations hereunder.

          (e) Within 30 days after the date of the payment of Taxes by or at the direction of the Borrower, the Borrower will furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof. Should any Bank, any Issuing Bank or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank, such Issuing Bank or the Agent, as the case may be, would not be entitled but for the payment by the Borrower of Taxes as required by this
Section 2.6 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank, such Issuing Bank or the Agent, as the case may be, in its reasonable judgment), such Bank, such Issuing Bank or the Agent, as the case may be, thereupon shall repay to the Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank, such Issuing Bank or the Agent, as the case may be, and determined by such Bank, such Issuing Bank or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

          (f) Each Bank organized under the laws of a jurisdiction outside the United States shall on or prior to the date of its execution and delivery of this Agreement in the case of each Bank which is a party to this Agreement on the date this Agreement becomes effective and on the date the Transfer Agreement pursuant to which it becomes a Bank is first effective in the case of each other Bank, and from time to time thereafter as necessary or appropriate (but only so long thereafter as such Bank remains lawfully able to do so), provide each of the Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI (or, in the case of a Bank that has provided a certificate to the Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN), or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Credit Document or, in the case of a Bank that has certified that it is not a "bank" as described above, certifying that such Bank is a foreign corporation. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms.

          (g) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (f) of this Section 2.6 (other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided) such Bank shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.6 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank in recovering such Taxes.

          (h) Any Bank claiming any additional amounts payable pursuant to this
Section 2.6 agrees to use reasonable efforts to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.

          (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.6 shall survive the payment in full of principal and interest hereunder and the Termination Date.

          (j) Notwithstanding any provision of this Agreement to the contrary, this Section 2.6 shall be the sole provision governing indemnities and claims for taxes under this Agreement.

          SECTION 2.7. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of its Letter of Credit Interest (other than pursuant to Section 2.6 or 9.4(b)) in excess of its ratable share of payments on account of all Letter of Credit Interests obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Letter of Credit Interests of such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.8. Optional Termination. Notwithstanding anything to the contrary in this Agreement, if (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Borrower or of any Subsidiary of the Borrower) or two or more Persons acting in concert (other than any group of employees of the Borrower or of any of its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) during any period of up to 24 consecutive months, commencing on, before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower or who were elected or nominated by individuals who at the beginning of such period were such directors or by individuals elected in accordance with this clause (ii) shall cease for any reason (other than as a result of death, incapacity or normal retirement) to constitute a majority of the board of directors of the Borrower, or (iii) any Person (other than the Borrower or a Wholly-Owned Subsidiary of the Borrower) or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a merger or purchase agreement with the Borrower pursuant to which such Person or Persons shall have acquired the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; then the Agent shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare all of the obligations of the Banks with respect to any Letter of Credit issued after the date of such termination and the obligation of each Issuing Bank to issue Letters of Credit to be terminated, whereupon all of the Letter of Credit Commitments and each such obligation of the Banks (including the obligation to issue or participate in any new Letter of Credit issued after such termination, but specifically excluding the obligation of each Bank to participate in Letters of Credit outstanding at the time of such termination) shall forthwith terminate, and the Borrower shall not have any further right to obtain Letters of Credit hereunder.

          SECTION 2.9. Extension of Termination Date. By notice given to the Agent and the Banks, at least thirty days but not more than forty-five days before the Stated Termination Date then in effect, the Borrower may request the Banks to extend the Stated Termination Date for an additional period to a date which is 364 days after the then current Stated Termination Date. Within thirty days after receipt of such request, each Bank that agrees, in its sole and absolute discretion, to so extend the Stated Termination Date shall notify the Borrower and the Agent in writing that it so agrees, and if all Banks so agree the Stated Termination Date shall be so extended.

          SECTION 2.10. Letter of Credit Facility. Subject to the terms and conditions of this Agreement, the Letter of Credit Commitments may be utilized, upon the request of the Borrower, by the issuance by any Issuing Bank (such issuance, and any funding of a draw thereunder, to be made by the Issuing Banks in reliance on the agreements of the other Banks in this Section) of standby letters of credit (collectively, the "Letters of Credit", and each a "Letter of Credit") for the account of the Borrower or any of its Subsidiaries; provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities exceed the aggregate Letter of Credit Commitments, (ii) at the time of issuance, the U.S. Dollar Equivalent of the outstanding amount of all Canadian Letters of Credit exceed $50,000,000, (iii) the aggregate amount of all Letters of Credit issued by any Issuing Bank exceed the Letter of Credit Commitment of such Issuing Bank, (v) the aggregate amount of all Letters of Credit issued by the Issuing Banks hereunder exceed the aggregate U.S. Dollar L/C Commitment, (v) the expiration date of any Letter of Credit extend beyond the date that is ten Business Days prior to the Stated Termination Date then in effect, (vi) any Canadian Letter of Credit be payable in any currency other than Canadian Dollars, (vii) any U.S. Letter of Credit be payable in any currency other than Dollars or (viii) any Letter of Credit be payable in more than one currency. The following additional provisions shall apply to Letters of Credit:

          (a) Notice of Issuance. The Borrower shall give the Agent and the Issuing Bank from which it is requesting a Letter of Credit at least three Business Days' (or such shorter period as agreed to by the Agent and such Issuing Bank) prior notice, in the form of Exhibit E (a "Notice of Letter of Credit"), specifying the Business Day such Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby; provided that (i) Canadian Letters of Credit shall be issued only by the Canadian Issuing Bank and (ii) the Canadian Issuing Bank shall not be required to issue any Letter of Credit other than Canadian Letters of Credit.

          (b) Participations in Letters of Credit. On each day during the period commencing with the issuance by any Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Letter of Credit Commitment of each Issuing Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the stated amount of such Letter of Credit. Each Bank agrees that, upon the issuance of any Letter of Credit hereunder by any Issuing Bank, it shall automatically acquire a participation in such Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's LC Participation Percentage of such liability, and each Bank thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to the extent provided in this Section 2.10.

          (c) Reimbursement Obligations; Notice of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank that issued such Letter of Credit shall promptly notify the Borrower (through the Agent) of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand, which shall be (unless same day payment is required by the terms of such Letter of Credit pursuant to a request of the Borrower) at least one Business Day after the date on which the Agent shall deliver such notice to the Borrower pursuant to this sentence. Notwithstanding the identity of the account party of any Letter of Credit, the Borrower hereby unconditionally agrees to pay and reimburse the Agent for the account of the Issuing Bank that issued a Letter of Credit for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind, together with interest thereon at a rate per annum equal to the Base Rate plus 6.5% per annum for the period from the date of such demand until the date of such reimbursement. The Borrower's obligations to reimburse each Issuing Bank as provided herein shall be absolute, unconditional and irrevocable under all circumstances whatsoever, including the following circumstances: (i) any lack of validity of this Agreement, the other Credit Documents or the other documents to be delivered under this Agreement; (ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against the Agent, any Bank, any Issuing Bank or any other Person, whether in connection with the transactions contemplated by this Agreement or any unrelated transaction;
     (iii) any action or inaction taken or suffered by any Issuing Bank under a Letter of Credit if taken in good faith and in conformity with applicable law; (iv) the payment by any Issuing Bank under a Letter of Credit against presentation of a demand, statement or other document which in the sole discretion of such Issuing Bank substantially complies with the terms of such Letter of Credit, including any demand, statement or other document which is forged, fraudulent, invalid or inaccurate in any respect; (v) any exchange, release or non-perfection of any collateral for, or any release or amendment or waiver of or consent to departure from any guarantee of, all or any of the Obligations of the Borrower in respect of any Letter of Credit; and (vi) any determination of invalidity or unenforceability with respect to any Letter of Credit after payment by an Issuing Bank thereunder.

          (d) Payments by Banks to Issuing Banks. To the extent that the Borrower fails to make any payment to an Issuing Bank that the Borrower is required to make pursuant to Section 2.10(c), each Bank (other than such Issuing Bank) shall pay to the Agent, for the account of such Issuing Bank in Dollars (or, in the case of Canadian Letters of Credit, in Canadian Dollars) and in immediately available funds, the amount of such Bank's LC Participation Percentage of any payment under a Letter of Credit upon notice by such Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount. Each such Bank's obligation to make such payment to the Agent for the account of such Issuing Bank under this Section 2.10(d), and such Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever other than the gross negligence or willful misconduct of such Issuing Bank in making payment under such Letter of Credit, including the failure of any other Bank to make its payment under this Section 2.10(d), the financial condition of the Borrower (or any account party in respect of such Letter of Credit), the existence of any Event of Default or the termination of the Letter of Credit Commitments. If any Bank shall default in its obligation to make any such payment to the Agent for the account of an Issuing Bank, for so long as such default shall continue the Agent may, at the request of such Issuing Bank, withhold from any payments received by the Agent under this Agreement for the account of such Bank the amount so in default and, to the extent so withheld, pay the same to such Issuing Bank for application to such defaulted obligation.

          (e) Participations in Reimbursement Obligations. Upon the making of each payment by a Bank to an Issuing Bank pursuant to Section 2.10(d) in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, any Issuing Bank or such Bank, acquire (i) a funded participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's LC Participation Percentage in any interest or other amounts payable by the Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the fronting fee contemplated by Section 2.1(b)(i)). Upon receipt by any Issuing Bank from or for the account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security), such Issuing Bank shall promptly pay to the Agent, for the account of each Bank entitled thereto, such Bank's participation percentage of such payment, each such payment by such Issuing Bank to be made in the same currency and funds in which received by any Issuing Bank. In the event any payment received by such Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by any Issuing Bank, each Bank shall, upon the request of such Issuing Bank (through the Agent), repay to such Issuing Bank (through the Agent) the portion of such payment paid to such Bank.

          (f) Information Provided by Issuing Banks to Banks. Promptly after the issuance of or amendment to any Letter of Credit, the Issuing Bank that issued such Letter of Credit will notify the Agent and the Borrower in writing of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Agent shall notify each Bank of such issuance or amendment and, if requested by a Bank, the Agent shall provide such Bank with copies of such issued or amended Letter of Credit.

          (g) Conditions Precedent to Issuance, Extension and Modification. The issuance by any Issuing Bank of a Letter of Credit, or any extension of any outstanding Letter of Credit, shall be subject to satisfaction of each of the conditions precedent set forth in Article III, and shall further be subject to the conditions precedent that (i) such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to such Issuing Bank consistent with its then current practices and procedures of general applicability with respect to letters of credit of the same type and (ii) the Borrower shall have executed and delivered such agreements and other instruments relating to such Letter of Credit as such Issuing Bank shall have reasonably requested consistent with its then current practices and procedures of general applicability with respect to letters of credit of the same type; provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control. The issuance by any Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this
     Section 2.10 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless the Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form.

          (h) Interest Payable to Issuing Banks by Banks. To the extent that any Bank shall fail to pay any amount required to be paid pursuant to Section 2.10(d) or (e) on the due date therefor, such Bank shall pay interest to the Issuing Bank owed such amount (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate.

          (i) Indemnification of the Banks, Issuing Banks and Agent. The Borrower hereby indemnifies and holds harmless each Bank, each Issuing Bank and the Agent from and against any and all claims, damages, losses, liabilities, costs and expenses that such Bank, such Issuing Bank or the Agent may incur (or that may be claimed against such Bank, such Issuing Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by each Issuing Bank under any Letter of Credit (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH BANK, SUCH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH BANK, SUCH ISSUING BANK AND THE AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH BANK, EACH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 2.10(I), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE; provided that the Borrower shall not be required to indemnify any Bank, any Issuing Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) in the case of each Issuing Bank, the willful misconduct or gross negligence of such Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of any

     Bank, such Bank's failure to pay its Letter of Credit Liabilities pursuant to Sections 2.10(d), (e) and (h).

                                   ARTICLE III
                                   CONDITIONS

          SECTION 3.1. Conditions Precedent to Effectiveness of Agreement. Subject to Section 3.3 below, the amendment and restatement of the Existing Credit Agreement and the obligation of each Issuing Bank to maintain existing issued Letters of Credit as Letters of Credit under this Agreement and to issue new Letters of Credit under this Agreement is subject to the condition precedent that the Agent shall have received the following, in form and substance satisfactory to the Agent (and the Banks, in the case of the Security Documents) and in sufficient copies (if applicable) for each Bank:

          (a) Certified copies of the resolutions of the Board of Directors, or the Executive Committee thereof, of the Borrower and each of its Subsidiaries being a party to any Security Document authorizing the execution of this Agreement, the other Credit Documents to which the Borrower or such Subsidiary is a party, and each Notice of Letter of Credit, and all other documents, in each case evidencing any necessary company action and governmental approvals, if any, with respect to each such Credit Document.

          (b) A certificate of the Secretary or an Assistant Secretary of the Borrower and each of its Subsidiaries being a party to any Security Document certifying (i) that attached thereto are true and correct copies of the Certificate of Incorporation and Bylaws, or other applicable formation documents, of the Borrower or such Subsidiary, together with any amendments thereto, and (ii) the names and true signatures of the officers of the Borrower or such Subsidiary authorized to sign each Credit Document.

          (c) Opinions of each of (i) William G. von Glahn, General Counsel of the Borrower, substantially in the form of Exhibit A hereto and (ii) New York counsel to the Borrower and Guarantors, substantially in the form of Exhibits B-1 and B-2 hereto, and, in each case, as to such other matters as any Bank through the Agent may reasonably request.

          (d) A duly executed and effective amendment and restatement of the Multiyear Williams Credit Agreement and amendment of each of the Progeny Facility documents, other than those automatically amended by virtue of the amendment to the Multiyear Williams Credit Agreement, each dated the date of this Agreement.

          (e) A certificate of an officer of the Borrower stating the respective ratings by each of S&P and Moody's of the senior unsecured long-term debt of the Borrower as in effect on the date of this Agreement.

          (f) A duly executed and effective amendment to the Pledge Agreement, Security Agreement, Collateral Trust Agreement, LLC Guaranty, and Midstream Guaranty each dated the date of this Agreement.

          (g) A duly executed and fully effective amendment and restatement of the Holdings Guaranty.

          (h) A certificate of an officer of the Borrower and each of its Subsidiaries being a party to any Security Document, dated as of the date of the execution and delivery of this Agreement (the statements made in each such certificate shall be true on and as of such date), certifying as to (i) the truth, in all material respects, of the representations and warranties contained in this Agreement (in the case of the Borrower only) and the Credit Documents as though made on and as of the date of the execution and delivery of this Agreement other than any such representations or warranties that, by their terms, refer to a specific date other than such date, in which case as of such specific date and (ii) the absence of any event (x) occurring and continuing after giving effect to this Agreement, the Barrett Loan Agreement and the agreements referred to in Section 3.1(d) hereof, and assuming the consummation of the transactions contemplated thereby, or (y) resulting from the execution and delivery of this Agreement and the Credit Documents and the performance of the Borrower or such Subsidiary, as applicable, of its obligations hereunder or under any other Credit Document, that constitutes an Event of Default (other than any Event of Default which may arise as a result of a draw or the probability of a draw under a letter of credit).

          (i) The Borrower shall have paid in full all accrued fees and expenses of the Agent (including the accrued fees and expenses of counsel to the Agent and local counsel to the Agent).

          (j) Counterparts of this Agreement, duly executed on behalf of the Borrower and the Majority Banks.

For purposes of determining compliance with the conditions specified in this
Section 3.1, each Bank shall be deemed to have (i) consented to, approved, authorized and accepted and to be satisfied with each document or other matter required under this Section 3.1 (provided that each Bank has received access to a copy of each document set forth in clauses (f) and (g) hereof and the Multiyear Williams Credit Agreement) and (ii) authorized the Collateral Agent and the Collateral Trustee to execute the documents set forth in clauses (f) and
(g) hereof, as applicable, unless both (x) an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Bank prior to the issuance of the initial Letter of Credit under this Agreement specifying its objection thereto and (y) such Bank shall not have accepted any portion of the fees set forth in Section 2.1(b). The Agent shall give the Borrower notice when all actions required by Section 3.1 have been satisfied.

          SECTION 3.2. Conditions Precedent to an Issuance of a Letter of Credit. The obligation of each Issuing Bank to issue a Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of the requested issuance of such Letter of Credit, the following statements shall be true (and each of the giving of the applicable Notice of Letter of Credit and the issuance of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date such Letter of Credit is issued such statements are true):

          (a) the representations and warranties contained in Section 4.1 and in each of the Security Documents are correct on and as of the date of such Letter of Credit, before and after issuance of such Letter of Credit, as though made on and as of such date (unless such representation and warranty speaks solely as of a particular date or a particular period, in which case, as of such date or for such period),

          (b) no event has occurred and is continuing, or would result from the issuance of such Letter of Credit, which constitutes a Default or Event of Default, and

          (c) after giving effect to such Letter of Credit and Letters of Credit which have been requested by the Borrower on or prior to such date but which have not been made or issued prior to such date, the sum of the aggregate amount of all Letter of Credit Liabilities will not exceed the aggregate of the Letter of Credit Commitments.

          SECTION 3.3. Special Condition to Effectiveness of Certain Provisions. Notwithstanding any contrary term or provision in Section 3.1 or elsewhere in this Agreement, amendments relating to (x) the release of Collateral and (y)
Section 9.1, to the extent not permitted in the Existing Agreement without the consent of all Banks, shall be of no force and effect until (a) the Agent shall have received (i) a duly executed counterpart hereof from each Bank listed on the signature pages hereof and (ii) a duly executed counterpart of the Multiyear Williams Credit Agreement from each lender being a party thereto and (b) all other conditions set forth in Section 3.1 are fully satisfied.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of the State of Delaware and has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Borrower and its Material Subsidiaries taken as a whole. Each Material Subsidiary (other than

     NewGP, if applicable) is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, existing and in good standing could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Material Subsidiaries taken as a whole (other than NewGP, if applicable). Each Material Subsidiary (other than NewGP, if applicable) has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a material adverse effect on the business, assets, condition or operation of the Borrower and its Material Subsidiaries (other than NewGP, if applicable) taken as a whole.

          (b) After giving effect to this Agreement, the Multiyear Williams Credit Agreement, the Barrett Loan Agreement and the Progeny Facilities and assuming the consummation of the transactions contemplated thereby, the execution, delivery and performance by each of the Borrower and the Guarantors of the Credit Documents to which it is a party and the consummation of the transactions contemplated thereby are within the Borrower's or such Guarantor's, as the case may be, corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, do not contravene (i) the Borrower's or such Guarantor's, as the case may be, charter, by-laws or formation agreement or (ii) law or any restriction under any material agreement binding on or affecting the Borrower or any Guarantor (other than any default which may arise as a result of a draw or the probability of a draw under a letter of credit) and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of any Credit Document to which any of them is a party, or the consummation of the transactions contemplated thereby.

          (d) Each Credit Document to which the Borrower or any Guarantor is a party has been duly executed and delivered by such Person and is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

          (e) (i) The Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 2002, and the related unaudited Consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for the three months then ended, duly certified by an authorized financial officer of the Borrower, copies of which have been furnished to each Bank, fairly present (in the case of such balance sheet as at March 31, 2002, and such statements of income and cash flows for the three months then ended, subject to year-end audit adjustments and the lack of footnotes) the Consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Consolidated Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Except as has been disclosed to each Bank, from December 31, 2001 to the date of this Agreement, there has been no material adverse change in the Consolidated financial condition or Consolidated results of operations of the Borrower and its Consolidated Subsidiaries.

          (i) The unaudited Consolidated balance sheet of WGPC and its Consolidated Subsidiaries as at December 31, 2001, and the related unaudited Consolidated statements of income and cash flows of WGPC and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the unaudited Consolidated balance sheet of WGPC and its Consolidated Subsidiaries as at March 31, 2002, and the unaudited related Consolidated statements of income and cash flows of WGPC and its Consolidated Subsidiaries for the three months then ended, duly certified by an authorized financial officer of WGPC, copies of which have been furnished to each Bank, fairly present (in the case of such balance sheet as at March 31, 2002, and such statements of income and cash flows for the three months then ended, subject to year-end audit adjustments and the lack of footnotes) the Consolidated financial condition of WGPC and its Consolidated Subsidiaries, respectively, as at such dates and the Consolidated results of operations of WGPC and its Consolidated Subsidiaries, respectively, for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. From December 31, 2001 to the date of this Agreement, there has been no material adverse change in the Consolidated financial condition or Consolidated results of operations of WGPC and its Consolidated Subsidiaries.

          (ii) The unaudited Consolidated balance sheet of WF Group and its Consolidated Subsidiaries as at December 31, 2001, and the related unaudited Consolidated statements of income and cash flows of WF Group and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the unaudited Consolidated balance sheet of WF Group and its Consolidated Subsidiaries as at March 31, 2002, and the related unaudited Consolidated statements of income and cash flows of WF Group and its Consolidated Subsidiaries for the three months then ended, duly certified by an authorized financial officer of WF Group, copies of which have been furnished to each Bank, fairly present (in the case of such balance sheet as at March 31, 2002, and such statements of income and cash flows for the three months then ended, subject to the lack of footnotes) the Consolidated financial condition of WF Group and its Consolidated Subsidiaries as at such dates and the Consolidated results of operations of WF Group and its Consolidated Subsidiaries for the year and three month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied.

          (f) Except as set forth on Schedule XV or in the Public Filings or as otherwise disclosed in writing by the Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower, any Guarantor or any

     Material Subsidiary (other than NewGP, if applicable) of the Borrower or against any of its or their respective properties or revenues before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries taken as a whole or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any other Credit Document.

          (g) No Letter of Credit has been or will be used for any purpose or in any manner contrary to the provisions of Section 5.2(m).

          (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no proceeds of any issuance of a Letter of Credit will be used to purchase or carry any such margin stock (other than purchases of common stock expressly permitted by Section 5.2(m)) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Following application of the proceeds of each issuance of a Letter of Credit, no more than 25% of the value of the Reg U Limited Assets of the Borrower will consist of margin stock (as defined in Regulation U), and no more than 25% of the value of the Reg U Limited Assets of the Borrower and its Subsidiaries on a consolidated basis will consist of margin stock (as defined in Regulation
     U).

          (i) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a material adverse effect on the Borrower or any Material Subsidiary (other than NewGP, if applicable) of the Borrower. The Borrower has not nor has any ERISA Affiliate of the Borrower received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and the Borrower is not aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA that would have any material adverse effect on the Borrower, any Material Subsidiary (other than NewGP, if applicable) of the Borrower or any ERISA Affiliate of the Borrower.

          (k) As of the date of this Agreement, the United States federal income tax returns of the Borrower and its Material Subsidiaries have been examined through the fiscal year ended December 31, 1995. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same become delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any such Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and the Material Subsidiaries of the Borrower in respect of taxes are adequate.

          (l) The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (m) Except as set forth in the Public Filings or as otherwise disclosed in writing by the Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, the Borrower and its respective Material Subsidiaries (other than NewGP, if applicable) are in compliance in all material respects with all Environmental Protection Statutes to the extent material to the operations or the consolidated financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole. Except as set forth in the Public Filings or as otherwise disclosed in writing by the Borrower to the Banks and the Agent after the date hereof and approved by the Majority Banks, the aggregate contingent and non-contingent liabilities of the Borrower and its Consolidated Subsidiaries (other than those reserved for in accordance with generally accepted accounting principles and set forth in the financial statements regarding the Borrower referred to in Section 4.1(e) and delivered to each Bank and excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which the Borrower reasonably expects to recover from ratepayers) which are reasonably expected to arise in connection with (i) the requirements of Environmental Protection Statutes or (ii) any obligation or liability to any Person in connection with any Environmental matters (including any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of
     1980) of any Hazardous Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) could not reasonably be expected to have a material adverse effect on the business, assets, conditions or operations of the Borrower and its Consolidated Subsidiaries, taken as a whole. Each of the Borrower and its respective Material Subsidiaries (other than NewGP, if applicable) holds, or has submitted a good faith application for, all Environmental Permits (none of which has been terminated or denied) required for any of its current operations or for any property owned, leased, or otherwise operated by it; and is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits.

          (n) Other than the Permitted Liens, the Borrower and its Subject Subsidiaries have good, valid and indefeasible title to, or a valid leasehold interest in, its respective property and to all property reflected by its respective balance sheet referenced in clause (e) above as being owned by the Borrower (except property sold or otherwise disposed of by the Borrower or its Subject Subsidiaries in conformity with the terms and conditions of the Multiyear Williams Credit Agreement). Each of the Borrower and the Midstream Subsidiaries have sufficient title to all Midstream Assets they collectively own and operate as is necessary for the conduct of the Midstream Business after the date hereof in accordance with the ownership and operation of the Midstream Business in the twelve months prior to the date hereof. There exists, or following completion of the post-closing items more fully described in Schedule XII, there will exist an Acceptable Security Interest in all Collateral other than the Excluded Collateral.

          (o) After giving effect to this Agreement and the concurrent amendments to various financing arrangements and agreements of the Borrower and its Subsidiaries, the Borrower and each Guarantor, individually and together with its Subsidiaries, is Solvent.

          (p) The Persons listed on Schedule X are all of the Midstream Subsidiaries and own, lease or hold all Midstream Assets necessary and/or appropriate for the operation and carrying on of the Midstream Business associated with the Midstream Assets as conducted during the 12 months preceding the date hereof.

          (q) Neither the Borrower nor any Guarantor is in default under or with respect to any of its margin requirements and capital assurance requirements in any respect which could reasonably be expected to have a material adverse effect on the Midstream Business of the Borrower or any Guarantor. No Default or Event of Default has occurred and is continuing.

          (r) Except as would not have a material adverse effect on the conduct of the Midstream Business conducted by the Midstream Subsidiaries, the various gathering systems which comprise part of the Midstream Assets are covered by recorded fee deeds, right of ways, easements, leases, servitudes, permits, licenses, or other instruments in favor of the Midstream Subsidiaries (or their predecessors in title) and their successors and assigns, which instruments establish a contiguous right of way for the respective gathering systems and grant the right to construct, operate, and maintain the respective gathering system in, over, under, and across the land covered thereby; provided that certain licenses and permits from railroads, utilities, owners of meter sites and various state and local Governmental Authorities and rights granted by Hydrocarbon producers on their respective properties may not be recorded. The pipelines comprising the various gathering systems which are part of the Midstream Assets of the Midstream Subsidiaries are located within the confines of contiguous rights of way and do not encroach upon any adjoining property in any material respects. The rights of ingress and egress held by the Midstream Subsidiaries with respect to such gathering systems allow the applicable Midstream Subsidiaries to inspect, operate, repair, and maintain such gathering systems in a normal manner consistent with past practices.

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

          SECTION 5.1. Affirmative Covenants. So long as any Letter of Credit shall remain outstanding, any Letter of Credit Liability shall exist or any Issuing Bank shall have any Letter of Credit Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subject Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (except where failure to comply could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subject Subsidiaries taken as a whole), such compliance to include the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Subject Subsidiaries or upon any of its property or any property of any of its Subject Subsidiaries, and all lawful claims which, if unpaid, might become a Lien upon any property of it or any of its Subject Subsidiaries; provided that neither the Borrower nor any Subject Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Borrower or such Subject Subsidiary, as the case may be.

          (b) Reporting Requirements. Furnish to each of the Banks:

               (i) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default, continuing on the date of such statement, a statement of an authorized financial officer of the Borrower setting forth the details of such Default or Event of Default and the actions, if any, which the Borrower has taken and proposes to take with respect thereto;

               (ii) as soon as available and in any event not later than 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (1) the unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the unaudited Consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments and the lack of footnotes) by an authorized financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles; provided that, if any financial statement referred to in this clause (ii) of
          Section 5.1(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, the Borrower shall not be obligated to furnish copies of such financial statement; and (2) a certificate of an authorized financial officer of the Borrower (a) stating that he has no knowledge that a Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which the Borrower proposes to take with respect thereto, and (b) showing in detail the calculation supporting such statement in respect of Sections 5.2(b) and 5.2(c);

               (iii) as soon as available and in any event not later than 105 days after the end of each fiscal year of the Borrower, (1) a copy of the annual audit report for such year for the Borrower and its Consolidated Subsidiaries, including therein the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, in each case prepared in accordance with generally accepted accounting principles and reported on by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Majority Banks; provided that if any financial statement referred to in this clause (iii) of Section 5.1(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, the Borrower shall not be obligated to furnish copies of such financial statement; and (2) a letter of such accounting firm to the Banks (a) stating that, in the course of the regular audit of the business of the Borrower and its Consolidated Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (b) showing in detail the calculations supporting such statement in respect of Sections 5.2(b) and 5.2(c), (which letter may nevertheless be limited in form, scope and substance to the extent required by applicable accounting rules or guidelines in effect from time to time);

               (iv) such other information respecting the business or properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Material Subsidiaries as any Bank through the Agent may from time to time reasonably request;

               (v) promptly after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower sends to any of its security holders, and copies of all final reports and final registration statements which the Borrower or any Material Subsidiary of the Borrower files with the Securities and Exchange Commission or any national securities exchange; provided that if such proxy materials and reports, registration statements and other information are readily available on-line through EDGAR, the Borrower or Material Subsidiary shall not be obligated to furnish copies thereof;

               (vi) as soon as possible and in any event within 30 Business Days after the Borrower or any ERISA Affiliate of the Borrower knows or has reason to know (A) that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred that could have a material adverse effect on the Borrower or any Material Subsidiary of the Borrower or (B) that any other Termination Event with respect to any Plan has occurred or is reasonably expected to occur that could have a material adverse effect on the Borrower or any Material Subsidiary of the Borrower, a statement of the chief financial officer or chief accounting officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such Subsidiary proposes to take with respect thereto;

               (vii) promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice received by the Borrower or any ERISA Affiliate of the Borrower from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

               (viii) within 30 days following request therefor by any Bank, copies of each Schedule B (Actuarial Information) to each annual report (Form 5500 Series) of the Borrower or any ERISA Affiliate of the Borrower with respect to each Plan;

               (ix) promptly and in any event within 25 Business Days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate of the Borrower concerning (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate of the Borrower in connection with any event described in clause (A), (B) or (C) above that, in each case, could have a material adverse effect on the Borrower or any ERISA Affiliate of the Borrower;

               (x) not more than 60 days (or 105 days in the case of the last fiscal quarter of a fiscal year of the Borrower) after the end of each fiscal quarter of the Borrower, a certificate of an authorized financial officer of the Borrower stating the respective ratings, if any, by each of S&P and Moody's of the senior unsecured long-term debt of the Borrower as of the last day of such quarter;

               (xi) promptly after any withdrawal or termination of any letter of credit, guaranty, insurance or other credit enhancement referred to in the third to last sentence of Section 1.5 or any change in the indicated rating set forth therein or any change in, or issuance, withdrawal or termination of, the rating of any senior unsecured long-term debt of the Borrower by S&P or Moody's, notice thereof; and

               (xii) Promptly after any officer of the Borrower obtains knowledge thereof, notice of (1) any material violation of, noncompliance with, or remedial obligations under, any Environmental Protection Statute, or notification of such violation or noncompliance received from any Governmental Authority, and (2) any material release or threatened material release of Hazardous Substance or Hazardous Waste affecting any property owned, leased or operated by the Borrower or any Subsidiary of the Borrower that the Borrower or such Subsidiary is compelled by the requirements of any Environmental Protection Statute to report to any governmental agency, department, board or other instrumentality.

          (c) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries (other than NewGP, if applicable) to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiaries operate, provided that the Borrower or any of its Subsidiaries may self-insure to the extent and in the manner normal for companies of like size, type and financial condition.

          (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subject Subsidiaries (other than the WCG Senior Notes Issuer) to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subject Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except (i) in the case of any Subject Subsidiary of the Borrower, where the failure of such Subject Subsidiary to so preserve, maintain, qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole; (ii) in the case of the Borrower, where the failure of the Borrower to preserve and maintain such rights, franchises and privileges and to so qualify and remain qualified could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole, (iii) the Borrower and its Subject Subsidiaries may consummate any merger or consolidation permitted pursuant to Section 5.2(d), (iv) the Borrower and any of its Subject Subsidiaries may be converted into a limited liability company by statutory election; provided that any such conversion of the Borrower shall not affect its liabilities and obligations to the Banks pursuant to this Agreement, and (v) Permitted Dispositions and other dispositions permitted hereunder.

          (e) Acceptable Security Interest. Cause an Acceptable Security Interest to exist at all times in all Collateral, except as to the Excluded Collateral and as otherwise contemplated by Section 5.1(g). Notwithstanding the foregoing, if the Borrower and its Subsidiaries, as applicable, have not entered into and duly executed a purchase and sale agreement (the "Sale Agreement") for the Refineries on or before December 31, 2002, with an agreed closing date of no later than March 31, 2003, then the Borrower shall grant an Acceptable Security Interest over any part of the Refineries to the extent owned by the Borrower or any of its Subsidiaries within 15 Business Days of the earlier of (i) December 31, 2002, if the Sale Agreement in connection with such part of the Refineries has not been executed by December 31, 2002, and (ii) March 31, 2003, if the sale in connection with such part of the Refineries has not been fully and duly consummated and closed by March 31, 2003, and all filing fees, expenses, mortgage taxes and any other costs and expenses of the Collateral Agent or Collateral Trustee incurred in connection therewith shall be payable by the Borrower on demand.

          (f) Further Assurances. At any time and from time to time, the Borrower shall, at its expense, promptly execute and deliver to the Collateral Trustee and/or the Collateral Agent such further instruments and documents, and take such further action (including, without limitation, with respect to the granting of an Acceptable Security Interest, on any personal or real property of the Borrower, any Restricted Midstream Subsidiary which, on the date of this Agreement, is subject to any contractual restriction prohibiting the granting of such a Lien on such property, if such contractual restriction shall terminate prior to the Termination Date), as the Majority Banks may from time to time reasonably request, in order to further carry out the intent and purpose of the Credit Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Collateral Trustee, Collateral Agent or any of the Banks, including the execution, delivery, recordation and filing of security agreements, financing statements and continuation statements under the law of any applicable jurisdiction and mortgages and deeds of trust necessary to grant an Acceptable Security Interest on all Collateral (other than any item of Collateral included in the definition of "Excluded Collateral" and subject to a contractual restriction prohibiting the granting of a Lien hereunder which contractual restriction has not terminated) of the Borrower and its Subsidiaries whether such Collateral is now owned, leased, possessed by license or any other means of acquiring a possessory interest or hereafter acquired or possessed (each such mortgage or deed of trust being an "Additional Mortgage"); provided, however, that neither NewGP, nor MLP, nor their respective Subsidiaries shall be required to grant a Lien on any of their property.

          (g) Post-Closing Requirements. On or before the dates more fully set forth in Schedule XII hereto, the Borrower shall satisfy, or shall cause the satisfaction, of the items more fully set forth in such Schedule XII.

          (h) Subsidiaries. (i) Give the Agent thirty days prior written notice of the creation or acquisition of any Subsidiary, other than (w) a Project Financing Subsidiary, (x) NewGP, (y) any Subsidiary of NewGP or Apco Argentina, Inc. or (z) the WCG Senior Notes Issuer and (ii) concurrently with the creation or acquisition of any such Subsidiary, cause such Subsidiary, other than (w) a Project Financing Subsidiary, (x) NewGP, (y) any Subsidiary of either MLP or NewGP or (z) the WCG Senior Notes Issuer, to provide to the Collateral Agent a Security Agreement granting an Acceptable Security Interest in the Equity Interests of such Subsidiary for the benefit of the Collateral Trustee, appropriate legal opinions and, if such Subsidiary owns any real property, a Mortgage covering such real property, all of which shall be in the form and substance satisfactory to the Collateral Agent; provided, however, that the requirements set forth in this clause (ii) shall not apply to any Subsidiary of the Borrower newly created solely in connection with Permitted Dispositions or any sales and dispositions permitted by Section 5.2(e) so long as the Permitted Disposition or other sale or disposition is consummated within sixty (60) days after the creation of such Subsidiary; provided, further, that if such Permitted Disposition or other sale or disposition is not consummated within such sixty (60) day period, the requirements set forth in clause
     (ii) above shall apply with respect to such Subsidiary on the Business Day immediately following the end of such sixty (60) day period.

          (i) Bond Proceeds. Cause the net proceeds from the TGPL Bond Offerings to be maintained in a separate, segregated account in the name of TGPL to be used solely as set forth in the offering documents for the TGPL Bond Offering.

          (j) Midstream Subsidiaries. Cause the representation set forth in
     Section 4.1(p) to be true at all times; provided that, for purposes of this clause (j), Schedule X shall be deemed to be modified from time to time to reflect the (x) divestiture of

     Midstream Subsidiaries and (y) formation of new Midstream Subsidiaries, in each case to the extent such divestiture or formation has been made in accordance with the terms of this Agreement.

          (k) Cash Deposits. Maintain all or substantially all of its and its Subject Subsidiaries' cash deposits with one or more of the lenders under the Multiyear Williams Credit Agreement, other than any cash deposits held in local operational accounts or any international accounts.

          (l) Barrett Liquidity Reserve. Cause RMT to at all times maintain the "Borrower Liquidity Reserve" (as defined in the Barrett Loan Agreement).

          (m) Replacement of Legacy L/C with Letter of Credit. Cause the issuance of a letter of credit to replace a Legacy L/C to the extent the replacement of such Legacy L/C shall be necessary to prevent the occurrence of a default in relation to, and draw on, such Legacy L/C.

          SECTION 5.2. Negative Covenants. So long as any Letter of Credit Liability shall exist or any Issuing Bank shall have any Letter of Credit Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

          (a) Liens, Etc. Create, assume, incur or suffer to exist, or permit any of its Subject Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subject Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt, trade payable or other obligation or liability of any Person (other than obligations or liabilities that are (i) neither Debt nor trade payables,
     (ii) incurred, and are owed to trading counterparties, in the ordinary course of the trading business of the Borrower or any Subject Subsidiary, and (iii) secured only by cash, short-term investments or a Letter of Credit and (iv) permitted by Section 5.2(o)); provided, however, that notwithstanding the foregoing (1) the Borrower or any of its Subject Subsidiaries may create, incur, assume or suffer to exist Permitted Liens and (2) RMT and RMT LLC may create, incur, assume or suffer to exist any Lien created pursuant to the Barrett Loan Agreement.

          (b) Debt.

               (i) In the case of the Borrower, permit the ratio of (A) the aggregate amount of Consolidated Debt of the Borrower and its Consolidated Subsidiaries to (B) the sum of the Consolidated Net Worth of the Borrower plus the aggregate amount of Consolidated Debt of the Borrower and its Consolidated Subsidiaries to exceed at any time (i) on or before December 30, 2002, 0.70 to 1.00, (ii) after December 30, 2002 and on or before March 30, 2003, 0.68 to 1.00 and (iii) after March 30, 2003, 0.65 to 1.00.

               (ii) With respect to each of TGPL, TGT and NWP, permit the ratio of (A) the aggregate amount of Consolidated Debt of such Subsidiary and its Consolidated Subsidiaries to (B) the sum of the Consolidated Net Worth of such

          Subsidiary plus the aggregate amount of Consolidated Debt of such Subsidiary and its Consolidated Subsidiaries to exceed at any time
          0.55 to 1.00.

          (c) Cash Flow to Interest Expense Ratio. Permit, for any period of four consecutive quarters, the ratio of (A) the sum of Cash Flow plus Interest Expense to (B) Interest Expense to be less than 1.5 to 1.0.

          (d) Merger and Sale of Assets. Merge or consolidate with or into any other Person, or sell, lease or otherwise transfer a material part of its assets, or permit any of its Major Subsidiaries (other than Apco Argentina, Inc. and its Subsidiaries and NewGP, if applicable) to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer a material part of such Major Subsidiary's assets, except that this Section 5.2(d) shall not prohibit any sale or transfer permitted by Section 5.2(e),
     (f) or (o) or any Permitted Disposition.

          (e) Asset Disposition. Sell, lease, transfer or otherwise dispose of, or permit any of its Material Subsidiaries or the Guarantors to sell, lease, transfer or otherwise dispose of, any property of the Borrower or any Guarantor or Material Subsidiary of the Borrower, except:

               (i) sales of inventory in the ordinary course of business and on reasonable terms;

               (ii) sales of worn out, surplus, or obsolete equipment in the ordinary course of business, if no Event of Default exists at the time of such sale;

               (iii) replacement of equipment in the ordinary course of business with other equipment at least as useful and beneficial to the Borrower or its Material Subsidiaries and their respective businesses as the equipment replaced if no Event of Default exists at the time of such replacement and an Acceptable Security Interest exists in such other equipment at the time of such replacement;

               (iv) sales of other immaterial Property (other than Equity Interests, Debt or other obligations of any Subsidiary) in the ordinary course of business and on reasonable terms, if no Event of Default exists at the time of such sale; provided that Property may not be sold pursuant to this clause (iv) if the aggregate fair market value of all Property sold pursuant to this clause (iv) exceeds $250,000 in any year;

               (v) sales or other dispositions of assets which are not Collateral for cash in arm's length transactions;

               (vi) sales, leases, transfers or other dispositions of the Refineries (in whole or in part, including to each other);

               (vii) the MAPL Asset Disposition and Seminole Asset Disposition;

            (viii) sales or other dispositions of assets of NewGP or its Subsidiaries and the transfer by Williams GP LLC to NewGP of the general partnership interests and incentive distribution rights in MLP;

          (ix) Permitted Dispositions;

          (x) sale of Equity Interests in NewGP;

          (xi) transfers by the Guarantors to other Guarantors and transfers by non-Guarantor Subsidiaries to any other Subsidiary, in each case in the ordinary course of business;

          (xii) transfers to the State of California of up to 6 turbines in connection with the settlement of the California Proceedings,

          (xiii) the Arctic Fox Capital Contribution; and

          (xiv) transfers of Assets and Property by Subsidiaries of TGT which may not be restricted pursuant to that certain Indenture, dated as of April 11, 1994, between TGT and The Chase Manhattan Bank, as Trustee;

     provided that, (A) 50% of the gross cash proceeds resulting from any disposition of Collateral permitted pursuant to clauses (ii), (iv) through
     (vii), (ix) and (x), shall be deposited immediately upon receipt to the Collateral Account to be maintained with, and under the control of, the Collateral Trustee pursuant to the Collateral Trust Agreement and applied in accordance with the terms and conditions of this Agreement and the Multiyear Williams Credit Agreement and (B) assets disposed of pursuant to clauses (i) through (v) shall not constitute a material part of the assets of TGPL, TGT or NWP and (C) with respect to any Collateral replaced, exchanged or transferred (in the case of clause (xi) only), or any non-cash proceeds received from the sale, transfer or other disposition of Collateral, in each case pursuant to this Section 5.2(e), the Borrower shall undertake all actions as more fully set forth in, and subject to,
     Section 5.1(f) to (1) grant an Acceptable Security Interest in favor of the Collateral Trustee on any new Collateral resulting from any such replacement or exchange or on the non-cash proceeds received from the sale or other disposition of Collateral and (2) in the case of Collateral transferred pursuant to clause (xi), to maintain an Acceptable Security Interest on such transferred Collateral.

          In connection with a requested release of Collateral pursuant to this
     Section 5.2, the Borrower shall deliver a Release Notice (as defined in the Collateral Trust Agreement) to the Collateral Trustee and the Collateral Trustee shall be required to forward such notice to the designated group pursuant to the terms of Section 2.5 of the Collateral Trust Agreement. If the notice period specified in the Collateral Trust Agreement expires prior to the Collateral Trustee receiving any objection to the specified release, then (x) the Collateral Trustee will execute and deliver all documents as may reasonably be requested to effect a release of the Liens on any such Collateral held by the Collateral Trustee pursuant to the Collateral Trust Agreement and the other Security Documents, (y) any Guarantor that is the owner of the assets subject to a disposition permitted pursuant to this Section 5.2(e) and whose entire Equity Interests are being conveyed in connection with such disposition, together with the Subsidiary or Subsidiaries that own such Equity Interests with respect to such ownership, shall be automatically released as a Guarantor under the Midstream Guaranty and as a party, or parties if applicable, to the Collateral Trust Agreement, Pledge Agreement and Security Agreement and (z) each Bank shall be deemed to have affirmatively approved the release of such Collateral and to the extent applicable, the release of such Guarantor, and its owners to the extent applicable, from the terms and conditions of the Midstream Guaranty, Collateral Trust Agreement, Pledge Agreement and Security Agreement.

               Notwithstanding anything in this Section 5.2(e) to the contrary, and for greater certainty, nothing in this Agreement shall prohibit
          (1) the transfer of Equity Interests of RMT from TWC to RMT LLC or any RMT Asset Disposition or (2) TWC or any of its Subsidiaries (including RMT LLC, RMT and their respective Subsidiaries) from selling, leasing, transferring or otherwise disposing of any property of the Borrower or any Subsidiaries of the Borrower in accordance with the provisions of the Barrett Loan Agreement. For the avoidance of doubt, the modification or limitation of voting rights with respect to any Equity Interests shall not constitute a disposition of property.

               The Banks hereby acknowledge that Williams Midstream Natural Gas, Inc. has entered into a storage lease more fully described on Schedule XVI attached hereto. The property subject to the lease is encumbered by Liens granted pursuant to the Security Documents. The Banks hereby authorize and instruct the Collateral Trustee to execute the Non-Disturbance and Attornment Agreement substantially in the form attached hereto as part of Schedule XVI.

               (f) Maintenance of Ownership of Certain Subsidiaries. Sell, issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any Equity Interests or any direct or indirect interest in any Equity Interests in any Material Subsidiary (other than NewGP, if applicable, the Refineries, MAPL, Seminole and their respective Subsidiaries and the Persons or assets referenced on Schedule XIV); provided, however, that this Section 5.2(f) shall not prohibit (i) Permitted Liens, (ii) the sale or other disposition of the Equity Interests in any Subsidiary of the Borrower to the Borrower or any Wholly-Owned Subsidiary of the Borrower if, but only if, (x) there shall not exist or result a Default or Event of Default and (y) in the case of each sale or other disposition referred to in this proviso involving the Borrower or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of the Borrower to perform its obligations hereunder and under any other Credit Document and the Borrower shall continue to exist, (iii) any Subsidiary from selling or otherwise disposing of any direct or indirect Equity Interests in any Subsidiary of the Borrower (other than TGPL, TGT or NWP), (iv) any RMT Asset Disposition, (v) the sale or other disposition of the Equity Interests in any Subsidiary of the Borrower pursuant to, and in accordance with, the Barrett Loan Agreement, or (vi) any Permitted Disposition; provided that, except with respect to any Permitted Disposition or any RMT Asset Disposition, after giving effect to any sale or other disposition of any Equity Interests owned directly or indirectly by a Major Subsidiary, such Subsidiary continues to be a Major Subsidiary. Nothing herein shall be construed to permit the Borrower or any of its Subject Subsidiaries to purchase shares, any interest in shares or any ownership interest in a WCG Subsidiary except as permitted by Section 5.2(h).

               (g) Agreements to Restrict Certain Transfers. Enter into or suffer to exist, or permit any of its Subject Subsidiaries to enter into or suffer to exist, any consensual encumbrance or consensual restriction (except under governmental regulations) on its ability or the ability of any of its Subject Subsidiaries (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Debt or other obligation owed to the Borrower or to any of its Subject Subsidiaries; or (ii) to make loans or advances to the Borrower or any Subject Subsidiary thereof, except, as to (i) and (ii) above, (1) encumbrances and restrictions on any Subsidiary that is not a Material Subsidiary, (2) those encumbrances and restrictions existing on July 31, 2002, (3) other customary encumbrances and restrictions now or hereafter existing of the Borrower or any Subsidiary thereof entered into in the ordinary course of business that are not more restrictive in any material respect than the encumbrances and restrictions with respect to the Borrower or its Subsidiaries existing on July 31, 2002, (4) encumbrances or restrictions on any Subsidiary that is obligated to pay Non-Recourse Debt arising in connection with such Non-Recourse Debt, (5) encumbrances and restrictions on Apco Argentina, Inc. or its Subsidiaries and (6) encumbrances and restrictions on any Subsidiary pursuant to the Barrett Loan Agreement.

               (h) Loans and Advances; Investments. (i) Make or permit to remain outstanding, or allow any of its Subject Subsidiaries to make or permit to remain outstanding, any loan or advance to, or own, purchase or acquire any obligations or debt or Equity Interests of, any WCG Subsidiary, except that the Borrower and its Subject Subsidiaries may
          (1) permit to remain outstanding, and to replace or refinance, loans and advances and other financing arrangements to, or Equity Interest in, a WCG Subsidiary existing or owned (in the case of such Equity Interests) as of July 31, 2002 and listed on Exhibit C hereof, but no such replacement or refinancing shall exceed the amount of such loans, advances or other amounts outstanding immediately prior to such replacement or refinancing, (2) pursuant to the WCG Unwind Transaction, acquire and own the promissory notes referred to in clause (ii) of the definition herein of WCG Unwind Transaction, (3) receive any distribution from WCG or any Subsidiary thereof in connection with the bankruptcy proceedings of WCG or any Subsidiary thereof and (4) purchase WCG Note Trust Bonds in accordance with
          Section 5.2(o). Except for those investments permitted in subsections
          (1), (2) and (3) above, the Borrower shall not, and the Borrower shall not permit any of its Subject Subsidiaries to, acquire or otherwise invest in Equity Interests in, or make any loan or advance to, a WCG Subsidiary; and

                    (ii) to the extent not expressly permitted by the terms of this Agreement, (x) amend or modify in any manner the Barrett Loans or the Barrett Loan Agreement on terms or conditions which would (1) increase the collateral therefor to include assets not owned by Barrett on the date hereof except for assets acquired hereafter by Barrett in the ordinary course of business as presently conducted by Barrett, (2) shorten the maturity of the Barrett Loans or (3) add any additional obligors with respect thereto or (y) replace or refinance the Barrett Loans unless the Board of Directors of TWC shall determine by resolution that such replacement or refinancing is on the best terms reasonably available to TWC or Barrett at such time.

               (i) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate of the Borrower to terminate, any Plan so as to result in any material liability of the Borrower or any Material Subsidiary (other than NewGP, if applicable) of the Borrower or any ERISA Affiliate to the PBGC, if such material liability of such ERISA Affiliate could reasonably be expected to have a material adverse effect on the Borrower or any Material Subsidiary (other than NewGP, if applicable) of the Borrower, or (ii) permit to occur any Termination Event with respect to a Plan which would have a material adverse effect on the Borrower or any Subject Subsidiary of the Borrower.

               (j) Transactions with Related Parties. Make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, or permit any Material Subsidiary of the Borrower to make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, any Related Party of the Borrower or of such Material Subsidiary unless as a whole such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) on terms and conditions reasonably fair in all material respects to the Borrower or such Material Subsidiary in the good faith judgment of the Borrower.

               (k) Guarantees. After July 31, 2002, enter into any agreement to guarantee or otherwise become contingently liable for, or permit any of its Subject Subsidiaries to guarantee or otherwise become contingently liable for, Debt or any other obligation of any WCG Subsidiary or to otherwise assure a WCG Subsidiary, or any creditor of a WCG Subsidiary, against loss, except as set forth in Exhibit C.

               (l) Sale and Lease-Back Transactions. Enter into, or permit any of its Subject Subsidiaries (other than Apco Argentina, Inc.) to enter into, any Sale and Lease-Back Transaction, if after giving effect thereto the Borrower would not be permitted to incur at least $1.00 of additional Debt secured by a Lien permitted by paragraph (y) of
          Schedule III.

               (m) Use of Proceeds. Use any Letter of Credit for any purpose other than general corporate purposes relating to the business of the Borrower and its Subsidiaries, (including working capital and capital expenditures), or use any Letter of Credit in any manner which violates or results in a violation of law; provided, however, that no Letter of Credit will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (other than any purchase of common stock of any corporation, if such purchase is not subject to Sections 13 and 14 of the Securities Exchange Act of 1934 and is not opposed, resisted or recommended against by such corporation or its management or directors, provided that the aggregate amount of common stock of any corporation (other than Apco Argentina

          Inc., a Cayman Islands corporation) purchased during any calendar year shall not exceed 1% of the common stock of such corporation issued and outstanding at the time of such purchase) or in any manner which contravenes law, and no Letter of Credit will be used to purchase or carry any margin stock (within the meaning of Regulation U issued by the Federal Reserve Board). Notwithstanding anything to the contrary contained herein, if any, (i) with respect to EMT, Letters of Credit shall only be used, directly or indirectly, as necessary for the orderly disposition of the Trading Book and (ii) no Letter of Credit shall be used to pay any principal amounts outstanding, interest, fees or other costs with respect to the Barrett Loan, it being understood that Letters of Credit may be used to support margin requirements with regard to Hedge Agreements on oil and gas.

               (n) Restricted Payments. (i) Other than in connection with the Castle Transaction, the Arctic Fox Capital Contribution and the Plowshare Transaction, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Person thereof) as such, or permit any of its Subject Subsidiaries (other than Apco Argentina, Inc., TGT (to the extent there exists any contractual restriction prohibiting the Subsidiaries of TGT from restricting their ability to pay dividends) and their respective Subsidiaries) to do any of the foregoing, (ii) permit any of its Subject Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or
          (iii) permit its Subject Subsidiaries to make any prepayment with respect to any Debt (other than Debt issued or incurred in connection with the Progeny Facilities and related documents, Debt issued or incurred in accordance with the terms of Section 2.3(b), Debt issued prior to July 31, 2002 pursuant to the certain Indenture dated May 1, 1990 with Transco Energy Company as issuer and Bank of New York as trustee, as supplemented from time to time, the WCG Note Trust Bonds, Debt under the Barrett Loan Agreement, Debt of Subsidiaries of TGT and Debt incurred in connection with the UBOC Turbine Financing) or repurchase any Debt securities except any repurchase or prepayment required by the terms thereof in effect on July 31, 2002, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clauses (i), (ii) (other than with respect to RMT LLC and its Subsidiaries) and (iv) below or would result therefrom:

                    (i) the Borrower may (A) declare and pay cash dividends and distributions on its (1) 9 7/8ths% Cumulative Convertible Preferred Stock, (2) December 2000 Cumulative Convertible Preferred Stock and (3) March 2001 Mandatorily Convertible Single Reset Preferred Stock, (B) declare and pay cash dividends and distributions on TWC Preferred Stock issued on or after July 30, 2002 in form and substance satisfactory to the Agent and (C) in any Fiscal Quarter, declare and pay cash dividends to its holders of common stock and purchase, redeem, retire or otherwise acquire shares of its own outstanding common stock for cash if after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made in any such Fiscal Quarter would be not greater than the sum of $6,250,000;

                    (ii) the Borrower or any Subsidiary of the Borrower may (A)
               declare and pay cash dividends or pay subordinated loans owed to the Borrower and (B) declare and pay cash dividends or pay subordinated loans, in each case in the ordinary course of business consistent with past practice, owed to any other Subsidiary of the Borrower (and payments to the holders of the Designated Minority Interests made concurrently with and in the same form as the payments to Subsidiaries of the Borrower);

                    (iii) the Borrower or any Subsidiary of the Borrower may
               make payments to non-Subsidiaries to the extent required under Financing Transactions or other agreements in effect as of July 31, 2002, including, without limitation, payments made in connection with a downgrade by S&P and Moody's of the Borrower's senior unsecured long-term debt rating; and

                    (iv) the Borrower or any Subsidiary of the Borrower may make payments to non-Subsidiaries to the extent required under the organizational documents of the Deepwater JV.

               (o) Investments in Other Persons. Make or hold, or permit any of its Subject Subsidiaries to make or hold, any Investment in any Person, except:

                    (i) equity Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on July 31, 2002 and additional Investments in Subsidiaries engaged in businesses reasonably related to the businesses carried on by the Borrower and its Subsidiaries on July 31, 2002 (including, without limitation, the Arctic Fox Capital Contribution); provided, that any such additional cash Investments shall not exceed $75,000,000 annually, except to the extent such cash Investments are immediately returned to the Person making such Investment as a dividend, distribution or repayment of Debt;

                    (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted;

                    (iii) Investments of the Borrower and its Subsidiaries in
               Cash Equivalents;

                    (iv) Investments existing on July 31, 2002 or commitments
               for such Investments existing on July 31, 2002 and Investments made pursuant to such commitments after July 31, 2002;

                    (v) Investments by the Borrower and its Subsidiaries in
               Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;

                    (vi) Investments consisting of intercompany debt;

                    (vii) Investments consisting of (A) the purchase of WCG Note
               Trust Bonds in an aggregate principal amount not to exceed $75,000 or (B) the Equity Interests in the WCG Senior Notes Issuer;

                    (viii) Investments by Apco Argentina, Inc. or its
               Subsidiaries in accordance with applicable laws and their governing documents; provided that such Investments shall only be made using cash generated solely by their business, operations and financings;

                    (ix) Investments not exceeding $12,000,000 in Williams Coal
               Seam Gas Royalty Trust units pursuant to agreements in place on the date hereof; provided that the purchase price of such units shall not exceed the then existing market price for such units;

                    (x) Investments consisting of the acquisition of Equity
               Interests of the Deepwater JV in exchange for the contribution of Deepwater Assets to the Deepwater JV and Investments made to maintain such Equity Interests;

                    (xi) Investments in Persons that are not Subsidiaries
               required to be made by the Borrower or any of its Subsidiaries in order to avoid default pursuant to agreements in existence on July 31, 2002;

                    (xii) any Investments necessary to maintain, in accordance with the partnership agreement, the 2% general partnership interest of NewGP in the MLP; provided, that the aggregate annual amount of such Investments under this clause (xii) shall not exceed $10,000,000;

                    (xiii) Investments permitted by Section 5.2(h);

                    (xiv) the Investment in the 0.2% general partnership
               interest in West Texas LPG Pipelines;

                    (xv) Investments by EMT contemplated by the UBOC Turbine
               Financing; and

                    (xvi) other Investments in an aggregate amount invested not to exceed $50,000,000 annually; provided that, with respect to Investments made under this clause (xvi), (1) any newly acquired or organized Subsidiary of the Borrower or any of its Subsidiaries shall be a Wholly-Owned Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and (3) any company or business acquired or invested in pursuant to this clause (xv) shall be in the same line of business as the business of the Borrower or any of its Subsidiaries.

               (p) Subsidiary Debt. Permit any of its Subject Subsidiaries to create, incur, assume or suffer to exist Debt, other than (except as set forth in either Section 6(f) of the LLC Guaranty or Section 6(e) of the Holdings Guaranty) (i) Debt incurred, assumed or suffered to exist by TGPL, TGT, NWP or Apco Argentina, Inc. or their Subsidiaries,
          (ii)

          Debt incurred, assumed or suffered to exist by Subsidiaries (other than those referred to in clause (i) and Subsidiaries the stock of which is pledged under the Pledge Agreement) in an aggregate amount not to exceed $50,000,000 at any one time outstanding, (iii) Debt in existence on July 31, 2002, (iv) Debt under the Guaranties, (v) Debt of the Project Financing Subsidiaries, (vi) Debt under the Barrett Loan Agreement, (vii) Debt consisting of intercompany debt so long as the obligations of the debtors thereunder are subordinated to their obligations under the Credit Documents and are incurred in the ordinary course of the cash management system of the Borrower and its Subsidiaries, (viii) any Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt permitted to be incurred under this clause
          (p), and (ix) Debt incurred in connection with the Deepwater Transactions and the UBOC Turbine Financing.

               (q) Agreement to Restrict Transfers to NewGP. Transfer, or permit any of its Subject Subsidiaries to transfer, any property to NewGP, except (x) a transfer to NewGP of the Equity Interest in MLP held by Williams GP LLC or (y) any other transfer necessary to maintain the 2% general partnership interest of NewGP in the MLP; provided, that the aggregate annual amount of such Investments under clause (y) shall not exceed $10,000,000.

               (r) (R)Prepayments of Progeny Facilities and Legacy L/Cs. From July 31, 2002, prepay any Progeny Facility or reduce the commitment of any lender under any Progeny Facility, or cash collateralize any Legacy L/C; provided, that the Borrower may (i) prepay any Progeny Facility, (ii) reduce the commitment of any lender under any Progeny Facility and (iii) cash collateralize any Legacy L/C under any of the following circumstances:

                    (1) the Borrower may apply Net Cash Proceeds as required by
               Section 2.3(b);

                    (2) the Borrower may pay principal of a Progeny Facility as such principal matures and make any required prepayment or reduction of the commitments of any lender thereunder, in each case in accordance with the terms of such Progeny Facility in effect on July 31, 2002, and may prepay any such Progeny Facility simultaneously with the disposition of the assets associated with such Progeny Facility;

                    (3) the Borrower may make prepayments, reductions of
               commitments and cash collateralizations on a pro-rata basis to
               (x) the permanent ratable reduction of the outstanding amounts of the Progeny Facilities and (y) cash collateralize the Legacy L/Cs, until and unless the Legacy L/Cs are fully cash collateralized, in which case such prepayments, reductions of commitments or cash collateralizations may be made on a pro-rata basis to the permanent ratable reduction of the outstanding amounts of the Progeny Facilities;

                    (4) the Borrower may, in its sole absolute discretion, make any prepayment, commitment reduction or cash collaterallization of the type set forth in clauses (i) through (iii) above in an aggregate amount not to exceed $65,000,000 per annum; and

                    (5) the Borrower may prepay, defease or otherwise satisfy in whole or in part all of its obligations arising under the Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association, and Bank of America, N.A. (formerly NationsBank of Texas, N.A.), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended, and all documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection therewith.

          For the avoidance of doubt, nothing in this subsection (R) shall limit or restrict the Borrower from any payment or taking any action that is required by the terms of any Progeny Facility or Legacy L/C in effect on the date hereof.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.1. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:


          (a) The Borrower (i) shall fail to pay any Reimbursement Obligation when the same becomes due and payable, or (ii) shall fail to pay any interest on any Reimbursement Obligation within three days after the same becomes due and payable or (iii) shall fail to pay any fee or other amount to be paid by it hereunder or under any Credit Document to which it is a party within ten days after the same becomes due and payable; or

          (b) Any certification, representation or warranty made by the Borrower or any Guarantor herein or in any other Credit Document or by the Borrower or any Guarantor (or any officer of the Borrower or any Guarantor) in writing under or in connection with this Agreement or in any other Credit Document or any instrument executed in connection herewith (including representations and warranties deemed made pursuant to Section 3.2) shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) The Borrower or any Guarantor shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.1(b) on its part to be performed or observed and such failure shall continue for five Business Days after the earlier of the date notice thereof shall have been given to the Borrower by the Agent or any Bank or the date the Borrower shall have knowledge of such failure, or (ii) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in Section 5.1(b) or Section 5.2) or any other Credit Document on its part to be performed or observed and such failure shall continue for ten Business Days after the earlier of the date notice thereof shall have been given to the Borrower by the Agent or any Bank or the date the Borrower or Guarantor, as applicable, shall have knowledge of such failure; or (iii) any term, covenant or agreement contained in Section 5.2; or

          (d) The Borrower or any Subsidiary of the Borrower shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $60,000,000 in the aggregate (excluding Debt incurred pursuant to any Letter of Credit) of the Borrower and/or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, as required in connection with any permitted sale of assets or as required in connection with any casualty or condemnation), prior to the stated maturity thereof; provided, however, that the provisions of this Section 6.1(d) shall not apply to any Non-Recourse Debt of any non-material Subsidiary of the Borrower which is a Non-Borrowing Subsidiary as defined in the Multiyear Williams Credit Agreement; or

          (e) The Borrower or any Material Subsidiary of the Borrower (i) shall generally not pay its debts as such debts become due, or (ii) shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or any proceeding shall be instituted by or against the Borrower or any Material Subsidiary of the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any Material Subsidiary of the Borrower shall take any action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $60,000,000 shall be rendered against the Borrower or any Material Subsidiary of the Borrower and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the


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

     Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $75,000,000; or

          (h) The Borrower or any ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $75,000,000 in the aggregate or requires payments exceeding $50,000,000 per annum; or

          (i) The Borrower or any ERISA Affiliate of the Borrower shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include July 31, 2002 by an amount exceeding $75,000,000;

          (j) Any provision (other than any provision excepted from, or subject to a qualification in, the opinion delivered pursuant to Section 3.1(C), but only to the extent of such exception or qualification) of any Security Document for any reason is not a legal, valid, binding and enforceable obligation of the Borrower or any Guarantor party thereto or the Borrower or any Guarantor party thereto shall so state in writing;

          (k) Any material portion of the Collateral that is not covered by adequate insurance shall be destroyed or any material portion of the Collateral shall otherwise become unavailable for use by its owner for a period in excess of 30 days (or 90 days if such owner has business interruption insurance adequate to cover the loss to it resulting from such Collateral being unavailable for use) or title to any material portion of the Collateral shall be successfully challenged; or

          (l) Any "Default" or "Event of Default" as defined in any Security Document shall occur;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare, the obligation of each Issuing Bank to issue any Letter of Credit to be terminated, whereupon each such obligation shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the principal of the Reimbursement Obligations, all interest thereon and all other amounts payable by the Borrower under this Agreement and any other Credit Document to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by the Borrower;


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

provided, however, that in the event of any Event of Default described in Section 6.1(e)(ii), (A) the obligation of each Issuing Bank to issue a Letter of Credit shall automatically be terminated and (B) the principal of the Reimbursement Obligations, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower. For purposes of this Section 6.1, any Reimbursement Obligation owed to an SPC shall be deemed to be owed to its Designating Bank.

     SECTION 6.2. LC Cash Collateral Accounts. Upon the occurrence and during the continuance of any Event of Default (if the Agent has declared all amounts owed hereunder to be due and payable), the Borrower agrees that it shall forthwith, without any demand or the taking of any other action by any Issuing Bank, the Agent, or any of the Banks, provide cover for the outstanding Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all outstanding Letters of Credit, which funds shall be deposited into a blocked deposit account or accounts to be established and maintained at the office of Citibank (or an affiliate thereof) in the name of the Agent as collateral security for any outstanding Letter of Credit Liabilities (the "LC Cash Collateral Accounts"). The Borrower hereby pledges, and grants to the Agent for the ratable benefit of each Issuing Bank and the Banks, a security interest in all funds held in the LC Cash Collateral Accounts from time to time and all proceeds thereof, as security for the payment of the outstanding Letter of Credit Liabilities. The Agent shall from time to time withdraw funds then held in the LC Cash Collateral Accounts to satisfy the payment of any Reimbursement Obligations owing to any Issuing Bank as shall have become or shall become due and payable by the Borrower to such Issuing Bank under this Agreement in connection with the Letters of Credit. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the LC Cash Collateral Accounts and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds. If at any time (a) no Event of Default exists and (b) the funds in the LC Cash Collateral Accounts (excluding, for purposes of this clause (b) only, an amount equal to the aggregate cash proceeds deposited thereto in accordance with Section 2.3(b)) exceed the aggregate amount of all Letter of Credit Liabilities, the Agent shall, upon request of the Borrower, return such excess to the Borrower or to any Person designated by the Borrower.

                                  ARTICLE VII
                             [INTENTIONALLY OMITTED]
                                  ARTICLE VIII
             THE AGENT; ISSUING BANKS; THE COLLATERAL AGENT; OTHERS

     SECTION 8.1. Agent's Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this


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

Agreement (including enforcement of the terms of this Agreement or collection of the Reimbursement Obligations, fees and any other amounts due and payable pursuant to this Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 8.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Credit Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or any Guarantor or to inspect the property (including the books and records) of the Borrower or any Guarantor; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of any Letter of Credit or this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vi) may treat any Issuing Bank that issues or has issued a Letter of Credit as being the issuer of such Letter of Credit for all purposes.

     SECTION 8.3. Issuing Banks' Reliance, Etc. Neither the Issuing Banks nor any directors, officers, agents or employees of the Issuing Banks shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. The Issuing Banks shall not have, by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended or shall be so construed as to impose upon the Issuing Banks any obligations in respect of this Agreement except as expressly set forth herein. Without limitation of the generality of the foregoing, the Issuing Banks: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) make no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Credit Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or any Guarantor or to


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

inspect the property (including the books and records) of the Borrower or any Guarantor; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of any Letter of Credit or this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.4. Rights. With respect to any Letter of Credit Interest held by it, Citicorp shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it was not the Agent and Collateral Agent; with respect to its Letter of Credit Commitments, the Reimbursement Obligations owed to it, any Letter of Credit Interest held by it, the Issuing Banks shall have the right and power under this Agreement as any other Bank and may exercise the same as though it was not an Issuing Bank, as the case may be. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each of the Issuing Banks in their individual capacity. Citicorp, each Issuing Bank and the respective affiliates of each may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any Subsidiary of the Borrower, any Person who may do business with or own, directly or indirectly, securities of the Borrower or any such Subsidiary and any other Person, all as if Citicorp were not the Agent and Collateral Agent and each Issuing Bank was not an Issuing Bank, in each case without any duty to account therefor to the Banks.

     SECTION 8.5. [Intentionally Omitted].

     SECTION 8.6. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective Letter of Credit Interests then held by each of them (or if no Letter of Credit Interests are at the time outstanding, ratably according to their respective LC Participation Percentage), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by the Agent under this Agreement or any other Credit Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT THE AGENT SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 8.6, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     SECTION 8.7. Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, with the consent the Borrower (which consent shall not be unreasonably withheld and shall not be required if an Event of Default exists), a successor Agent from among the Banks. If no successor Agent shall have been so appointed by the Majority Banks with such consent, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 8.8. Collateral Agent's Authorization and Action. Each Bank hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement of the terms of this Agreement or collection of the Reimbursement Obligations, fees and any other amounts due and payable pursuant to this Agreement), the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Agreement or applicable law. The Collateral Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 8.9. Collateral Agent's Reliance, Etc. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Credit Document;
(iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part


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

of the Borrower or any Guarantor or to inspect the property (including the books and records) of the Borrower or any Guarantor; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of any Note, Letter of Credit or this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vi) may treat any Issuing Bank that issues or has issued a Letter of Credit as being the issuer of such Letter of Credit for all purposes.

     SECTION 8.10. Collateral Agent and Its Affiliates. With respect to any Letter of Credit Interest held by it, each Bank which is also the Collateral Agent shall have the same rights and powers under the Credit Documents as any other Bank and may exercise the same as though it were not the Collateral Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include any Bank serving as the Collateral Agent in its individual capacity. Any Bank serving as the Collateral Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of the Subsidiaries and any Person who may do business with or own securities of the Borrower or any Subsidiary, all as if such Bank were not the Collateral Agent and without any duty to account therefor to the Banks.

     SECTION 8.11. Bank Credit Decision. Each of the Banks and the other beneficiaries of any Security Document parties hereto (both on its own behalf and on behalf of any of its affiliates that is a beneficiary of any Security Document) acknowledges that it has, independently and without reliance upon the Collateral Trustee, Collateral Agent, Agent, the Arranger, the Issuing Banks or any other Bank and based on the financial statements referred to in Section 4.1(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Banks and the other beneficiaries of any Security Document parties hereto (both on its own behalf and on behalf of any of its Affiliates that is a beneficiary of any Security Document) also acknowledges that it will, independently and without reliance upon the Collateral Trustee, Collateral Agent, Agent, the Arranger, the Issuing Banks or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents. Neither the Collateral Trustee nor the Collateral Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Person with any credit or other information with respect thereto, whether coming into its possession before the issuance of any Letter of Credit or at any time or times thereafter.

     SECTION 8.12. Certain Rights of the Collateral Agent. If the Collateral Agent shall request instructions from the Majority Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Majority Banks; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank nor any beneficiary of any Security Document shall have any right of action whatsoever against the Collateral Agent as a result of its acting or refraining from acting hereunder or under any other


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
Loan Document in accordance with the instructions of the Majority Banks or all of the Banks, as the case may be. Furthermore, except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 8.13. Collateral Agent Indemnification. The Banks agree to indemnify the Collateral Agent (to the extent not reimbursed by the Borrower), including to the extent the Collateral Agent is acting in its capacity as "Collateral Trustee" under the Collateral Trust Agreement or as "Surety Administrative Agent" under the Midstream Guaranty, ratably according to the respective principal amounts of the Letter of Credit Interests then held by each of them (or if no Letter of Credit Interests are at the time outstanding, ratably according to their LC Participation Percentage), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Collateral Agent under this Agreement or any other Credit Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE COLLATERAL AGENT, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT THE COLLATERAL AGENT SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 8.13, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse the Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement to the extent that the Collateral Agent is not reimbursed for such expenses by the Borrower.

     SECTION 8.14. Successor Collateral Agent. The Collateral Agent may resign at any time as Collateral Agent under this Agreement by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, with the consent of the Borrower (which consent shall not be unreasonably withheld and shall not be required if an Event of Default exists), a successor Collateral Agent from among the Banks. If no successor Collateral Agent shall have been so appointed by the Majority Banks with such consent, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Banks, appoint a successor Collateral Agent, which shall be a Bank which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Collateral Agent under this Agreement by a successor Collateral Agent, such successor Collateral Agent shall thereupon


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
succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and shall function as the Collateral Agent under this Agreement, and the retiring Collateral Agent shall be discharged from its duties and obligations as Collateral Agent under this Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

     SECTION 8.15. Other Agents; the Arranger. The other agents, the Collateral Trustee, and the Arranger have no duties or obligations under this Agreement. None of the other agents, the Collateral Trustee, nor the Arranger shall have, by reason of this Agreement or the other Credit Documents, a fiduciary relationship in respect of any Bank, and nothing in this Agreement or other Credit Documents, express or implied, is intended or shall be so construed to impose on any of the other agents or the Arranger any obligation in respect of this Agreement or other Credit Documents.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Letter of Credit Commitments of the Issuing Banks or subject any Bank to any additional obligation, (c) reduce the Reimbursement Obligations or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of the Reimbursement Obligations or any fees or other amounts payable hereunder, (e) take any action which requires the signing of all the Banks pursuant to the terms of this Agreement, (f) change the definition of Majority Banks or otherwise change the LC Participation Percentages or of the aggregate unpaid principal amount of the Letter of Credit Liabilities or the Reimbursement Obligations, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement, (g) release any of the Collateral (except as contemplated by the terms of Section 5.2(e) and Schedule XIV on the date hereof), or (h) amend, waive any provision of, or consent to any departure by the Borrower from, Section 2.3(b) or this Section 9.1; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Credit Document; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of any Issuing Bank under any Credit Document; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Banks required above to take such action, affect the rights or duties of the Collateral Agent under any Credit Document.

     SECTION 9.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or


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delivered, if to any Bank, as specified opposite its name on Schedule I hereto or specified in a Transfer Agreement for any assignee Bank delivered pursuant to
Section 9.6(a); if to the Borrower, as specified opposite its name on Schedule II hereto; if to an Issuing Bank to its address as specified opposite its name on Schedule I; and if to Citicorp, as Agent or Collateral Agent, to its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720 (telecopier number: (302) 894-6120), Attention: Williams Account Officer, with a copy to Citicorp North America, Inc., 1200 Smith Street, Suite 2000, Houston, Texas 77002 (telecopier number: (713) 654-2849), Attention: The Williams Companies, Inc. Account Officer, or, as to the Borrower, any Issuing Bank, the Collateral Agent, or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower, each Issuing Bank, the Collateral Agent and the Agent. All such notices and communications shall, when mailed or telecopied, be effective when received in the mail, sent by telecopier to any party to the telecopier number as set forth herein or on Schedule I or Schedule II or specified in a Transfer Agreement for any assignee Bank delivered pursuant to Section 9.6(a) (or other telecopy number specified by such party in a written notice to the other parties hereto), respectively, except that notices and communications to the Agent shall not be effective until received by the Agent. Any notice or communication to a Bank shall be deemed to be a notice or communication to any SPC designated by such Bank and no further notice to an SPC shall be required. Delivery by telecopier of an executed counterpart of this Agreement or of any amendment or waiver of any provision of this Agreement or any other Credit Document (other than a Letter of Credit) shall be effective as delivery of a manually executed counterpart thereof.

     SECTION 9.3. No Waiver; Remedies. No failure on the part of any Bank, the Collateral Agent, the Collateral Trustee, any Issuing Bank, the Agent, the Collateral Trustee, the Surety Administrative Agent, any Issuing Bank or the Agent to exercise, and no delay in exercising, any right under this Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4. Costs and Expenses.

     (a) (i) the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Arranger and the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Credit Documents and the other documents to be delivered under this Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and any other Credit Document, the reasonable costs and expenses of the Issuing Banks in connection with any Letter of Credit, the reasonable costs and expenses of the Collateral Agent and all amounts paid by the Collateral Agent pursuant to any Security Document, and (ii) the Borrower agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses, which may include allocated costs of in-house counsel), of the Agent, the Collateral Agent, the Issuing Banks and each Bank in connection with the enforcement (whether before or after the occurrence of an Event of Default and whether through negotiations


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
(including formal workouts or restructurings), legal proceedings or otherwise) against the Borrower or any Guarantor of any Credit Document.

     (b) The Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Agent, the Collateral Agent, the Issuing Banks, other agents, the Arranger and each Bank and each of their respective directors, officers, employees and agents (the "Indemnified Parties") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever for which any of them may become liable or which may be incurred by or asserted against any of the Indemnified Parties (other than by another Bank or any successor or assign of another Bank), in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not any of the Indemnified Parties is a party thereto, arising out of, related to or in connection with this Agreement or any transaction in which any proceeds of all or any part of Letters of Credit are applied (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 9.4(b), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

     SECTION 9.5. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.1 to authorize the Agent to declare the Reimbursement Obligations due and payable pursuant to the provisions of Section 6.1, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Credit Documents, if any, held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or the other Credit Documents and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after such set-off and application made by such Bank, provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

     SECTION 9.6. Binding Effect; Transfers.

     (a) This Agreement shall become effective when it shall have been executed by the Borrower, the Agent, the Collateral Agent and the Issuing Banks, and when each Bank listed on the signature pages hereof has delivered an executed counterpart hereof to the Agent, has sent to the Agent a facsimile copy of its signature hereon or has notified the Agent that such Bank has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the Collateral Agent, the Issuing Banks and each Bank and their


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
respective successors and assigns; provided, that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Agent. Each Bank may assign to one or more banks, financial institutions or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Letter of Credit Commitments or its Letter of Credit Interest); provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement or an assignment to another Bank, the amount of the Letter of Credit Commitment and/or LC Participation Percentage of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Transfer Agreement with respect to such assignment) shall in no event be less than $5,000,000 in the aggregate or such lesser amount as may be consented to by the Agent and the Borrower, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register maintained by the Agent, a Transfer Agreement and, unless the assignment is to an affiliate of such Bank, a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Transfer Agreement, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Transfer Agreement, have the rights and obligations of a Bank hereunder (including obligations to the Agent pursuant to Section 8.6 and to the Collateral Agent pursuant to Section 8.13) and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Transfer Agreement, relinquish its rights and be released from its obligations under this Agreement, except for rights and obligations which continue after repayment of the Reimbursement Obligations or termination of this Agreement pursuant to the express terms of this Agreement (and, in the case of a Transfer Agreement covering all of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (b) By executing and delivering a Transfer Agreement, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Transfer Agreement, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith, the perfection, existence, sufficiency or value of any Collateral, guaranty or insurance or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its respective obligations under the Credit Documents or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer Agreement; (iv) such assignee will, independently and without reliance upon the Agent, the Collateral Agent, any Issuing Bank, such assigning Bank or any other Bank and based on such financial statements and such other documents and


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
information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement, any of the other Credit Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent and the Collateral Agent, respectively, to act as Agent and the Collateral Agent, respectively, on its behalf and to exercise such powers and discretion under this Agreement, any other Credit Document or any other document executed in connection herewith or therewith as are delegated to the Agent and the Collateral Agent, respectively, by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     (c) The Agent shall maintain a copy of each Transfer Agreement, delivered to and accepted by it and the Register for the recordation of the names and addresses of the Banks and the Letter of Credit Commitment, LC Participation Percentage and Letter of Credit Interest of each Bank from time to time.

     (d) Upon its receipt of a Transfer Agreement executed and completed by an assigning Bank and an assignee representing that it is an Eligible Assignee (and consented to by the Agent and, if required, by the Borrower), the Agent shall
(i) accept such Transfer Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

     (e) Each Bank may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Letter of Credit Interest); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agent, the Collateral Agent, each Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (iv) all amounts payable under this Agreement shall be calculated as if such Bank had not sold such participation, and (v) the terms of any such participation shall not restrict such Bank's ability to consent to any departure by the Borrower herefrom without the approval of the participant, except that the approval of the participant may be required to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Reimbursement Obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Reimbursement Obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

     (f) Notwithstanding any other provisions set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including its Letter of Credit Interest) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Agent. Furthermore, any Bank may assign, as collateral or otherwise, any of its rights (including rights to payments of principal of and/or interest on its Letter of Credit Interest)


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
under this Agreement or any of its Letter of Credit Interest to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

     (g) Notwithstanding anything to the contrary contained herein, any Bank (a "Designating Bank") with the consent of the Agent (and, if no Event of Default has occurred and is continuing, the Borrower) may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Designating Bank to the Agent and the Borrower, the option to fund all or any part of any payment to any Issuing Bank which the Designating Bank has agreed to make; provided that no Designating Bank shall have granted at any one time such option to more than one SPC; and provided further that (i) such Designating Bank's obligations under this Agreement shall remain unchanged, (ii) such Designating Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Issuing Banks, the Collateral Agent, the Agent and the other Banks shall continue to deal solely and directly with such Designating Bank in connection with such Designating Bank's rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any drawing under a Letter of Credit, and (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.6). The issuance of a Letter of Credit by an SPC hereunder shall utilize the Letter of Credit Commitment of the Designating Bank to the same extent, and as if, such Letter of Credit were issued by such Designating Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement to the extent that any such indemnity or similar payment obligations shall have been paid by its Designating Bank. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States. In addition, notwithstanding anything to the contrary contained in this Section 9.6, an SPC may not assign its interest in any Letter of Credit Interests except that, with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, such SPC may assign all or a portion of its interests in any Letter of Credit Interests to the Designating Bank or to any financial institutions (consented to by the Borrower and Agent), providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Letter of Credit Interests. Each Designating Bank shall serve as the agent of its SPC and shall on behalf of its SPC: (i) receive any and all payments made for the benefit of such SPC and
(ii) give and receive all communications and notices, and vote, approve or consent hereunder, and take all actions hereunder, including votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Credit Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Bank for the SPC and need not be signed by such SPC on its own behalf. The Borrower, the Issuing Banks, the Collateral Agent, the Agent and the Banks may rely thereon without any requirement that the SPC sign or acknowledge the same or that notice be delivered to the Borrower or the SPC. This Section 9.6(g) may not be amended without the written consent of any SPC, which shall have been identified to the Agent and the Borrower.

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

          SECTION 9.7. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in Canadian Dollars into Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Canadian Dollars with Dollars at the Agent's main New York office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due in Canadian Dollars to any Bank, any Issuing Bank, the Collateral Agent or the Agent hereunder shall, notwithstanding any judgment in Dollars, be discharged only to the extent that on the Business Day following receipt by such Bank, such Issuing Bank, the Collateral Agent or the Agent (as the case may be) of any sum adjudged to be so due in Dollars, such Bank, Issuing Bank, the Collateral Agent or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the Canadian Dollars with Dollars. If the amount of the Canadian Dollars so purchased is less than the sum originally due to such Bank, Issuing Bank, the Collateral Agent or the Agent, as the case may be, in the Canadian Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank, such Issuing Bank, the Collateral Agent or the Agent, as the case may be, against such loss, and if the amount of Canadian Dollars so purchased exceeds the sum originally due to such Bank, such Issuing Bank, the Collateral Agent or the Agent, as the case may be, in Canadian Dollars, such Bank, such Issuing Bank, the Collateral Agent or the Agent, as the case may be, agrees to remit such excess to the Borrower.

          SECTION 9.8. Governing Law. This Agreement and the other Credit Documents shall be governed by, and construed in accordance with, the laws of the State of New York, except that Mortgages and Additional Mortgages may, to the extent provided therein, be governed by and construed in accordance with the laws of the respective states in which the real property covered thereby is located.

          SECTION 9.9. Interest. It is the intention of the parties hereto that the Agent, each Issuing Bank, the Collateral Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Agent, any Issuing Bank, the Collateral Agent or any Bank contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement or any other agreement entered into in connection with or as security for this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, under this Agreement, any other Credit Document or under any other agreement entered into in connection with or as security for this Agreement or the other Credit Documents shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall at the option of the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, be credited by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, by the Borrower or refunded by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, to the Borrower, and (ii) in the event that the maturity of any obligation payable to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, be credited by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, by the Borrower or refunded by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, to the Borrower.

          SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 9.11. Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by the Borrower or any officer of the Borrower herein or in any certificate or other document delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the issuance of any Letters of Credit regardless of any investigation. The indemnities and other payment obligations of the Borrower set forth in Sections 2.4, 2.6 and 9.4, the indemnities set forth in
Section 2.10 and the indemnities by the Banks in favor of the Agent, the Collateral Agent and their respective officers, directors, employees and agents, will survive the repayment of the Reimbursement Obligations and the termination of this Agreement.

          SECTION 9.12. [INTENTIONALLY OMITTED.]

          SECTION 9.13. Confidentiality. Each Bank agrees that it will not disclose without the prior consent of the Borrower (other than to employees, auditors, accountants, counsel or other professional advisors of the Agent or any Bank) any information with respect to the Borrower or its Subsidiaries (which term shall be deemed to include the WCG Subsidiaries for purposes of this Section 9.13), which is furnished pursuant to this Agreement and which (i) the Borrower in good faith considers to be confidential and (ii) is either clearly marked confidential or is designated by the Borrower to the Agent and the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or submitted to or required by the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the prospective transferee or grantee in connection with any contemplated transfer of any of the Letter of Credit Commitments or Letter of Credit Interests or any interest therein by such Bank or the grant of an option to an SPC to fund any drawing under a Letter of Credit, provided that such prospective transferee executes an agreement with or for the benefit of the Borrower containing provisions substantially identical to those contained in this Section 9.13, and provided further that if the contemplated transfer is a grant of an option to fund a drawing under a Letter of Credit to an SPC pursuant to Section 9.6(g), such SPC may disclose (i) on a confidential basis, any non-public information relating to such drawings funded by it to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC, and (ii) if prior notice of the delivery thereof is given to the Borrower, such information as may be required by law or regulation to be delivered, (f) in connection with the exercise of any remedy by such Bank following an Event of Default pertaining to this Agreement, any of the other Credit Documents or any other document delivered in connection herewith, (g) in connection with any litigation involving such Bank pertaining to this Agreement, any of the other Credit Documents or any other document delivered in connection herewith, (h) to any Bank, any Issuing Bank, the Collateral Agent or the Agent, or (i) to any affiliate of any Bank, provided that such affiliate executes an agreement with or for the benefit of the Borrower containing provisions substantially identical to those contained in this Section 9.13.

          SECTION 9.14. Waiver of Jury Trial. THE BORROWER, THE AGENT, THE COLLATERAL AGENT, THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY LETTER OF CREDIT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 9.15. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS, ANY ISSUING BANK , THE COLLATERAL AGENT OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 9.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE

BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS.

          SECTION 9.16. Existing Defaults of No Effect. Any default which has occurred and is continuing under the Existing Agreement, if any, shall, upon the satisfaction of the conditions set forth in Section 3.1, be deemed to be fully and completely remedied and of no further force and effect, except to the extent that the event or condition causing such default shall constitute a Default or an Event of Default under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER:

                                    THE WILLIAMS COMPANIES, INC.

                                    By:    /s/ James G. Ivey
                                    Name:  James G. Ivey
                                    Title: Treasurer

                                    CITICORP USA, INC., as Agent and Collateral
                                    Agent

                                    By:    /s/ Todd J. Mogil
                                    Name:  Todd J. Mogil
                                    Title: Vice President

                                    CITIBANK, N.A. as Issuing Bank

                                    By:    /s/ Todd J. Mogil
                                    Name:  Todd J. Mogil
                                    Title: Vice President

                                    BANKS:

                                    CITICORP USA, INC.

                                    By:    /s/ Todd J. Mogil
                                    Name:  Todd J. Mogil
                                    Title: Vice President

                                    BANK OF AMERICA N.A., as Issuing Bank and
                                    Bank

                                    By:    /s/ Claire M. Liu
                                    Name:  Claire M. Liu
                                    Title: Managing Director

                                    JPMORGAN CHASE BANK

                                    By:    /s/ Robert W. Traband
                                    Name:  Robert W. Traband
                                    Title: Vice President

                                    TORONTO DOMINION (TEXAS), INC.

                                    By:    /s/ Jill Hall
                                    Name:  Jill Hall
                                    Title: Vice President

                                    CREDIT LYONNAIS NEW YORK BRANCH

                                    By:    /s/ Olivier Audemard
                                    Name:  Olivier Audemard
                                    Title: Senior Vice President

                                    THE BANK OF NOVA SCOTIA

                                    By:
                                    Name:
                                    Title:

                                    MERRILL LYNCH CAPITAL CORP.

                                    By:    /s/ Carol J.E. Feeley
                                    Name:  Carol J.E. Feeley
                                    Title: Vice President

                                    LEHMAN COMMERCIAL PAPER INC.

                                    By:    /s/ Francis Chang
                                    Name:  Francis Chang
                                    Title: Authorized Signatory

                                   SCHEDULE I

                           APPLICABLE LENDING OFFICES


Name of Bank                  Lending Office
------------                  --------------

Citibank N.A.                 Citibank N.A.
                              399 Park Avenue
                              New York, New York 10043

                              Notices:
                              Citibank, N.A.
                              2 Penns Way, Suite 200
                              New Castle, Delaware 19720
                              Telecopier: (302) 894-6120
                              Attn:  The Williams Companies, Inc.
                              Account Officer

                              with copies to:
                              Citicorp North America, Inc.
                              1200 Smith Street, Suite 2000
                              Houston, Texas 77002
                              Telecopier: (713) 654-2849
                              Attn:  The Williams Companies, Inc.
                              Account Officer

Citicorp USA, Inc.            Citicorp USA, Inc.
                              399 Park Avenue
                              New York, New York 10043

                              Notices:
                              Citicorp USA, Inc.
                              399 Park Avenue
                              New York, New York 10043
                              Telecopier: (302) 894-6120
                              Attn:  The Williams Companies, Inc.
                              Account Officer

                              with copies to:
                              Citicorp North America, Inc.
                              1200 Smith Street, Suite 2000
                              Houston, Texas 77002
                              Telecopier: (713) 654-2849
                              Attn:  The Williams Companies, Inc.
                              Account Officer

The Bank of Nova Scotia       The Bank of Nova Scotia
                              600 Peachtree Street, N.E., Suite 2700
                              Atlanta, Georgia 30308
                              Telecopier: (404) 888-8998
                              Telephone: (404) 877-1555
                              Attn: Cleve Boushey

Name of Bank                  Lending Office
------------                  --------------

                              with copies to:
                              1100 Louisiana, Suite 3000
                              Houston, Texas 77002
                              Telecopier: (713) 752-2425
                              Telephone: (713) 759-3435
                              Attn: Joe Lattanzi

                              Telecopier: (713) 752-2425
                              Telephone: (713) 759-3426
                              Attn: John Frazell

Bank of America, N.A.         Bank of America, N.A.
                              901 Main Street, 14th Floor
                              Dallas, Texas 75202
                              Telecopier: (214) 290-9415
                              Telephone: (214) 209-1228
                              Attn:  Marija Salic

                              with copies to:
                              Bank of America, N.A.
                              Three Allen Center, Suite 4550
                              Houston, Texas 77002
                              Telecopier: (713) 651-4807
                              Telephone: (713) 651-4855
                              Attn:  Claire Liu

JPMorgan Chase Bank           JPMorgan Chase Bank
                              270 Park Avenue, 23rd Floor
                              New York, New York 10017
                              Telecopier: (212) 270-3089
                              Telephone: (212) 270-7056
                              Attn: Steve Wood

Credit Lyonnais               Credit Lyonnais
New York Branch               1301 Travis, Suite 2100
                              Houston, Texas 77002
                              Telecopier: (713) 890-8666
                              Telephone: (713) 890-8605
                              Attn: Rich Kaufman

                              Telecopier: (713) 751-0307
                              Telephone: (713) 753-8741
                              Attn:  Ericka Jackson

Toronto Dominion              Toronto Dominion (Texas), Inc.
(Texas), Inc.                 909 Fannin Street, 17th Floor
                              Houston, Texas 77010
                              Swift Address: TDOMU S4H
                              Telecopier: (713) 951-9921
                              Attn: Ann Slanis

Merrill Lynch Capital Corp.   Merrill Lynch Capital Corp.
                              4 World Financial Center, 7th Floor

Name of Bank                  Lending Office
------------                  --------------

                              New York, New York 10080
                              Telecopier: (212) 738-1649
                              Telephone: (212) 449-8414
                              Attn: Carol Seely (Notices)

                              Telecopier: (212) 738-1719
                              Telephone: (212) 449-6996
                              Attn: Mark Campbell (Operations)

Lehman  Commercial            Lehman Commercial Paper Inc.
Paper Inc.                    745 Seventh Avenue, 19th Floor
                              New York, NY 10019
                              Telecopier: (212) 526-0242/7691
                              Telephone: (212) 526-0330
                              Attn: Michele Swanson (Credit)

                              Telecopier: (212) 526-6653
                              Telephone: (212) 526-3321
                              Attn: Marie Cowell (Operations)

                                   SCHEDULE II

                              BORROWER INFORMATION


Name of Borrower                             Information for Notices
----------------                             -----------------------

The Williams Companies, Inc.                 The Williams Companies, Inc.
                                             One Williams Center, Suite 5000
                                             Tulsa, Oklahoma  74172
                                             Attention: Patti J. Kastl
                                             Telecopier: (918) 573-2065
                                             Telephone: (918) 573-2172

                                  SCHEDULE III

                            PERMITTED BORROWER LIENS


(a) (i) Any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by the Borrower or any of its Subsidiaries, whether or not assumed by the Borrower or any of its Subsidiaries, (ii) purchase money, construction or analogous Liens securing obligations incurred in connection with or financing the direct or indirect costs of or relating to the acquisition, construction (including design, engineering, installation, testing and other related activities), development (including drilling), improvement, repair or replacement of property (including such Liens securing Debt or other obligations incurred in connection with the foregoing or within 30 days of the later of (x) the date on which such Property was acquired or construction, development, improvement, repair or replacement thereof was complete or (y) if applicable, the final "in service" date for commencement of full operations of such property), provided that all such Liens attach only to the property acquired, constructed, developed, improved or repaired or constituting replacement property, and the principal amount of the Debt or other obligations secured by such Lien, together with the principal amount of all other Debt secured by a Lien on such property, shall not exceed the gross acquisition, construction, replacement and other costs specified above of or for the property, (iii) Liens on receivables created pursuant to a sale, securitization or monetization of such receivables, and Liens on rights of the Borrower or any Subsidiary related to such receivables which are transferred to the purchaser of such receivables in connection with such sale, securitization or monetization; provided that the Liens secure only the obligations of the Borrower or any of its Subsidiaries in connection with such sale, securitization or monetization, (iv) Liens created by or reserved in any operating lease (whether for real or personal property) entered into in the ordinary course of business (excluding Synthetic Leases) provided that the Liens created thereby
(1) attach only to the Property leased to the Borrower or one of its Subsidiaries, pursuant to such operating lease and (2) secure only the obligations under such lease and supporting documents that do not create obligations other than with respect to the leased property (including for rent and for compliance with the terms of the lease), (v) Liens on property subject to a Capital Lease created by such Capital Lease and securing only obligations under such Capital Lease and supporting documents that do not create obligations other than with respect to the leased property, (vi) any interest or title of a lessor in the property subject to any Capital Lease, Synthetic Lease or operating lease, (vii) Liens in the form of filed Uniform Commercial Code or personal property security statements (or similar filings outside Canada and the United States) to perfect any Permitted Lien, and (viii) Liens on up to four aircraft owned or leased by the Borrower or any Subsidiary of the Borrower.

(b) Any Lien existing on any property of a Subsidiary of the Borrower at the time it becomes a Subsidiary of the Borrower and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with the Borrower or any Subsidiary thereof and not created in contemplation thereof.

(c) Mechanics', materialmen's, workmen's, warehousemen's, carrier's, landlord's or other similar Liens arising in the ordinary course of business securing amounts incurred in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

(d) Liens arising by reason of pledges, deposits or other security to secure payment of workmen's compensation insurance or unemployment insurance, pension plans or systems and other types of social security, and good faith deposits or other security to secure tenders or leases of property or bids, in each case to secure obligations of the Borrower or any of its Subsidiaries under such insurance, tender, lease, bid or contract, as the case may be; provided, however, that the only Liens permitted by this paragraph (d) shall be Liens incurred in the ordinary course of business that do not secure any Debt or accounts payable (other than accounts payable to the counterparties or obligees applicable to the foregoing).

(e) Liens on deposits or other security given to secure public or statutory obligations, or to secure or in lieu of surety bonds (other than appeal bonds) and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of the Borrower or any of its Subsidiaries arising in the ordinary course of business; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (e) shall not exceed 10% of Consolidated Tangible Net Worth of the Borrower.

(f) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by the Borrower or any of its Subsidiaries of any business or the exercise by the Borrower or any of its Subsidiaries of any privilege or license, (ii) to enable the Borrower or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to the Borrower or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

(g) Liens incurred in the ordinary course of business upon rights-of-way securing obligations (other than Debt and trade payables) of the Borrower or any of its Subsidiaries.

(h) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

(i) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

(j) The Lien of taxes, customs duties or other governmental charges or assessments that are not at the time determined (or, if determined, are not at the time delinquent), or that are delinquent but the validity of which is being contested in good faith by the Borrower or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Borrower or the relevant Subsidiary of the Borrower, as the case may be.

(k) The Lien reserved in (i) leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real or personal property leasehold estates or (ii) leases and sub-leases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries, taken as a whole.

(l) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.

(m) Easements, exceptions or reservations in any property of the Borrower or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, equipment, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, or in favor of governmental authorities or public utilities, in each case above which do not materially impair the use of such property for the purposes for which it is held by the Borrower or such Subsidiary.

(n) Rights reserved to or vested in any municipality or public authority to control or regulate any property of the Borrower or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Borrower or such Subsidiary.

(o) Any obligations or duties, affecting the property of the Borrower or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

(p) The Liens of any judgments in an aggregate amount for the Borrower and all of its Subsidiaries (i) not in excess of $8,500,000, the execution of which has not been stayed and (ii) not in excess of $40,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary, by a stay or appeal bond or other security of similar effect and stay or appeal bonds in respect of the judgments permitted in clause (ii).

(q) Zoning laws and ordinances.

(r) Liens existing on July 1, 2002, that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002 and listed on Schedule IX as secured by such Liens.

(s) Liens existing on July 1, 2002 (i) that cover only immaterial assets and
(ii) that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002.

(t) Liens reserved in customary oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements; provided that (i) such Liens do not secure Debt or accounts payable (other than obligations under such lease or agreement, as the case may be) and (ii) such leases and agreements are entered into in the ordinary course of business.

(u) Liens arising in the ordinary course of business out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, participation, joint venture, joint operating, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, tariffs, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases, sub-leases or rental agreements, royalty interests, overriding royalty interests, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of a Person (each such order, agreement or contract being a "Subject Document"), provided that and to the extent that (i) such Subject Documents are entered into the ordinary course of business and contain terms customary for such documents in the industry, (ii) such permitted Liens shall not include any security interests in accounts receivable or other receivables and do not secure Debt or accounts payable (other than accounts payable arising under the particular Subject Document that creates the Lien), and (iii) such Subject Documents do not create nor do such Liens secure Financing Transactions.

(v) Liens arising by law under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas.

(w) Liens arising pursuant to the Security Documents which secure the obligations of TWC and its Subsidiaries under this Agreement and the Multiyear Williams Credit Agreement and certain public debt of TWC, including Liens securing Letters of Credit resulting from the Cash Collateralization thereof in accordance with Section 6.2 hereof.

(x) Liens (i) in existence prior to the date hereof in the nature of a right of offset or netting of cash amounts owed arising in the ordinary course of business (and Liens on the trading receivables owed by any trading counterparty and/or affiliate thereof to the Borrower or any affiliate thereof granted by the Borrower or any such affiliate thereof under agreements commonly in use in the industry of the Borrower or such affiliate, but solely to secure the offset or netting rights of such trading counterparty and/or affiliates thereof to the payment of such trading receivables arising from and to the extent of the trading obligations of the Borrower or any affiliate thereof to such trading counterparty or its affiliates) and (ii) Liens in the nature of a right of offset or netting of cash amounts owed arising in the ordinary course of business granted by EMT to any of EMT's trading counterparties and/or affiliates thereof solely to secure the obligations of EMT to such trading counterparty and/or affiliates thereof (and the offset or netting rights of such trading counterparty and/or affiliates thereof related thereto), including, with respect to EMT only, Liens for such purposes on the trading receivables of EMT arising from amounts owed by such trading counterparty and/or affiliates thereof to EMT; provided, however that no such Liens granted by EMT shall in any way create rights of offset or netting or Liens against the Borrower or any Subject Subsidiary or their respective Assets.

(y) Any Lien not permitted by paragraphs (a) through (x) above or (z) through
(ii) below securing Debt or Specified Escrow Arrangements of the Borrower or any of its Subsidiaries if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate (without duplication) of the principal or equivalent amount of all Debt of the Borrower and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (x) above or (z) through (ii) below plus the amount of Attributable Obligations (other than those relating to Liens described in clause (a)(viii)) of the Borrower and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by
Section 5.2(l) does not exceed $100,000,000.

(z) Any overriding royalties or other rights of Pacific Northwest Pipeline Corporation, a Delaware corporation ("Pacific") and Phillips Petroleum Company ("Phillips") or their respective successors in interest under a contract dated January 9, 1953, as amended, between Phillips and Pacific, to which the Borrower is successor in interest; and the obligations of the Borrower to surrender, transfer, release or reassign the leases or interests or rights to which said instruments relate under the conditions and upon the occurrence of the events specified in said instruments.

(aa) Any option or other agreement to purchase any property of the Borrower or any Subsidiary the purchase, sale or other disposition of which is not prohibited by any other provision of this Agreement.

(bb) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof.

(cc) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted to be subject to Liens under this Agreement but subject to the same restrictions and limitations herein set forth as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions and rights secure only obligations that such property is permitted to secure).

(dd) Liens on the Property of a Project Finance Subsidiary or the Equity Interests in such Project Finance Subsidiary securing the Non-Recourse Debt of such Project Finance Subsidiary.

(ee) Liens on cash and short-term investments incurred in the ordinary course of business, consistent with past practice and not for the purpose of securing Debt
(i) deposited by the Borrower or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or other counterparties or (ii) pledged by the Borrower or any of its Subsidiaries, in the case of each of clauses (i) and (ii) above, to secure its obligations with respect to (x) contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase or sale of any energy-related commodity or (y) interest rate or currency rate management contracts.

(ff) Liens securing Debt of Apco Argentina, Inc. and/or its Subsidiaries; provided that such Liens shall only apply to assets owned directly by Apco Argentina, Inc. or its Subsidiaries.

(gg) Liens securing the Barrett Loan.

(hh) Liens securing Permitted Refinancing Debt (as defined below) (and related obligations) covering substantially the same collateral securing (immediately prior to such refinancing) the Debt Refinanced (as defined below) by such Permitted Refinancing Debt; provided that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Debt Refinanced (plus the amount of penalties, premiums (including required premiums and the amount of any premiums reasonably determined by the Borrower being in its best economic interest and as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated repurchase), fees, accrued interest and reasonable expenses and other obligations incurred in connection therewith) at the time of refinancing; and (ii) such Debt is incurred either by the Borrower or by such Subsidiary that is the obligor of the Debt being Refinanced. "Permitted Refinancing Debt" means any Debt of the Borrower or any of its Subsidiaries issued to Refinance other Debt of the Borrower or any such Subsidiaries. "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, replace, acquire, redeem, defease or retire, or to issue other Debt in exchange or replacement, directly or indirectly for, such Debt in whole or in part.

(ii) Liens extending, renewing or replacing any of the foregoing Liens provided that the principal amount of the Debt or other obligation secured by such Lien is not increased or the maturity thereof shortened and such Lien is not extended to cover any additional Debt, obligations or property, other than like obligations of no greater principal amount and the substitution of like property (or specific categories of property of the same grantor to the extent the terms of the Lien being extended, renewed or replaced, extended to or covered such categories of property) of no greater value.

(jj) Liens securing the obligations under that certain Master Agreement dated as of March 6, 2000 among The Williams Companies, Inc., as Guarantor, Williams TravelCenters, Inc. and certain other subsidiaries of The Williams Companies, Inc., as Lessees, Atlantic Financial Group, Ltd., as Lessor, the Lenders party thereto, SunTrust Bank, as Agent, Societe Generale, Southwest Agency, as Documentation Agent, and KBC Bank, N.V., as Syndication Agent, as amended, supplemented or otherwise modified.

(kk) Liens on cash deposits in the nature of a right of setoff, banker's lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts permitted pursuant to Section 5.1(k) of this Agreement.

(ll) Liens securing the letters of credit outstanding as of July 31, 2002, as set forth on Schedule XI, resulting from the cash collateralization thereof in accordance with Section 2.04(c) of the Multiyear Williams Credit Agreement.

(mm) Liens occurring in, arising from, or associated with Specified Escrow Arrangements.

(nn) Liens granted in connection with (i) Second Amended and Restated Participation Agreement dated as of January 28, 2002 among Williams Oil Gathering, L.L.C., a Delaware limited liability company, as Lessee, Williams Field Services Company, Inc., a Delaware corporation, as Construction Agent, The Williams Companies, Inc., a Delaware corporation, as Guarantor, Wells Fargo Bank Northwest, National Association, (formerly known as First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A.,

(successor by merger to First Security Trust Company of Nevada), as Collateral Agent, the financial institutions named therein as Certificate Holders, Hatteras Funding Corporation, a Delaware corporation, as CP Lender, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended, and related transaction documents and (ii) Second Amended and Restated Participation Agreement dated as of January 28, 2002 among Williams Field Services - Gulf Coast Company, L.P., a Delaware limited partnership, as Lessee, Williams Field Services Company, a Delaware corporation, as Construction Agent, The Williams Companies, Inc., a Delaware corporation, as Guarantor, Wells Fargo Bank Northwest, National Association, (formerly known as First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A., (successor by merger to First Security Trust Company of Nevada), as Collateral Agent, the financial institution named therein as Certificate Holders, Hatteras Funding Corporation, a Delaware corporation, as CP Lender, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended, related transaction documents.

                                   SCHEDULE IV

                                   COMMITMENTS

                             AS OF OCTOBER 31, 2002

                            U.S. DOLLAR L/C           CANADIAN DOLLAR         LC PARTICIPATION
       BANKS                  COMMITMENTS             L/C COMMITMENTS            PERCENTAGE
       -----                ---------------           ---------------         ----------------
CITIBANK, N.A.               $200,000,000                    0                        0

BANK OF AMERICA N.A.         $200,000,000                    0                     20.625%

CITICORP USA, INC.                 0                         0                     20.625%

JPMORGAN CHASE BANK                0                         0                      16.25%

TORONTO DOMINION                   0                         0                      12.5%
(TEXAS), INC.

CREDIT LYONNAIS NEW                0                         0                      12.5%
YORK BRANCH

THE BANK OF NOVA                   0                    $50,000,000                 12.5%
SCOTIA

MERRILL LYNCH CAPITAL              0                         0                       2.5%
CORP.

LEHMAN COMMERCIAL                  0                         0                       2.5%
PAPER INC.
                             ------------               -----------                  ---
TOTAL:                       $400,000,000               $50,000,000                  100%
                             ============               ===========                  ===

                                   SCHEDULE V

                                RATING CATEGORIES

                                                                      Applicable       Applicable LC
 Rating       S&P or Moody's ratings of the senior unsecured          Issued LC         Commitment
Category             long-term debt of the Borrower*                    Margin            Margin
--------      ----------------------------------------------          ----------       -------------
  One         BB+ or better by S&P and Ba1 or better by Moody's          3.00%              0.75%

  Two         BB by S&P and Ba2 by Moody's                               3.50%              0.875%

  Three       BB- by S&P and Ba3 by Moody's                              4.00%              1.00%

  Four        B+ by S&P and B1 by Moody's                                4.25%              1.25%

  Five        Below B+ by S&P or below B1 by Moody's                     4.50%              1.50%


*If split-rated, the lower rating will apply. At all times when no senior unsecured long-term debt of the Borrower is rated by Moody's or when no senior unsecured long-term debt of the Borrower is rated by S&P, Rating Category five shall apply.

                                   SCHEDULE VI

                                EXISTING PROJECTS


1.   Gulfstream

2.   Gulf Liquids

3.   Devil's Tower

4.   PIGAP II Project

                                  SCHEDULE VII

                            [INTENTIONALLY OMITTED.]

                                  SCHEDULE VIII

                            [INTENTIONALLY OMITTED.]

                                   SCHEDULE IX

                    LIENS SECURING EXISTING DEBT/OBLIGATIONS

         Liens existing on July 1, 2002, that secure only Debt and other obligations incurred or committed and available for draw down on or prior to or outstanding on July 1, 2002 and listed on Schedule IX as secured by such Liens. See clause (r) on Schedule III. Inclusion of the items on this Schedule shall not be deemed an admission or representation that such items are properly categorized as Debt or that they are secured.

1. Liens granted in connection with the Master Agreement dated as of March 6, 2000, among TWC, as Guarantor, Williams TravelCenters, Inc. and certain other subsidiaries of TWC, as Lessees, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, Societe Generale, Southwest Agency, as Documentation Agent, and KBC Bank, N.V., as Syndication Agent and the Lenders party thereto, as amended, and related transaction documents.

2. Liens granted in connection with the Joint Venture Sponsor Agreement dated as of December 28, 2000, among TWC, as Sponsor and Williams Field Services Company, in favor of Prairie Wolf Investors, L.L.C. ("Investor"), Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons listed therein, as amended, and related transaction documents.

3. Liens granted in connection with the PPH Sponsor Agreement dated as of December 31, 2001, by TWC, as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC ("Investor"), and other Indemnified Persons listed in the agreement, as amended, and related transaction documents.

4. Liens granted in connection with the Parent Support Agreement dated as of December 23, 1998, made by TWC in favor of Castle Associates L.P. ("Castle") and Colchester LLC ("Investor") and the other Indemnified Persons and Guaranteed Parties listed therein, as amended, and related transaction documents.

5. Liens granted in connection with the Loan Agreement dated as of March 17, 1998 Pine Needle LNG Company, LLC among Pine Needle LNG Company, LLC and Central Commercial Lending Institutions as the Lenders and Bank of Montreal as the agent for the Lenders, and related transaction documents.

6. Liens granted in connection with the Finance Agreement among WilPro Energy Services (El Furrial) Limited, Overseas Private Investment Corporation dated as of January 31, 1999, and related transaction documents.

7. Liens granted in connection with the Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association and Bank of America (f/k/a NationsBank of Texas, N.A.), as amended, and related transaction documents.

8. Liens granted in connection with the Loan Agreement dated as of March 31, 1988 between Pan-Alberta Resources Inc. and Canadian Imperial Bank of Commerce, as amended, and related transaction documents.

9. Liens granted in connection with the Turbine Financing and Agency Agreement, dated as of April 16, 2002, among Union Bank of California, N.A., WEMT Equipment Statutory Trust 2002, Union Bank of California, N.A., as administrative agent, and Williams Energy Marketing & Trading Company, and related transaction documents.

10. Liens granted in connection with the Amended and Restated LLC Loan Agreement, dated as of June 9, 2000, among Millennium Energy Fund, L.L.C. and MEF Production Payment Trust, as amended, the Amended and Restated Notes Credit Agreement dated as of June 9, 2000 among MEF Production Payment Trust as the Borrower, certain financial institutions, Credit Lyonnais as Syndication Agent, and Bank of Montreal, as Agent, and the Transaction Documents (as defined therein) related thereto.

                                   SCHEDULE X

                             MIDSTREAM SUBSIDIARIES

Delaware
--------

Williams Energy Services, LLC
Williams Natural Gas Liquids, Inc.
Williams Midstream Natural Gas Liquids, Inc.
Williams Express, Inc. (a Delaware corporation)
Williams Field Services Group, Inc.
Williams Alaska Pipeline Company, L.L.C.
Williams Bio-Energy, L.L.C.
Williams Merchant Services Company, Inc.
MAPCO Inc.
WFS Enterprises, Inc.
WFS-Liquids Company
Williams Field Services Company
Williams Gas Processing Company
Williams Gas Processing - Wamsutter Company
North Padre Island Spindown, Inc.
Williams Ethanol Services, Inc.
Williams Energy Marketing & Trading Company
Worthington Generation, L.L.C.
Memphis Generation, L.L.C.
Gas Supply, L.L.C.
Williams Generation Company - Hazelton
Juarez Pipeline Company
MAPL Investments, Inc.
Williams Refining & Marketing, L.L.C.
Williams Memphis Terminal, Inc.
Williams Mid-South Pipelines, L.L.C.
Williams Olefins, L.L.C.
Williams Olefins Feedstock Pipelines, L.L.C.
Williams Generating Memphis, LLC
WFS - NGL Pipeline Company Inc.
WFS - Offshore Gathering Company
Baton Rouge Fractionators, L.L.C.
Tri-States NGL Pipeline, L.L.C.
WILPRISE Pipeline Company, L.L.C.
Williams Gulf Coast Gathering Company, LLC
WFS Gathering Company, L.L.C.
Williams Field Services - Matagorda Offshore Company, LLC

Williams Gas Processing - Mid-Continent Region Company
WFS - OCS Gathering Co.
WFS - Pipeline Company
HI-BOL Pipeline Company
Goebel Gathering Company, L.L.C.
Williams Petroleum Pipeline Systems, Inc.
Williams GP LLC*
Williams Oil Gathering, L.L.C
Williams Field Services - Gulf Coast Company, L.P.
Gulf Liquids Holdings, L.L.C.**
Gulf Liquids New River Project, LLC**
Williams Petroleum Services, LLC
Longhorn Enterprises of Texas, Inc.
E-Birchtree, LLC

Alaska
------

Williams Express, Inc. (an Alaska corporation)
Williams Alaska Petroleum, Inc.
Williams Alaska Air Cargo Properties, L.L.C.
Williams Lynxs Alaska CargoPort, L.L.C.

Texas
-----

Black Marlin Pipeline Company
Rio Grande Pipeline Company

Kansas
------

Nebraska Energy, L.L.C.





* Williams GP LLC shall not be deemed a Midstream Subsidiary until Williams GP LLC has transferred the general partnership interests and incentive distribution rights in MLP to New GP.

** These entities shall be Midstream Subsidiaries to the extent that such entities are Subsidiaries.

                                   SCHEDULE XI

                               PROGENY FACILITIES

Parent Support Agreement dated as of December 23, 1998, made by The Williams Companies, Inc. in favor of Castle Associates L.P., Colchester LLC and the other Indemnified Persons and Guaranteed Parties listed therein, as amended. Notwithstanding anything herein to the contrary, for purposes of Section 2.3(b) of this Agreement, the outstanding amount of this Progeny Facility shall equal the outstanding Unrecovered Capital (as defined in the Castle Partnership Agreement) of the Limited Partner (as defined in the Castle Partnership Agreement) plus accrued and undistributed First Priority Return (as defined in the Castle Partnership Agreement) to be distributed to the Limited Partner in accordance with Section 4.01(a) of the Castle Partnership Agreement plus all other amounts then due and payable to the Limited Partner.

First Amended and Restated Term Loan Agreement dated as of October 31, 2002, among The Williams Companies, Inc., as Borrower, and Credit Lyonnais New York Branch, as Administrative Agent, and the Lenders named therein, as amended.

Second Amended and Restated Participation Agreement dated as of January 28, 2002 among Williams Oil Gathering, L.L.C., a Delaware limited liability company, as Lessee, Williams Field Services Company, a Delaware corporation, as Construction Agent, The Williams Companies, Inc., a Delaware corporation, as Guarantor, Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A. (successor by merger to First Security Trust Company of Nevada), as Collateral Agent, the financial institutions named therein as Certificate Holders, Hatteras Funding Corporation, a Delaware corporation, as CP Lender, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended.

Second Amended and Restated Participation Agreement dated as of January 28, 2002 among Williams Field Services - Gulf Coast Company, L.P., a Delaware limited partnership, as Lessee, Williams Field Services Company, a Delaware corporation, as Construction Agent, The Williams Companies, Inc., a Delaware corporation, as Guarantor, Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), as Certificate Trustee, Wells Fargo Bank Nevada, N.A. (successor by merger to First Security Trust Company of Nevada), as Collateral Agent, the financial institutions named therein as Certificate Holders, Hatteras Funding Corporation, a Delaware corporation, as CP Lender, the financial institutions named therein as the Facility Lenders and Purchasers, Bank of America, National Association, as Administrative Agent and Administrator for the CP Lender, Banc of America Facilities Leasing, L.L.C., as Arranger, Bank of Nova Scotia, as Syndication Agent, and Credit Agricole Indosuez, as Documentation Agent, as amended.

Term Loan Agreement dated as of January 29, 1999, among The Williams Companies, Inc., as Borrower, and The Fuji Bank, Limited, as Administrative Agent, and the Banks named therein, as amended.

Joint Venture Sponsor Agreement dated as of December 28, 2000, among The Williams Companies, Inc., as Sponsor and Williams Field Services Company, in favor of Prairie Wolf Investors, L.L.C., Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and the other Indemnified Persons listed therein, as amended.

Letter of Credit and Reimbursement Agreement dated as of May 15, 1994, among Tulsa Parking Authority, The Williams Companies, Inc., Bank of Oklahoma, National Association, and Bank of America, N.A. (formerly NationsBank of Texas, N.A.), relative to Tulsa Parking Authority First Mortgage Revenue Bonds, as amended.

Master Agreement dated as of March 6, 2000, among The Williams Companies, Inc., as Guarantor, Williams TravelCenters, Inc. and certain other subsidiaries of TWC, as Lessees, Atlantic Financial Group, Ltd., as Lessor, SunTrust Bank, as Agent, Societe Generale, Southwest Agency, as Documentation Agent, and KBC Bank, N.V., as Syndication Agent and the Lenders party thereto, as amended.

PPH Sponsor Agreement dated as of December 31, 2001, by The Williams Companies, Inc., as Sponsor, in favor of Piceance Production Holdings LLC, Plowshare Investors LLC, and other Indemnified Persons listed in the agreement, as amended. Notwithstanding anything herein to the contrary, for purposes of
Section 2.3(b) of this Agreement, the outstanding amount of this Progeny Facility shall equal the outstanding Contributed Capital of the Class B Preferred Member (each as defined in the PPH Company Agreement) plus the accrued and unpaid Class B Priority Return (as defined in the PPH Company Agreement) plus all other amounts then due and payable to the Class B Preferred Member.

Amended and Restated LLC Loan Agreement, dated as of June 9, 2000, among Millennium Energy Fund, L.L.C. and MEF Production Payment Trust, as amended, the Amended and Restated Notes Credit Agreement dated as of June 9, 2000 among MEF Production Payment Trust as the Borrower, certain financial institutions, Credit Lyonnais as Syndication Agent, and Bank of Montreal, as Agent, and the Transaction Documents (as defined therein) related thereto.

Outstanding letters of credit as of July 31, 2002 (as set forth on Schedule
XIII) to the extent they have not been fully cash collateralized.

All documents, instruments, agreements, certificates and notices at any time executed and/or delivered in connection with any of the foregoing.

                                  SCHEDULE XII

                               POST-CLOSING ITEMS

          1. Consents. The Borrower shall use its best efforts to obtain those third party consents that have been identified by the Borrower (pursuant to a written schedule delivered in connection with the execution of this Agreement) as necessary in connection with the execution, delivery, filing and performance of certain Mortgages.

          2. Legal Opinions. The Agent shall have received, with a counterpart for each Issuing Bank, the executed legal opinions of local counsel to the Agents in such states as requested by Agent which such legal opinions shall cover such matters incident to the perfection of the Liens and the other transactions contemplated by this Agreement as the Agent may reasonably require. TO BE DELIVERED 30 DAYS AFTER THE REQUEST THEREFOR BY THE AGENT.

          3. Actions to Perfect Liens. The Agent shall have received properly completed and executed financing statements (or other similar documents), including, without limitation, duly executed financing statements on form UCC-1, necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created by the Security Documents, and the Collateral Agent shall be reasonably satisfied that, other than filing such financing statements and other similar documents and the Mortgages, no other filings, recordings, registrations or other actions are necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created by the Security Documents. TO BE COMPLETED 15 DAYS AFTER THE REQUEST THEREFOR BY THE AGENT.

          4. Surveys. At the request of the Agent, the Agent shall have received boundary line surveys of (i) the property leased by the Borrower and the Midstream Subsidiaries located in the States of Alaska, Arkansas, Colorado, New Mexico, Tennessee and Wyoming, and (ii) the real property owned by Borrower and the Midstream Subsidiaries located in the States of Alaska, Arkansas, Colorado, New Mexico, Tennessee and Wyoming, other than the Gathering Systems which boundary line surveys shall in each case be (A) dated a date reasonably close to the date of this Agreement (as determined by the Agent), (B) prepared by an independent professional licensed land surveyor reasonably satisfactory to the Agent, (C) prepared in a manner reasonably acceptable to the Agent and (D) shall reflect that the buildings, structures and other improvements necessary for the ownership and operation of the processing plants purported to be located on the property surveyed do not protrude on any adjoining property nor do any improvements located on land adjacent to the property surveyed encroach upon the property surveyed, which encroachments or protrusions in either case could reasonably be expected to adversely affect the ability of the Borrower or the Midstream Subsidiaries to own, maintain, operate or sell the property surveyed and/or the improvements located thereon. The Agent shall have received a certificate of an authorized officer of the Borrower certifying said boundary line surveys are true and correct as of the date of this Agreement. TO BE COMPLETED 60 DAYS AFTER REQUEST BY THE AGENT THEREFOR.

          5. Flood Insurance. If requested by the Agent, the Agent shall have received a policy of flood insurance in form and substance satisfactory to the Agent. TO BE COMPLETED 60 DAYS AFTER REQUEST BY THE AGENT THEREFOR.

          6. Copies of Documents. If requested by the Agent, the Agent shall have received a copy, certified by such parties as the Agent may deem appropriate, of any document burdening the property covered by any Mortgage. TO BE COMPLETED 30 DAYS AFTER REQUEST BY THE AGENT THEREFOR.

          7. Lien Searches. The Agent shall have received the results of recent lien searches by Persons reasonably satisfactory to the Agent, in each of the jurisdictions and offices where assets of the Borrower or any of the Midstream Subsidiaries are located or recorded, and such searches shall reveal no Liens on any assets of the Borrower or any such Subsidiary, except for (i) Liens permitted by this Agreement and (ii) Liens to be released or assigned to the Agent, for the ratable benefit of the Banks, on the date of this Agreement in connection with the execution, delivery and performance of the Credit Documents. TO BE COMPLETED ON OR BEFORE NOVEMBER 15, 2002.

          8. Insurance. The Agent shall have received (i) copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by this Agreement and the applicable provisions of the Security Documents, each of which policies shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Collateral Agent and (ii) confirmation from such insurance broker that the scope and amount of coverage maintained by the Borrower and its Subsidiaries are comparable to the scope and amount of the insurance maintained by other companies of similar size in the same industry and general location. TO BE COMPLETED ON OR BEFORE NOVEMBER 15, 2002.

          9. Environmental Reports. If requested by the Agent, the Agent shall have received environmental assessment reports from E.vironment, Inc. with respect to processing, refining and other facilities and other parcels of real property owned or leased by the Borrower and the Midstream Subsidiaries, and the Issuing Banks shall be reasonably satisfied with the potential environmental liabilities to which the Borrower and its Subsidiaries may be subject based on such reports. TO BE COMPLETED 60 DAYS AFTER THE REQUEST THEREFOR BY THE AGENT.

          10. Title Vested in Borrower. The Agent and the Issuing Banks shall be reasonably satisfied that all filings and other actions required to be taken or made in order to vest title to all of the Properties of the Borrower and the Midstream Subsidiaries shall have been taken or made and are in full force and effect. TO BE COMPLETED 60 DAYS AFTER THE REQUEST THEREFOR BY THE AGENT.

          11. Mortgages. The Borrower shall deliver to the Collateral Agent, within fifteen Business Days of the delivery of any Mortgage to the Borrower (or, with respect to Mortgages to be filed in Kansas, as promptly as possible using its best efforts), evidence of such recordings and filings as may be necessary, in the opinion of the Collateral Agent, to perfect the Liens created by such Mortgage. Upon the request of Collateral Agent, the Borrower shall provide all assistance as may be necessary in connection with the preparation of the Mortgages.

          12. Consents to the Pledging of Excluded Equity Interest. The Borrower shall use its best efforts to obtain all third party consents necessary to pledge the Excluded Equity Interests (other than the Equity Interest in the Restricted Midstream Subsidiaries and the Equity Interest of MLP held by NewGP) pursuant to the Pledge Agreement. TO BE REQUESTED WITHIN 30 DAYS AFTER THE DATE OF THIS AGREEMENT AND TO BE PURSUED DILIGENTLY THEREAFTER.

          13. Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          14. Additional Legal Opinions. The Agent shall have received, with a counterpart for each Issuing Bank under the L/C Agreement, executed legal opinions which confirm that the Mortgages and deeds of trust filed with respect to the Collateral shall continue to constitute valid, enforceable, and duly recorded liens on the real property following the amendment and restatement of the Existing Credit Agreement and of the Multiyear Williams Agreement, securing the obligations of such agreements as amended. To the extent that any supplemental deed of trust or mortgage filings are required in connection with the above described legal opinions, the Agent shall have received evidence of such recordings and filings as may be necessary, in the opinion of the Collateral Agent, to ensure the continued perfection of the Liens created by any such Mortgage. IN EACH CASE, TO BE COMPLETED 30 DAYS AFTER THE DATE OF THIS AGREEMENT.

          15. Approvals of and Consents to Assignments. In connection with the termination of (a) the Amended and Restated Guarantee, dated as of July 25, 2000, issued by TWC for the benefit of The Commonwealth Plan, Inc. and CBL Capital Corporation, as amended, (b) the Lease Agreement, dated as of December 29, 1995, between The Commonwealth Plan, Inc., as Lessor, and WFS - Pipeline Company, as Lessee, and (c) the Lease Agreement, dated as of December 29, 1995, between CBL Capital Corporation, as Lessor, and WFS - Offshore Gathering Company, as Lessee, TWC and either WFS - Offshore

Gathering Company or WFS - Pipeline Company, as applicable, shall use their best efforts to obtain (i) the approval of the United States Department of the Interior, Minerals Management Service to the assignment of certain easements to WFS - Offshore Gathering Company by CBL Capital Corporation and (ii) the consents of third parties necessary to the assignments of any leases and/or easements by CBL Capital Corporation to WFS - Offshore Gathering Company or by The Commonwealth Plan, Inc. to WFS - Pipeline Company. TO BE COMPLETED ONE YEAR AFTER THE DATE OF THIS AGREEMENT.

                                  SCHEDULE XIII

                          OUTSTANDING LETTERS OF CREDIT

                                  SCHEDULE XIV

                             PERMITTED DISPOSITIONS


1.   Apco Argentina

     o    Apco Argentina, Inc.

     o    Apco Properties Ltd. (100%)

     o Petrolera Perez Companc S.A. (33.6%- Currently in process of purchasing an additional 5.5%)

2.   Energy International

     o    Energy International Corporation (owns "Gas to Liquids" technology).

3.   Discovery

     o Williams Energy, L.L.C. owns a 50% interest in Discovery Producer Services LLC (unregulated) which in turn is the sole member of Discovery Gas Transmission LLC (regulated).

4.   Southern Ute  (Collateral)

     o Williams Field Services Company's interest in natural gas pipeline gathering systems totaling approximately 91 miles of pipeline in La Plata County, Colorado, together with all associated real property interests, shipper contracts, and governmental permits, licenses, orders, approvals, certificates of occupancy and other authorizations.

5.   Dry Trail CO2 Recovery Plant  (Collateral)

     o Williams Field Services Company owns and operates a 50 MMcfd CO2 recovery plant in Texas County, Oklahoma located on 26 acres near the town of Hough, Oklahoma to remove and recycle CO2 at ExxonMobil's Postle field enhanced oil recovery project.

6.   Aux Sable and Alliance Canada Marketing L.P.

     o Williams Alliance Canada Marketing Inc. has a 14.604% interest in Alliance Canada Marketing Ltd. which owns a 1% interest in and is the general partner of Alliance Canada Marketing L.P. (the "Alliance LP"). Williams Alliance Canada Marketing Inc. also owns a 14.604% limited partnership interest in the remaining 99% of the Alliance LP.

     o Williams Natural Gas Liquids Canada, Inc. has a 14.604% interest in Aux Sable Canada Ltd. which owns a 1% interest in and is the general partner of Aux Sable Canada LP (the "Canada LP"). Williams Natural Gas Liquids Canada, Inc. also owns a 14.604% limited partnership interest in the remaining 99% of the Canada LP.

     o Williams Natural Gas Liquids, Inc. has a 14.604% interest in Aux Sable Liquid Products Inc. which owns a 1% interest in and is the managing general partner of Aux Sable Liquid Products LP (the "Liquid LP"). Williams Natural Gas Liquids, Inc. also owns a 14.604% limited partnership interest in the remaining 99% of the Liquid LP.

7.   Deepwater

     o    Devil's Tower

          The Devil's Tower floating production facility currently under construction that will be located on block 773 of Mississippi Canyon. The oil and gas export pipelines attached to the Devil's Tower Spar known as Canyon Chief and Mountaineer and associated pumps, compressors, platforms and other equipment.

     o    Gunnison

          The oil pipeline known as the Alpine Pipeline that begins at the Gunnison discovery and terminates at the platform located at GA 244.

     o    Canyon Station

          The Canyon Station fixed leg platform located at Main Pass block 261 which processes oil and gas production from deepwater wells located in Mississippi Canyon.

     o    Equity of the Deepwater JV.

     o Collectively, the property referred to in this Item 8; shall be referred to as the "Deepwater Assets"; provided that, for clarification, such assets are not subject to the Deepwater Transactions so long as such Deepwater Transactions are in full force and effect.


8.   Gulf Liquids

     o Gulf Liquids New River Project, LLC and its assets. Gulf Liquids New River Project, LLC is 90% owned by Gulf Liquids Holdings, LLC, which is 100% owned by EM&T.

9.   EM&T  (Collateral)

     o    Equity Interest in Williams Energy Marketing & Trading Company.

10.  Worthington Generation, L.L.C.  (Collateral)

     o    Equity Interests and assets of Worthington Generation, L.L.C.

11.  Williams Generation Company-Hazelton  (Collateral)

     o    Equity Interests and assets of Williams Generation Company-Hazelton.

12.  Williams Energy (Canada), Inc. and its Subsidiaries

     o Equity Interests and assets of William Energy (Canada), Inc. and its Subsidiaries.

13. Those certain gathering and related assets owned by Goebel Gathering Company, L.L.C. and WFS Gathering Company, L.L.C. subject to purchase and sale agreements with Enbridge Pipelines (Texas Gathering) Inc. dated October 10, 2001 for a purchase price of approximately $9,000,000. (Collateral)

14. Property received from any sale, transfer or other disposition of Collateral made pursuant to Section 5.2(e). (Collateral)

15.  Mapco Office Building. (Collateral)

16. For the avoidance of doubt, the disposition or redemption of the Class B Units in MLP shall not be a Permitted Disposition.

17. Interests in joint development arrangements existing on July 31, 2002 by Williams Energy Marketing & Trading Company, which are transferred as a result of Williams Energy Marketing & Trading Company's decision not to continue funding.

                                   SCHEDULE XV
                            ADDITIONAL PUBLIC FILING


1. Consolidated Amended Complaint, In Re Williams Securities Litigation, Case No. 02-CV-72-H(M) in the United States District Court for the Northern District of Oklahoma.

                                  SCHEDULE XVI

                                  STORAGE LEASE

On July 18, 2001 Williams Midstream Natural Gas Liquids, Inc. ("WMNGL"), as sublessor, and Liberty Gas Storage LLC ("Liberty"), as sublessee, entered into a sublease agreement whereby, upon satisfaction of certain conditions precedent by the sublessee, WMNGL would sublease certain sulphur mines located in Calcasieu, Louisiana to Liberty for the development of natural gas storage facilities.

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

          This Subordination, Non-Disturbance and Attornment Agreement (this "Agreement"), is dated as of ____________ , 2002, by and between LIBERTY GAS STORAGE PARTNERS, L.P., a Delaware limited partnership ("Liberty"), and CITIBANK, N.A., as collateral agent (the "Agent") for certain lenders (the "Lenders") described below.


                                    RECITALS

          A. WHEREAS, Liberty is the sublessee (by assignment from Liberty Gas Storage LLC, a Delaware limited liability company) under the Sublease Agreement dated July 18, 2001 (the "Sublease"), with WILLIAMS MIDSTREAM NATURAL GAS LIQUIDS, INC., a Delaware corporation ("Williams"), as sublessor. The Sublease covers a portion of certain lands, including pipeline corridors and access rights of way, as well as certain salt caverns located thereon and associated equipment, insofar and only insofar as same affect the following described property situated in the Parish of Calcasieu, Louisiana:

          [Part of Sections 17, 20, 29, 32, Township 9 South, Range 10 West, and more particularly described on Exhibit A-1, and shown on Exhibit A-5 attached hereto and made a part hereof.] [verify]

The term "Liberty Leased Assets" shall mean such property subleased by Williams to Liberty, as described and defined in the Sublease.

          B. The subleasehold estate created by the Sublease is a portion of the leasehold estate created by the Lease Agreement dated January 1, 1991 (the "Burlington Lease") between Union Texas Petroleum Corporation and Union Texas Products Corporation, recorded in Conveyance Book 2235, page 260, under Clerk's File No. 2085889, in Calcasieu Parish, Louisiana. By various intermediate conveyances, the current lessor under the Burlington Lease is Burlington Resources Corporation [verify] and the current lessee under the Burlington Lease is Williams.

          C. Williams has granted a mortgage dated __________, 2002 (the "Mortgage") recorded in Mortgage Book ___ , Page ___ , under Clerk File No. ___ , in Calcasieu Parish, Louisiana, encumbering the leasehold estate and other rights of Williams under the Burlington Lease to the Agent, for the benefit of the Lenders from time to time parties ______________________ [INSERT description of loan].

          D. WHEREAS, Liberty has requested that the Agent agree not to disturb Liberty's possessory rights in the Liberty Leased Assets in the event the Agent should foreclose on the Mortgage, provided the Sublease is then in full force and effect and provided further that Liberty attorns to the Agent or the purchaser at any foreclosure sale of the leasehold estate under the Burlington Lease.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing, Liberty and Agent hereby agree as follows:

          Section 1. Subordination. Subject to the express terms of this Agreement, Liberty agrees that the Sublease, as the same may be modified, amended or extended, and the subleasehold estate created thereby, and all of the rights, remedies and options of Liberty thereunder, are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and the lien thereof, and to all rights of Agent thereunder, including, without limitation, all renewals, increases, modifications, consolidations and extensions thereof.

          Section 2. Non-Disturbance. Agent agrees that if any action or proceeding is commenced by Agent for the foreclosure of the Mortgage and the seizure and sale of the Liberty Leased Assets as part of the leasehold estate under the Burlington Lease, or if Agent acquires the Liberty Leased Assets, whether through foreclosure or deed in lieu of foreclosure (or dation en paiement), Agent shall maintain Liberty in possession under the terms of the Sublease, provided that at such time the Sublease shall be in full force and effect and shall not have expired or been terminated.

          Section 3. Attornment. Liberty agrees that if the Agent, any of the Lenders or a purchaser at a sheriff's sale (each a "Transferee") shall become the owner of the Liberty Leased Assets by reason of the foreclosure of the Mortgage or the acceptance of a deed in lieu of foreclosure (or dation en paiement) (a "Transfer Event"), and provided that at such time the Sublease shall be in full force and effect and shall not have expired or been terminated, the Sublease shall not be terminated or affected thereby, but shall continue in full force and effect as a direct sublease between Liberty and such Transferee upon all the terms, covenants and conditions set forth in the Sublease. Upon such a Transfer Event, Liberty agrees to attorn to such Transferee as sublessor under the Sublease, and to be bound by and perform all of the obligations imposed by the Sublease on the sublessee thereunder. Also, upon such a Transfer Event, the Transferee will be bound by all of the obligations imposed by the Sublease on the sublessor; provided, however, that such Transferee shall not be:
(i) liable for any act or omission of Williams, provided that the foregoing shall not be deemed to relieve such Transferee from the obligation to perform any obligation of the sublessor under the Sublease which obligation (a) remains unperformed at the time that such Transferee succeeds to the interest of sublessor under the Sublease and (b) is made known to Transferee and Transferee is provided notice and given the same opportunity to cure as afforded Williams under the Sublease; or (ii) bound by any rent which Liberty might have paid under the Sublease for more than one month in advance, unless actually received by such Transferee; or (iii) bound by any amendment or modification of the Sublease that could have a material adverse affect on Agent's rights as a secured party; or (iv) subject to any offsets or defenses that Liberty might have against Williams (or any prior sublessor, if applicable) unless Transferee has been given written notice thereof and the same opportunity to cure as afforded Williams under the Sublease.

          Section 4. Covenants of Liberty. Liberty covenants and agrees that contemporaneously with any written notice sent by Liberty to Williams of a default by Williams under the Sublease, Liberty shall contemporaneously send a copy of such default notice to the Agent.

          Section 5. Disclaimer by Agent. Notwithstanding any of the provisions hereof, Agent shall have no obligation in favor of Liberty to perform any term, covenant or condition contained in the Sublease, unless and until Agent acquires ownership of the Liberty Leased Assets through foreclosure, deed in lieu of foreclosure (or dation en paiement) or otherwise.

          Section 6. New Lease. Upon the written request of either Liberty or a Transferee to the other given within thirty (30) days after any Transfer Event, Liberty and such Transferee shall execute a new sublease of the Liberty Leased Assets upon the same terms and conditions as the Sublease, which new sublease shall cover any unexpired term of the Sublease existing prior to such Transfer Event.

          Section 7. Notices. Any notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly dispatched if delivered in person, sent by a nationally recognized overnight courier (fee prepaid), mailed by certified mail (postage prepaid return receipt requested), or transmitted by telecopier to the address as set forth below. The following are the addresses of the parties:

          LIBERTY:

                    Liberty Gas Storage Partners, L.P.
                    2929 BriarPark, Suite 140
                    Houston, Texas 77042
                    Attention: ____________________
                    Facsimile: (713) 781-4966

                    AGENT:
                    Citibank, N. A.
                    Collateral Trustee
                    111 Wall Street
                    New York, New York 10043
                    telecopier number: (212) 657-3862
                    Attention: Edward Morelli


                    with a copy to:
                    Citicorp North America, Inc.,
                    1200 Smith Street, Suite 2000
                    Houston, Texas 77002
                    telecopier number: (713) 654-2849)
                    Attention: The Williams Companies, Inc. Account Officer


          Section 8. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, EXCLUDING THE LOUISIANA LAW OF CONFLICTS.

          Section 10. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 11. Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Executed by the duly authorized representatives of Liberty and the Agent as of the date hereinabove first written.

                                        LIBERTY GAS STORAGE


                                        By:
                                            -----------------------------------'
                                            Its:
                                                 -------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------



                                        CITIBANK, as Collateral Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

STATE OF TEXAS
COUNTY OF __________


          BEFORE ME, the undersigned Notary Public duly commissioned qualified and sworn within and for the State and County written above, personally came and appeared _________________________, to me personally known, and who being by me duly sworn, did say that he is the authorized _____________________________ of __________________________, the _____________________ of LIBERTY GAS STORAGE
______________________, whose name is subscribed to the foregoing Subordination, Non-Disturbance and Attornment Agreement, and that he executed the foregoing Subordination, Non-Disturbance and Attornment Agreement by authority of said company's __________________ on behalf of said company as its free act and deed.

               THUS DONE AND SIGNED before me and the two undersigned witnesses in the County and State aforesaid, on this ___ day of [___________], 2002. Witness my hand and official seal.

WITNESSES:


-------------------------------------      -------------------------------------
Name:                                      Name:
     --------------------------------           --------------------------------


-------------------------------------
Name:
     --------------------------------


                                           -------------------------------------
                                                      NOTARY PUBLIC


                                           Seal
                                           My Commission expires:

STATE OF NEW YORK
COUNTY OF NEW YORK


          BEFORE ME, the undersigned Notary Public duly commissioned qualified and sworn within and for the State and County written above, personally came and appeared _______________, to me personally known, and who being by me duly sworn, did say that he is the authorized ____________ of CITIBANK, N.A., as Collateral Agent, whose name is subscribed to the foregoing Subordination, Non-Disturbance and Attornment Agreement, and that he executed the foregoing Subordination, Non-Disturbance and Attornment Agreement by authority of said company's __________________ on behalf of said company as its free act and deed. THUS DONE AND SIGNED before me and the two undersigned witnesses in the County and State aforesaid, on this ___ day of [___________], 2002. Witness my hand and official seal.

WITNESSES:


-------------------------------------      -------------------------------------
Name:                                      Name:
     --------------------------------           --------------------------------


-------------------------------------
Name:
     --------------------------------


                                           -------------------------------------
                                                      NOTARY PUBLIC


                                           Seal
                                           My Commission expires:

                                   EXHIBIT A-1
                    [Attach legal description from Sublease]

                                                                       EXHIBIT A
                                                                              TO
                                                                CREDIT AGREEMENT

                         OPINION OF WILLIAM G. VON GLAHN

                                                                     EXHIBIT B-1
                                                                              TO
                                                                CREDIT AGREEMENT

                           OPINION OF NEW YORK COUNSEL
                                (ENFORCEABILITY)

                                                                     EXHIBIT B-2
                                                                              TO
                                                                CREDIT AGREEMENT

                           OPINION OF NEW YORK COUNSEL
                                  (PERFECTION)

                                                                       EXHIBIT C
                                                                              TO
                                                                CREDIT AGREEMENT

               EXISTING LOANS AND INVESTMENTS IN WCG SUBSIDIARIES

                                TWC CONTINUING CONTRACTS TO WHICH WCG IS A PARTY

                      AGREEMENT                                 DATE                    PARTIES
                      ---------                                 ----                    -------
Amended and Restated Administrative Services Agreement
but excluding all Service Level Agreements included therein
other than those listed below

     Amended and Restated Administrative Services Agreement
     - Cafeteria Card (SLA No. ASF-11)

     Amended and Restated Administrative Services Agreement
     - Catering Services (SLA No. ASF-3)                        23-Apr-01               TWC and WCG

     Amended and Restated Administrative Services Agreement
     - Data Center Floor Space (SLA No. IT-23)

     Amended and Restated Administrative Services Agreement
     - Security System Administration (SLA No. ASR-2)

     Amended and Restated Administrative Services Agreement
     - Telecommunications Support (PBX) (SLA No. IT-19)

     Amended and Restated Administrative Services Agreement
     - Warren Clinic (SLA No. HR-17)

     Amended and Restated Administrative Services Agreement
     - Records Management (Revised) (SLA No. ASF-9)

Amended and Restated Confidentiality and Nondisclosure
Agreement                                                       1-Feb-02                TWC and WCG

Amended and Restated Cross-License Agreement                    23-Apr-01               TWC and WCG

Amended and Restated Employee Benefits Agreement                23-Apr-01               TWC and WCG

Amended and Restated Separation Agreement                       23-Apr-01               TWC and WCG

Amendment of State of Oklahoma OIC Agreement                    23-Apr-01               TWC and WCG

ITWill Assignment and Assumption Agreement                      23-Apr-01               TWC and WCG

Mutual Waiver, dated April 23, 2001                             23-Apr-01               TWC and WCG

Professional Services Agreement                                 23-Apr-01               TWC, WCG, The Feinberg Group, LLP

Relocation Services Agreement                                   2-Jan-02                Williams Relocation Management, Inc.
                                                                                        (a TWC subsidiary) and WCG

Restructuring Support Agreement                                 23-Feb-02               TWC and WCG

Shareholder Agreement                                           23-Apr-01               TWC and WCG

Trademark License Agreement                                     23-Apr-01               TWC and WCG

Guaranty Indemnification                                        26-Jul-02               TWC and WCG Agreement

All agreements and exhibits related to or incorporated by the foregoing that were entered into to implement the transactions contemplated thereby, e.g. Assignment and Assumption Agreements, Bills of Sale.

                                      TWC CONTINUING CONTRACTS TO WHICH WCG IS A PARTY

                      AGREEMENT                                 DATE                    PARTIES
                      ---------                                 ----                    -------
Agreement of Purchase and Sale and Construction                 26-Feb-01 (as amended   Williams Headquarters
Completion                                                      13-Mar-01, 13-Apr-01,   Building Company and WCL
                                                                13-Sep-01, 30-Apr-02)


Agreement to Terminate Aircraft Dry Lease - N352WC              27-Mar-02               Williams Aircraft Leasing, LLC
                                                                                        (a TWC subsidiary) and WCL

Aircraft Dry Lease - N358WC                                     13-Sep-01               Williams Communications Aircraft,
                                                                                        LLC (a TWC subsidiary) and WCL

Aircraft Dry Lease - N359WC                                     13-Sep-01               Williams Communications Aircraft,
                                                                                        LLC (a TWC subsidiary) and WCL

Bank of Oklahoma Tower Use Agreement                            23-Apr-01               Williams Headquarters Building
                                                                                        Company and WCL

Central Plant Lease Agreement                                   23-Apr-01 (as amended   Williams Headquarters Building
                                                                13-Sep-01)              Company and Williams Technology
                                                                                        Center, LLC (a WCL subsidiary)

Construction, Operating and Maintenance Agreement               1-Jan-97 (as amended    Transcontinental Gas Pipe Line
                                                                19-Feb-99)              Corporation (a TWC subsidiary)
                                                                                        and WCL

Consulting Services Agreement                                   29-Oct-01               Williams Pipe Line Company
                                                                                        (a TWC subsidiary) and WCL

Co-Occupancy Agreement                                          18-Feb-99               Northwest Pipeline Corporation
                                                                                        (a TWC subsidiary) and WCL

Co-Occupancy Agreement                                          22-Feb-99               Williams Gas Pipelines Central, Inc.
                                                                                        (a TWC subsidiary) and WCL


Co-Occupancy Agreement                                          1-May-00                Williams Pipe Line Company
                                                                                        (a TWC subsidiary) and WCL

Co-Occupancy Agreement                                          5-Mar-99 (as amended    Mid-America Pipeline Company
                                                                23-Apr-01)              (a TWC subsidiary) and WCL


Co-Occupancy Agreement                                          5-Mar-99 (as amended    Williams Field Services Company
                                                                23-Apr-01)              (a TWC subsidiary) and WCL

Dark Fiber IRU Agreement                                        26-Feb-01               Transcontinental Gas Pipe Line
                                                                                        Corporation (a TWC Subsidiary)
                                                                                        and WCL

Fairfax Terminal Station Site Lease                             26-Aug-96               Williams Pipe Line Company
                                                                                        (a TWC subsidiary) and WCL

First Amendment to Level 3 Sublease Agreement                   1-Jan-99 (as amended    TWC and WCL
                                                                31-Dec-00 and assigned
                                                                23-Apr-01)

                      AGREEMENT                                 DATE                    PARTIES
                      ---------                                 ----                    -------
Lease Agreement                                                 1-Jan-97                Williams Natural Gas Company (a TWC
                                                                                        subsidiary now known as Williams Gas
                                                                                        Pipelines Central, Inc.) and WCL

Lease Agreement                                                 1-Sep-95                Transcontinental Gas Pipe Line
                                                                                        Corporation (a TWC subsidiary) and WCL

Lease Agreement                                                 1-Mar-97                Texas Gas Transmission Corporation
                                                                                        and WCL

Management Services Agreement                                   23-Apr-01 (as amended   Williams Headquarters Building Company
                                                                13-Sep-01)              and Williams Technology Center, LLC
                                                                                        (a WCL subsidiary)

Master Agreement                                                23-Feb-99 (as amended   Williams Pipe Line Company
                                                                23-Apr-01)              (a TWC subsidiary) and WCL

Nondisclosure Agreement                                         29-Oct-01               TWC and WCL

Northwest Plaza Level Amended and Restated Lease                1-Jan-99 (as amended    Original Amended and Restated Lease
Agreement                                                       31-Dec-00)              Agreement between Williams Headquarters
                                                                                        Building Company, Landlord, and WCL,
                                                                                        Tenant; amendment between TWC,
                                                                                        Sublessor, and WCG, Sublessee

Operation, Maintenance and Repair Agreement                     19-Feb-99 (as amended   Mid-America Pipeline Company, Northwest
                                                                31-Aug-99)              Pipeline Corporation, Texas Gas
                                                                                        Transmission Corporation,
                                                                                        Transcontinental Gas Pipe Line
                                                                                        Corporation, Williams Field Services
                                                                                        Company, Williams Gas Pipelines Central,
                                                                                        Inc. and Williams Pipe Line Company and
                                                                                        WCL

Partial Assignment and Assumption Agreement                     26-Feb-01               Williams Headquarters Building Company
                                                                                        and Williams Technology Center, LLC
                                                                                        (a WCL subsidiary)

Sale Agreement                                                  14-Feb-97               Williams Pipe Line Company
                                                                                        (a TWC subsidiary) and WCL

Southwest Plaza Level Amended and Restated Lease                1-Jan-99                Williams Headquarters Building Company
Agreement                                                                               and WCL

Sublease Agreement                                              1-May-00                Williams Pipe Line Company (a TWC
                                                                                        subsidiary) and WCG; WCG assigned its
                                                                                        rights to WCL on 2-Apr-02

Technical Services Agreement                                    1998                    Spectrum Network Systems Limited (now
                                                                                        known as PowerTel Limited, a 45% WCG
                                                                                        subsidiary) and Williams International
                                                                                        Services Company (a TWC subsidiary)

Teleport Services Agreement                                     9-Oct-01                Williams Energy Marketing & Trading co.
                                                                                        (a TWC subsidiary) and WCL

The Depot Amended and Restated Lease Agreement                  1-Jan-99 (as amended    Williams Headquarters Building Company
                                                                31-Dec-00 and assigned  and WCL
                                                                23-Apr-01)

TWC Corporate Guarantee                                         23-Apr-01               TWC guaranteed a TWC subsidiary in favor
                                                                                        of a WCL subsidiary

TWC Corporate Guarantee                                         23-Apr-01               TWC guaranteed a TWC subsidiary in favor
                                                                                        of a WCL subsidiary

                      AGREEMENT                                 DATE                    PARTIES
                      ---------                                 ----                    -------
TWC Guaranty                                                    23-Apr-01               TWC guaranteed a TWC subsidiary in favor
                                                                                        of a WCL subsidiary

User Agreement for Pipe                                         5-Mar-99 (as amended    Williams Pipe Line Company
                                                                23-Apr-01)              (a TWC subsidiary) and WCL

Utility Service Agreement                                       23-Apr-01 (as amended   Williams Headquarters Building Company
                                                                13-Sep-01)              and Williams Technology Center, LLC
                                                                                        (a WCL subsidiary)

Web Hosting and Streaming Services Agreement                    2-Oct-00                Williams Energy Services, Inc.
                                                                                        (a TWC subsidiary) and WCL

Weld County Sublease Agreement                                  19-Apr-96               Williams Natural Gas Company
                                                                                        (a TWC subsidiary) and WCL

Declaration of Reciprocal Easements (as amended)                15-Oct-02               Williams Headquarters Building Company
                                                                                        and Williams Technology Center, LLC

Membership Unit Purchase Agreement                              15-Oct-02               Williams Aircraft, Inc. and Williams
                                                                                        Communications, LLC

Real Estate Purchase Agreement                                  15-Jul-02               Williams Headquarters Building Company,
                                                                                        Williams Technology Center, LLC,
                                                                                        Williams Communications, LLC, Williams
                                                                                        Communications Group, Inc. and Williams
                                                                                        Aircraft Leasing, LLC

Reaffirmation and Cancellation Agreement                        15-Oct-02               TWC, WCG and its Subsidiaries


All agreement and exhibits related to or incorporated by the foregoing that were entered into to implement the transactions contemplated thereby, e.g. Assignment and Assumption Agreements, Bills of Sale.

                                                                       EXHIBIT D
                                                                              TO
                                                                CREDIT AGREEMENT

                           FORM OF TRANSFER AGREEMENT

                             Dated __________, 20__


          Reference is made to the Amended and Restated Credit Agreement, dated as of October 31, 2002 (such Credit Agreement, as amended or otherwise modified from time to time, being herein referred to as the "Credit Agreement"), among The Williams Companies, Inc., as Borrower, Citicorp USA, Inc., as Agent and Collateral Agent for the Banks, Bank of America N.A., as Syndication Agent, the Banks and Issuing Banks parties thereto and Salomon Smith Barney Inc., as Arranger. Terms defined in the Credit Agreement are used herein with the same meaning.

          _________________________ (the "Assignor") and __________________ (the
"Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents executed in connection therewith as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's and Assignor's respective Letter of Credit Commitments and LC Participation Percentage will be as set forth in Schedule 1.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the other Credit Documents or other instrument or document furnished pursuant thereto or in connection therewith, the perfection, existence, sufficiency or value of any Collateral, guaranty or insurance or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its respective obligations under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant thereto or in connection therewith.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
     Section 4.1(e) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Collateral Agent, any Issuing Bank, the Assignor, the Collateral Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any other Credit Document, or any other instrument or document; (iii) confirms that it is an Eligible Assignee;
     (iv) appoints and authorizes each of the Agent and the Collateral Agent, respectively, to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof.

          4. Following the execution of this Transfer Agreement by the Assignor and the Assignee, this Transfer Agreement will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Transfer Agreement (the "Effective Date") shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Transfer Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and
     (ii) the Assignor shall, to the extent provided in this Transfer Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and under the other Credit Documents.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the other instruments or documents furnished pursuant thereto or in connection therewith in respect of the interest assigned hereby (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other instruments or documents furnished pursuant thereto or in connection therewith for periods prior to the Effective Date directly between themselves.

          7. This Transfer Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Transfer Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Transfer Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Transfer Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                   Schedule 1
                                       to
                               Transfer Agreement

Section 1.
---------
LC Participation Percentage interest assigned:                                   ____________%
Assignee's LC Participation Percentage interest before giving effect to this
Transfer Agreement:                                                              ____________%
Assignee's LC Participation Percentage interest after giving effect to this
Transfer Agreement:                                                              ____________%
Assignor's remaining LC Participation Percentage interest after
giving effect to this Transfer Agreement:                                        ____________%


Section 2.
---------
U.S. Dollar L/C Commitment interest assigned:                                    $____________
Assignee's U.S. Dollar L/C Commitment before giving effect
to this Transfer Agreement:                                                      $____________
Assignee's U.S. Dollar L/C Commitment after giving effect to this
Transfer Agreement:                                                              $____________
Assignor's remaining U.S. Dollar L/C Commitment after
giving effect to this Transfer Agreement:                                        $____________

Canadian Dollar L/C Commitment interest assigned:                                $____________
Assignee's Canadian Dollar L/C Commitment before giving effect
to this Transfer Agreement:                                                      $____________
Assignee's Canadian Dollar L/C Commitment after giving effect
to this Transfer Agreement:                                                      $____________
Assignor's remaining Canadian Dollar L/C Commitment after
giving effect to this Transfer Agreement:                                        $____________

Section 3.


Effective Date: _____________________, 20____


                                       [NAME OF ASSIGNOR], as Assignor


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Dated:


                                       [NAME OF ASSIGNEE], as Assignee


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Dated:

                                       Lending Office (and address for notices):

                                       [Address]


[Approved this ___ day of ______, _______


THE WILLIAMS COMPANIES, INC.


By:
    -------------------------------------
    Name:
    Title:]


[Approved this ___ day of ______, _______


[NAME OF [ISSUING BANK][BANK]], as [Issuing Bank][Bank]

By:
    -------------------------------------
    Name:
    Title:]


[Approved this ___ day of ______, _______

CITICORP USA, INC., as Agent

By:
    -------------------------------------
    Name:
    Title:]

                                                                       EXHIBIT E
                                                                              TO
                                                                CREDIT AGREEMENT

                       FORM OF NOTICE OF LETTER OF CREDIT


                                                                          [Date]



Citicorp USA, Inc., as Agent
for the Banks parties to the Credit
Agreement referred to below
399 Park Avenue
New York, New York 10043

          Attention:  Williams Account Officer

Ladies and Gentlemen:

The undersigned, The Williams Companies, Inc. (the "Borrower"), (a) refers to that certain Credit Agreement, dated as of October 31, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not defined herein being used herein as therein defined), among The Williams Companies, Inc., as Borrower, Citicorp USA, Inc., as Agent and Collateral Agent for the Banks, Bank of America N.A., as Syndication Agent, the Banks and Issuing Banks parties thereto and Salomon Smith Barney Inc., as Arranger; (b) hereby gives you notice, irrevocably, pursuant to Section 2.10 of the Credit Agreement that the undersigned hereby requests _____________ (the "Issuing Bank") to issue an irrevocable standby Letter of Credit as set forth below in such language as the Issuing Bank may deem appropriate and (c) in that connection sets forth below the information relating to such standby Letter of Credit (the "Standby Letter of Credit") as required by Section 2.10 of the Credit Agreement:

     (i) The Business Day upon which the Standby Letter of Credit will be issued is ______________, 20____ (the "Issuance Date").

     (ii)  The account party for the Standby Letter of Credit is the
           _____________.

     (iii) Attached hereto as Exhibit A are the proposed terms of the Standby Letter of Credit (including the beneficiary thereof and the nature of the transactions or obligations proposed to be supported thereby).

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Issuance Date:

     (a) the representations and warranties contained in Section 4.1 of the Credit Agreement and in each of the Security Documents are correct on and as of the

          Issuance Date, before and after the issuance of the Standby Letter of Credit, as though made on and as of such date;

     (b) no event has occurred and is continuing, or would result from the issuance of the Standby Letter of Credit, which constitutes a Default or Event of Default;

     (c) after giving effect to the Standby Letter of Credit and all Letters of Credit which have been requested on or prior to the date hereof but which have not been made or issued prior to the date hereof, the sum of the aggregate principal amount of all Letter of Credit Liabilities will not exceed the aggregate of the Letter of Credit Commitments; and

     (d) after giving effect to the Standby Letter of Credit and all Letters of Credit issued on or prior to the date hereof, the sum of the aggregate principal amount of all Letters of Credit issued by the Issuing Bank to which this issuance request is being made will not exceed the Letter of Credit Commitment of such Issuing Bank.

                                        Very truly yours,


                                        THE WILLIAMS COMPANIES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


cc:       Citicorp North America, Inc.
          1200 Smith Street, Suite 2000
          Houston, Texas 77002
          Attn: The Williams Companies, Inc.
                Account Officer

          [Issuing Bank]

                                                                       EXHIBIT F
                                                                              TO
                                                                CREDIT AGREEMENT

                           FORM OF SECURITY AGREEMENT

                                                                       EXHIBIT G
                                                                              TO
                                                                CREDIT AGREEMENT

                              FORM OF LLC GUARANTY

                                                                       EXHIBIT H
                                                                              TO
                                                                CREDIT AGREEMENT

                           FORM OF MIDSTREAM GUARANTY

                                                                       EXHIBIT I
                                                                              TO
                                                                CREDIT AGREEMENT


                            FORM OF PLEDGE AGREEMENT

                                                                       EXHIBIT J
                                                                              TO
                                                                CREDIT AGREEMENT

                            FORM OF HOLDINGS GUARANTY